Exhibit 10.1

CREDIT AGREEMENT

Dated as of September 29, 2021

by and among

OVERSEAS ST HOLDING LLC,

OSG ENDURANCE LLC,

OSG DELAWARE BAY LIGHTERING LLC,

TAGALAK ISLAND LLC,

MYKONOS TANKER LLC,

and

SANTORINI TANKER LLC,

as the Borrowers,

and

STONEBRIAR COMMERCIAL FINANCE LLC,

as Lender

TABLE OF CONTENTS

ARTICLE I. THE TERM LOAN

1.1	Amount and Terms of the Term Loan	1
1.2	Evidence of the Term Loan; Term Loan Note.	2
1.3	Interest.	2
1.4	Loan Account.	3
1.5	Optional Prepayments.	3
1.6	Mandatory Prepayments of Loans and Commitment Reductions.	3
1.7	Fees.	7
1.8	Payments by the Borrowers.	7

ARTICLE II. CONDITIONS PRECEDENT AND CONDITIONS SUBSEQUENT

2.1	Conditions Precedent to Extension of the Term Loan	8
2.2	Conditions Subsequent	12

ARTICLE III. REPRESENTATIONS AND WARRANTIES

3.1	Legal Existence and Power	14
3.2	Authorization of Borrowing; No Conflict as to Law or Agreements	14
3.3	Financial Condition	14
3.4	Labor Disputes; Acts of God	14
3.5	Litigation	14
3.6	No Defaults on Outstanding Judgments or Orders	15
3.7	Compliance with Laws and Regulations	15
3.8	Title to Properties	15
3.9	Adverse Fact	15
3.10	Liens	15
3.11	Accuracy of Information	15
3.12	Taxes	16
3.13	Other Agreements	16
3.14	Required Consents	16
3.15	Principal Place of Business	16
3.16	Environmental Matters	16
3.17	Stamp, Duty, Documentary and Withholding Taxes	16
3.18	No Exchange Approvals	16
3.19	No Sovereign Immunity	17
3.20	Legal Effect	17
3.21	Beneficial Ownership Certification	17
3.22	ERISA Compliance	17
3.23	Use of Proceeds; Margin Regulations	18
3.24	Solvency	18
3.25	Existing Charters	18

3.26	Patriot Act	18
3.27	Sanctions	18
3.28	MSP Operating Agreements	19
3.29	Rights to Payment under the MSP Operating Agreements	19
3.30	Entire Agreement with MarAd	19
3.31	Citizenship.	19
3.32	Concerning Vessels	19

ARTICLE IV. AFFIRMATIVE COVENANTS

4.1	Financial Statements; Other Information	20
4.2	Compliance with Laws and Regulations	21
4.3	Insurance	21
4.4	Preservation of Legal Existence	22
4.5	Inspections, Logs and Records	22
4.6	Maintenance of Properties, Etc	22
4.7	Maintenance of Records and Books of Account	22
4.8	Discharge of Indebtedness	23
4.9	Uninsured Loss	23
4.10	Litigation	23
4.11	Bonding and Compliance with ERISA	23
4.12	Additional Vessel Covenants	23
4.13	Use of Proceeds	27
4.14	Further Assurances	27
4.15	Environmental Matters	28
4.16	Financial Responsibility	28
4.17	Certificate of Documentation, Etc	28
4.18	Financial Covenants	29
4.19	Anti-Corruption Laws; Anti-Terrorism Laws, etc.	29
4.20	Most Favored Nations Provisions	29
4.21	Bank Secrecy Act, etc	30
4.22	Government Contracts	31
4.23	Citizenship	31
4.24	Vessel Endorsements	31
4.25	Taxes	31
4.26	Deposit Accounts; Securities Accounts	32

ARTICLE V. NEGATIVE COVENANTS

5.1	Sale, Transfer or other Disposition of Collateral	32
5.2	Indebtedness	33
5.3	Restrictions on Nature of Business, State of Formation	33
5.4	Liens and Encumbrances	33
5.5	Assignments	33
5.6	Maintenance of Single Purpose Entity Status	33
5.7	Fiscal Periods	35

5.8	Financing Statements	35
5.9	Sanctions	35
5.10	Anti-Corruption Laws; Anti-Terrorism Laws	35
5.11	Vessel Management	35
5.12	Vessels Delivered under the Charter	35
5.13	MSP Operating Agreements	36
5.14	Termination or Assignment of Existing Charters	36
5.15	Embargoed Person	36

ARTICLE VI. EVENTS OF DEFAULT

6.1	Events of Default	37
6.2	Rights and Remedies Upon Event of Default	41
6.3	Status Quo	42

ARTICLE VII.

7.1	Reserved.	42

ARTICLE VIII. MISCELLANEOUS

8.1	Amendments and Waivers	42
8.2	Notices.	42
8.3	No Waiver; Cumulative Remedies	42
8.4	Costs and Expenses	43
8.5	Indemnity.	43
8.6	Marshaling; Payments Set Aside	44
8.7	Successors and Assigns	44
8.8	Binding Effect; Assignment and Participations.	45
8.9	Non-Public Information; Confidentiality.	46
8.10	Set-off; Sharing of Payments	47
8.11	Counterparts; Facsimile Signature	48
8.12	Severability	48
8.13	Captions	48
8.14	Independence of Provisions	48
8.15	Interpretation	48
8.16	No Third Parties Benefited	48
8.17	Governing Law and Jurisdiction.	48
8.18	Waiver of Jury Trial	49
8.19	Entire Agreement; Release; Survival	50
8.20	Patriot Act	50
8.21	Reserved	50
8.22	Creditor-Debtor Relationship	51
8.23	Reserved	51
8.24	Grant of Security Interest by the Borrowers	51
8.25	Borrowers’ Guaranty of the Obligations.	52

ARTICLE IX. TAXES

9.1	Taxes.	52

ARTICLE X. DEFINITIONS

10.1	Defined Terms	54
10.2	Other Interpretive Provisions.	87
10.3	Accounting Terms and Principles	88

SCHEDULES

Schedule 3.32	Vessels
Schedule 4.3	Insurance Requirements
Schedule 10.1(a)	Allocated Percentage Values
Schedule 10.1(b)	Allocated Vessel Amount
Schedule 10.1(c)	Existing Charters

EXHIBITS

Exhibit 4.1	Form of Compliance Certificate
Exhibit 10.1(a)	Form of Assignment of Earnings
Exhibit 10.1(b)	Form of Assignment of Insurances
Exhibit 10.1(c)	Form of Assignment of Time Charter
Exhibit 10.1(d-1)	Form of Guaranty for Holdings
Exhibit 10.1(d-2)	Form of Guaranty
Exhibit 10.1(e)	Form of Perfection Certificate
Exhibit 10.1(f)	Form of Security Agreement
Exhibit 10.1(g)	Form of Solvency Certificate
Exhibit 10.1(h)	Form of Term Loan Drawdown Notice
Exhibit 10.1(i)	Form of Term Loan Note
Exhibit 10.1(j)	Form of First Preferred Ship Mortgage

CREDIT AGREEMENT

This CREDIT AGREEMENT (including all exhibits and schedules hereto, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of September 29, 2021 (the “Closing Date”), is entered into by and among OVERSEAS ST HOLDING LLC, a Delaware limited liability company (“OSTH”), OSG Endurance LLC, a Delaware limited liability company (“OSG Endurance”), OSG DELAWARE BAY LIGHTERING LLC, a Delaware limited liability company (“OSG DBL”), TAGALAK ISLAND LLC, a Delaware limited liability company (“Tagalak Island”), MYKONOS TANKER LLC, a Delaware limited liability company (“Mykonos Tanker”), SANTORINI TANKER LLC, a Delaware limited liability company (“Santorini Tanker”; and together with OSTH, OSG Endurance, OSG DBL, Tagalak Island and Mykonos Tanker, collectively, jointly and severally the “Borrowers”, and each individually a “Borrower”), and STONEBRIAR COMMERCIAL FINANCE LLC, a Delaware limited liability company (together with its successors and assigns, the “Lender”). Capitalized terms used herein and defined in Article X hereof are used herein as therein defined.

W I T N E S S E T H:

WHEREAS, the Borrowers have requested that the Lender make available to them a senior secured term loan facility on the date hereof in the aggregate principal amount of $325,000,000, as more particularly set forth herein; and

WHEREAS, the Borrowers have agreed to secure their Obligations by granting the Lender a duly perfected lien on certain of their assets described herein and in the other Loan Documents;

WHEREAS, the Guarantors have agreed to guarantee all of the Borrowers’ Obligations to the Lender hereunder; and

WHEREAS, the Lender is willing to make available to the Borrowers such term loan facility on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein and in the other Loan Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I.

THE TERM LOAN

1.1 Amount and Terms of the Term LoanTerm Loan. Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties and covenants of the Borrowers contained herein, the Lender hereby agrees to lend to the Borrowers, on the Closing Date, an amount up to the lesser of (a) $325,000,000 and (b) 65% of the Appraised Value. Amounts borrowed under this subsection 1.1(a) are referred to as the “Term Loan.” The Lender shall disburse the proceeds of the Term Loan in accordance with the Term Loan Drawdown Notice. Subject to Sections 1.5 and 1.6, all amounts owed hereunder with respect to the Term Loan shall be paid in full no later than the Term Loan Maturity Date.

1.2 Evidence of the Term Loan; Term Loan Note.

(a) The Term Loan is evidenced by this Agreement and a Term Loan Note, dated the date hereof and payable to the order of the Lender, its successors and assigns, in an amount equal to the original principal amount of the Term Loan.

1.3 Interest.

(a) The Term Loan shall bear interest at a fixed rate of interest equal to 7.75% per annum. In the event that any payment due under this Agreement, the Term Loan Note or any other Loan Document is not made within three (3) days of the date due thereof (whether at maturity, by acceleration, on demand or otherwise), the Borrowers shall pay to the Lender, in addition to the amount then due, a late payment charge equal to five percent (5%) of the amount of such delinquent payment (in no event to exceed the maximum rate allowed by applicable law).

(b) Subject to subsections 1.3(c) and 1.3(d), the Term Loan shall bear interest on the outstanding principal amount thereof from the date when made until paid in full at the rate of interest set forth above. All computations of fees and interest payable under this Agreement shall be made on the basis of a 360-day year and 30-day months. Interest and fees that accrue hereunder shall be computed from the first day thereof to the last day thereof.

(c) At all times during which an Event of Default exists, the Borrowers shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the Term Loan, from and after the date of occurrence of such Event of Default until such Event of Default is either cured to the satisfaction of, or waived in writing by, the Lender, at a rate per annum equal to the lesser of (i) twelve percent (12%) or (ii) the Maximum Lawful Rate (the “Default Rate”). All such interest shall be payable upon demand by the Lender.

(d) Notwithstanding anything contained in this Agreement to the contrary, the Borrowers’ obligations to pay interest on the outstanding principal balance of the Term Loan from time to time hereunder at the rate specified above shall be subject to the limitation that such payments of interest shall not be required for any period for which the amount of interest contracting for hereunder would be contrary to the provisions of applicable law, and, in such event, the Borrowers shall pay interest on such sums then outstanding at, but not to exceed, the highest rate then allowed by applicable law (the “Maximum Lawful Rate”); provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, the Borrowers shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by the Lender is equal to the total interest that would have been received by the Lender had the interest payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as provided herein.

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1.4 Loan Account.

(a) The Lender shall record on its books and records the amount of the Term Loan made, the interest rate from time to time applicable thereto, all payments (including prepayments) of principal and interest thereon and the principal balance thereof from time to time outstanding. Such record shall, absent manifest error, be conclusive evidence of the amount of the Term Loan made by the Lender to the Borrowers and of the interest accrued and of payments made thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder (and under the Term Loan Note) to pay all amounts owing with respect to the Term Loan or provide a basis for any claim against the Lender.

1.5 Optional Prepayments.

(a) The Borrowers may, at any time following the first anniversary of the Closing Date, upon not less than ten (10) Business Days’ (or such shorter period as is acceptable to the Lender) prior written notice by the Borrowers to the Lender, prepay, in whole, the Term Loan on any principal payment date; provided that on such date, the Borrowers shall pay to the Lender, in addition to the principal amount being prepaid, (i) all accrued but unpaid interest then due thereon, (ii) all amounts required pursuant to Section 1.7 hereof, and (iii) all other sums then due hereunder. With the prior written consent of the Lender (which consent may be granted or withheld in the Lender’s sole discretion), upon not less than ten (10) Business Days’ (or such shorter period as is acceptable to the Lender) prior written notice by the Borrowers to the Lender, the Borrowers may partially prepay the Term Loan on a principal payment date in an amount equal to the product obtained by multiplying the outstanding principal balance of the Term Loan by a fraction, the numerator of which is the Allocated Percentage Value of up to one Vessel or one ATB Unit sold or subject to another Disposition per calendar year, and the denominator of which is the Allocated Percentage Value of all Vessels then securing the Borrowers’ Obligations immediately prior to such sale or other Disposition; provided that on such date, the Borrowers shall pay to the Lender, in addition to the principal amount being prepaid, (i) all accrued but unpaid interest then due thereon, (ii) all amounts required pursuant to Section 1.7 hereof, and (iii) all other sums then due hereunder. Provided that no Default or Event of Default shall have occurred and be continuing, upon the Lender’s receipt of such partial prepayment (together with the other amounts required to be paid in connection therewith) in good collected funds, the Lender shall release the applicable Vessel or ATB Unit from the lien of the Vessel Mortgage(s) covering such Vessel or ATB Unit.

1.6 Mandatory Prepayments of Loans and Commitment Reductions.

(a) Scheduled Payments.

(i) Scheduled Term Loan Payments. The Term Loan shall be repaid in accordance with the Term Loan Note.

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(b) Disposition of a Vessel; Total Loss with Respect to a Vessel.

(i) Disposition of a Vessel. Immediately upon the Disposition of any Vessel (other than a Vessel comprising part of an ATB Unit), the Borrowers shall pay to the Lender, upon the date of such Disposition of the Vessel(s), an amount equal to the product obtained by multiplying the outstanding principal balance of the Term Loan by a fraction, the numerator of which is the Allocated Percentage Value of the Vessel sold or subject to such other Disposition, and the denominator of which is the Allocated Percentage Value of all Vessels then securing the Borrower’s Obligations immediately prior to such sale or other Disposition (unless an Event of Default shall have occurred and be continuing in which case the Borrowers shall pay to the Lender on such date, an amount equal to the greater of (x) the net sales proceeds received as a result of such sale or other Disposition, or (y) the product obtained by multiplying the outstanding principal balance of the Term Loan by a fraction, the numerator of which is the Allocated Percentage Value of the Vessel subject to such sale or other Disposition, and the denominator of which is the Allocated Percentage Value of all Vessels then securing the Borrower’s Obligations immediately prior to such sale or other Disposition), plus all accrued but unpaid interest due thereon, the applicable Prepayment Fee, and all other sums then due hereunder. Immediately upon the Disposition of a Vessel comprising part of an ATB Unit, the Borrowers shall pay to the Lender, upon the date such Vessel is subject to such Disposition, an amount equal to the product obtained by multiplying the outstanding principal balance of the Term Loan by a fraction, the numerator of which is the Allocated Percentage Value of the Vessels comprising the ATB Unit, and the denominator of which is the Allocated Percentage Value of all Vessels then securing the Borrower’s Obligations immediately prior to such sale or other Disposition (unless an Event of Default shall have occurred and be continuing in which case the Borrowers shall pay to the Lender on such date, an amount equal to the greater of (x) the net sales proceeds received as a result of such sale or other Disposition, or (y) the product obtained by multiplying the outstanding principal balance of the Term Loan by a fraction, the numerator of which is the Allocated Percentage Value of the Vessels comprising the ATB Unit, and the denominator of which is the Allocated Percentage Value of all Vessels then securing the Borrower’s Obligations immediately prior to such sale or other Disposition), plus all accrued but unpaid interest due thereon, the applicable Prepayment Fee, and all other sums then due hereunder.

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(ii) Total Loss with Respect to a Vessel. Upon the occurrence of a Total Loss of any Vessel, the Borrowers shall promptly notify the Lender thereof, whether or not then covered by insurance. If, at any time prior to repayment in full of the Term Loan any Vessel (other than a Vessel comprising part of an ATB Unit) sustains a Total Loss, the Borrowers shall pay to the Lender upon the earlier of (x) ten (10) days following receipt of insurance proceeds or (y) one hundred twenty (120) days after the date of such loss (in no event to extend beyond the maturity date of the Term Loan), an amount equal to the product obtained by multiplying the outstanding principal balance of the Term Loan by a fraction, the numerator of which is the Allocated Percentage Value(s) of the Vessel(s) lost, and the denominator of which is the Allocated Percentage Value of all Vessels then securing the Borrower’s Obligations immediately prior to such Total Loss (unless an Event of Default shall have occurred and be continuing in which case the Borrowers shall pay to the Lender on such date, an amount equal to the greater of (x) all insurance proceeds payable as a result of such Total Loss up to but not to exceed the amount then outstanding under the Term Loan, or (y) the product obtained by multiplying the outstanding principal balance of the Term Loan by a fraction, the numerator of which is the Allocated Percentage Value(s) of the Vessel(s) lost, and the denominator of which is the Allocated Percentage Value of all Vessels then securing the Borrower’s Obligations immediately prior to such Total Loss), plus all accrued but unpaid interest due thereon, and all other sums then due hereunder. Notwithstanding the foregoing and provided no Default or Event of Default has occurred and is continuing, such prepayment shall not be required in the event that a Vessel (other than a Vessel comprising an ATB Unit) suffers a Total Loss (the “Lost Non-ATB Vessel”) provided that (i) within ninety (90) days after the date of such Total Loss, the applicable Vessel Owner acquires a substitute vessel for the Lost Non-ATB Vessel that (1) has a fair market value (as verified by an Approved Appraiser), remaining useful life and utility at least equal to or greater than the Lost Non-ATB Vessel at the time of the substitution (provided that the Lost Non-ATB Vessel was maintained in the condition required by the Loan Documents), and is in good operating condition, working order and repair as the Lost Non-ATB Vessel, (2) if classed, is classed and in class without any recommendations or conditions affecting her class; (3) is duly documented (or is being documented concurrently with the release of the Non-ATB Vessel Insurance Proceeds Deposit) in the name of the applicable Vessel Owner under the laws and flag of the United States qualified to engage in the coastwise and foreign trade of the United States to the same extent as the Lost Non-ATB Vessel, (4) is (or concurrently with the release of the Non-ATB Vessel Insurance Proceeds Deposit, will be) subject to a Vessel Mortgage, Assignment of Earnings, and Assignment of Insurances in favor of the Lender, and in connection therewith, the Lender shall have received such opinions, abstracts, certificates and due diligence items as the Lender shall require, (5) is free and clear of all liens and other encumbrances (other than the Vessel Mortgage and Permitted Maritime Liens), and (6) is otherwise reasonably acceptable to the Lender (each an “Approved Substitute Non-ATB Vessel”), and (ii) all reasonable and documented expenses incurred by the Lender in connection with such substitution (including, without limitation, all search fees, legal fees and recordation costs) shall be borne by the Borrowers and paid to the Lender upon demand. Any insurance proceeds received by any Borrower pending replacement of the Lost Non-ATB Vessel with an Approved Substitute Non-ATB Vessel shall promptly be delivered to the Lender (the “Non-ATB Vessel Insurance Proceeds Deposit”) to be deposited in a non-interest-bearing account to be held by the Lender or by such other Person as may be approved by the Lender. The Non-ATB Vessel Insurance Proceeds Deposit shall constitute a part of the Collateral, and the Borrowers’ hereby grant to the Lender a security interest therein. Provided no Default or Event of Default shall have occurred and be continuing, upon satisfaction of each of the foregoing conditions, the Lender shall release the Non-ATB Vessel Insurance Proceeds Deposit to the Borrowers concurrently upon the replacement of the Lost Non-ATB Vessel with the Approved Substitute Non-ATB Vessel. If, at any time prior to repayment in full of the Term Loan any Vessel(s) comprising part of an ATB Unit sustains a Total Loss, the Borrowers shall pay to the Lender upon the earlier of (x) ten (10) days following receipt of insurance proceeds or (y) one hundred twenty (120) days after the date of such loss (in no event to extend beyond the maturity date of the Term Loan), an amount equal the product obtained by multiplying the outstanding principal balance of the Term Loan by a fraction, the numerator of which is the Allocated Percentage Values of the Vessels comprising such ATB Unit, and the denominator of which is the Allocated Percentage Value of all Vessels then securing the Borrower’s Obligations immediately prior to such Total Loss (unless an Event of Default shall have occurred and be continuing in which case the Borrowers shall pay to the Lender on such date, an amount equal to the greater of (x) all insurance proceeds payable as a result of such Total Loss up to but not to exceed the amount then outstanding under the Term Loan, or (y) the product obtained by multiplying the outstanding principal balance of the Term Loan by a fraction, the numerator of which is the Allocated Percentage Values of the Vessels comprising such ATB Unit, and the denominator of which is the Allocated Percentage Value of all Vessels then securing the Borrower’s Obligations immediately prior to such Total Loss), plus all accrued but unpaid interest due thereon, and all other sums then due hereunder. Notwithstanding the foregoing and provided no Default or Event of Default has occurred and is continuing, such prepayment shall not be required in the event that the one of the Vessel’s comprising an ATB Unit suffers a Total Loss (the “Lost ATB Vessel”) provided that (i) within ninety (90) days after the date of such Total Loss, the applicable Vessel Owner acquires a substitute vessel for the Lost ATB Vessel that (1) has a fair market value (as verified by an Approved Appraiser), remaining useful life and utility at least equal to or greater than the Lost ATB Vessel at the time of the substitution (provided that the Lost ATB Vessel was maintained in the condition required by the Loan Documents), and is in good operating condition, working order and repair as the Lost ATB Vessel, (2) if classed, is classed and in class without any recommendations or conditions affecting her class; (3) is duly documented (or is being documented concurrently with the release of the ATB Vessel Insurance Proceeds Deposit) in the name of the applicable Vessel Owner under the laws and flag of the United States qualified to engage in the coastwise and foreign trade of the United States to the same extent as the Lost ATB Vessel, (4) is (or concurrently with the release of the Insurance Proceeds Deposit, will be) subject to a Vessel Mortgage, Assignment of Earnings, and Assignment of Insurances in favor of the Lender, and in connection therewith, the Lender shall have received such opinions, abstracts, certificates and due diligence items as the Lender shall require, (5) is free and clear of all liens and other encumbrances (other than the Vessel Mortgage and Permitted Maritime Liens), (6) is able to be connected to the remaining Vessel that comprised the ATB Unit to allow such substitute vessel and the remaining Vessel to be operated as a complete articulated tug and barge unit to the same extent as the original ATB Unit, and (7) is otherwise reasonably acceptable to the Lender (each an “Approved Substitute ATB Vessel”), and (ii) all reasonable and documented expenses incurred by the Lender in connection with such substitution (including, without limitation, all search fees, legal fees and recordation costs) shall be borne by the Borrowers and paid to the Lender upon demand. Any insurance proceeds received by any Borrow pending replacement of the Lost ATB Vessel with an Approved Substitute ATB Vessel shall promptly be delivered to the Lender (the “ATB Vessel Insurance Proceeds Deposit”) to be deposited in a non-interest-bearing account to be held by the Lender or by such other Person as may be approved by the Lender. The ATB Vessel Insurance Proceeds Deposit shall constitute a part of the Collateral, and the Borrowers’ hereby grant to the Lender a security interest therein. Provided no Default or Event of Default shall have occurred and be continuing, upon satisfaction of each of the foregoing conditions, the Lender shall release the ATB Vessel Insurance Proceeds Deposit to the Borrowers concurrently upon the replacement of the Lost ATB Vessel with the Approved Substitute ATB Vessel. No Prepayment Fee shall be due in connection with any prepayment made under this Section 1.6(b)(ii).

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(iii) OSG Endurance Refinance Event. If there occurs an OSG Endurance Refinance Event or a sale or other Disposition of the vessel named “OSG ENDURANCE”, the Borrowers shall pay to the Lender upon the occurrence of such event, an amount equal to the Allocated Vessel Amount for the “OSG ENDURANCE”, plus all accrued but unpaid interest then due with respect to the principal amount to be prepaid, the applicable Prepayment Fee, and all other sums then due hereunder. For the avoidance of doubt, any Total Loss of the “OSG ENDURANCE” shall be governed by the provisions of Section 1.6(b)(ii).

(c) Loan to Value; Appraisals. If, at any time after the second (2nd) anniversary of the Closing Date, but prior to the payment in full of the Term Loan, the outstanding principal balance of the Term Loan is greater than seventy-two percent (72%) of the Appraised Value, the Borrowers shall, within thirty (30) days following notice thereof from the Lender to the Borrowers, pay to the Lender, by wire transfer of immediately available funds, the amount necessary to cause the then outstanding principal balance of the Term Loan to be equal to or less than seventy-two percent (72%) of the Appraised Value (“LTV Payment”). The Lender shall have the right to obtain a Vessel Appraisal one time during each twelve (12) month period following the Closing Date (or more often as the Lender may elect in its sole discretion at any time that an Event of Default shall have occurred and be continuing) in order to determine the Appraised Value, which Vessel Appraisals shall be addressed to Lender. If, following its receipt of such notice from the Lender, the Borrower disputes the value assigned to the Vessels, the Borrower shall have the right to have the Vessels reappraised at its own cost and expense by a qualified nationally recognized marine appraiser selected by it and approved and engaged by the Lender (such approval not to be unreasonably withheld, conditioned or delayed). In such event, the then Appraised Value shall be the arithmetic average of the Vessel Appraisals. All appraisal costs and fees incurred by Lender with respect to any such Vessel Appraisals shall be paid by the Borrowers promptly upon demand by the Lender. Any LTV Payment shall be made without the payment of a Prepayment Fee. All amounts received by the Lender pursuant to this Section 1.6(c) shall be applied by the Lender to prepay the outstanding principal installments due under the Term Loan Note in the inverse order of maturity.

(d) No Implied Consent. Provisions contained in this Section 1.6 for the application of proceeds of certain transactions shall not be deemed to constitute consent of the Lender to transactions that are not otherwise permitted by the terms hereof or by the other Loan Documents.

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1.7 Fees.

(a) Commitment Fee. The Borrowers hereby agree to pay to the Lender on the Closing Date a commitment fee (the “Commitment Fee”) in the amount of $3,250,000. The Commitment Fee, once paid, shall be deemed fully earned and non-refundable.

(b) Prepayment Fee. Upon any prepayment of the Term Loan (including, without limitation, any prepayment required by Section 1.6(b)(i) or Section 1.6(b)(iii) but excluding any prepayment required by Section 1.6(b)(ii) or Section 1.6(c), in addition to all other amounts then payable, the Borrowers shall pay to the Lender the applicable Prepayment Fee, if any.

1.8 Payments by the Borrowers.

(a) All payments (including prepayments) to be made by the Borrowers on account of principal, interest, fees (including, without limitation, any Prepayment Fee) and other amounts required hereunder shall (i) be made without set-off, recoupment, counterclaim, withholding or deduction of any kind, (ii) be made to the Lender at its address specified in the signature page hereof (or such other address as the Lender may from time to time specify in accordance with Section 8.2), including payments utilizing the ACH system, and (iii) be made in Dollars by wire transfer or ACH transfer in immediately available funds (which shall be the exclusive means of payment hereunder), no later than 1:00 p.m. (New York City time) on the due date thereof. Any payment which is received by the Lender after 1:00 p.m. (New York City time) may, in the Lender’s sole discretion, be deemed to have been received on the immediately succeeding Business Day and any applicable interest or fee shall continue to accrue and be payable thereon.

(b) If any payment due hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(c) During the continuance of an Event of Default, the Lender shall apply any and all payments received by the Lender in respect of any Obligation in accordance with clauses first through fifth below. Notwithstanding any provision herein to the contrary, all payments made by any of the Credit Parties to the Lender after any or all of the Obligations have been accelerated (so long as such acceleration has not been rescinded), including proceeds of Collateral, shall be applied as follows:

first, to payment of fees, costs and expenses, including Attorney Costs, of the Lender payable or reimbursable by the Credit Parties under the Loan Documents;

second, to payment of all accrued but unpaid interest then due on the Obligations and all fees then owed to the Lender;

third, to payment of principal of the Obligations then due and payable;

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fourth, to payment of any other amounts owing constituting Obligations; and

fifth, any remainder shall be for the account of and paid to the Borrower or to whomsoever may be lawfully entitled thereto.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided above until exhausted prior to the application to the next succeeding category and (ii) no payments made by any Guarantor shall be applied to Excluded Rate Contract Obligations of any such Guarantor.

ARTICLE II.

CONDITIONS PRECEDENT AND CONDITIONS SUBSEQUENT

2.1 Conditions Precedent to Extension of the Term Loan. The obligation of the Lender to make the Term Loan hereunder is subject to satisfaction of the following conditions precedent in a manner satisfactory to the Lender and its counsel as of the Closing Date:

(a) Loan Documents. The Lender shall have received on or before the Closing Date each of the following documents each in form and substance reasonably satisfactory to the Lender and its counsel:

(i) this Agreement;

(ii) the Term Loan Note in the amount of the Term Loan;

(iii) the Term Loan Drawdown Notice, properly addressed to the Lender, requesting the Lender to fund the Term Loan and specifying how the proceeds of the Term Loan are to be disbursed;

(iv) the Vessel Mortgages from each of the Vessel Owners covering such Vessel Owner’s respective Vessels;

(v) the Guaranty;

(vi) the Security Agreement;

(vii) the Perfection Certificate;

(viii) the OSG 205 Vessel Mortgage;

(ix) the OSG Courageous Vessel Mortgage;

(x) second preferred ship mortgages from the Vessel Owners covering their respective Vessels, which mortgages shall secure the obligations of OSG 205 LLC and OSG Courageous II LLC under the OSG Credit Agreement and the other “Loan Documents” (as such term is defined therein) executed and delivered in connection therewith (collectively, the “Second Preferred Vessel Mortgages”);

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(xi) the Pledge Agreements;

(xii) the Assignment of Insurances from each of the Vessel Owners covering such Vessel Owner’s respective interests in the various Insurances taken out in respect of its Vessels;

(xiii) the Assignments of Earnings from each of the Vessel Owners covering such Vessel Owner’s respective interests in all Earnings of its Vessels;

(xiv) an assignment of bareboat charter in form and substance satisfactory to the Lender from OSG Endurance with respect to the OSG Endurance Bareboat Charter (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the “OSG Endurance Assignment of Bareboat Charter”);

(xv) an assignment of bareboat charter in form and substance satisfactory to the Lender from Tagalak Island with respect to the Alaskan Legend Bareboat Charter (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Alaska Legend Assignment of Bareboat Charter”);

(xvi) an Assignment of Earnings from Alaska Tanker Company, LLC with respect to the ALASKAN LEGEND (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Alaska Tanker Assignment of Earnings”);

(xvii) the UCC-1 financing statement(s) to be filed in connection with the perfection of the Lender’s lien on the Collateral;

(xviii) a copy of the Certificate of Documentation for each of the Vessels;

(xix) a confirmation of class certificate for each Vessel that is classed as of the Closing Date, issued by the American Bureau of Shipping or other classification society acceptable to the Lender, dated not more than ten (10) days prior to the Closing Date, showing such Vessel to be in class, free from all outstanding recommendations and conditions affecting such Vessel’s class;

(xx) copies of the Load Line Certificates, Certificates of Inspection and such other certificates for each Vessel (as may be applicable) as the Lender may request;

(xxi) an abstract of title for each Vessel showing such Vessel to be free and clear of all recorded liens and encumbrances, other than Permitted Maritime Liens;

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(xxii) the original cover notes, letters of undertaking and certificates of entry evidencing the various insurances then in effect covering the Vessels;

(xxiii) written advice from the Borrowers’ insurance brokers of the insurances currently in place with respect to the Vessels and of the amount of coverage provided;

(xxiv) a written opinion from the Borrowers’ insurance broker, in form and substance reasonably satisfactory to the Lender;

(xxv) a letter of undertaking from the manager of the Vessels in form and substance reasonably satisfactory to the Lender; and

(xxvi) copies of all Existing Charters and any guaranties related thereto, all technical management agreements and commercial management agreements, if any, all pooling agreements, and any charters having a remaining term in excess of six (6) months (including any renewals).

(b) Organizational Documents, Resolutions, Etc. The Lender shall have received each of the following, each of which shall be originals or facsimiles (followed promptly by originals), in form and substance reasonably satisfactory to the Lender and its legal counsel:

(i) copies of the Organizational Documents of the Borrowers and of the Guarantors certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state of its incorporation or organization, and certified by a member, manager, secretary or assistant secretary, as applicable, of the Borrowers or the Guarantors (as applicable) to be true and correct as of the Closing Date;

(ii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of a Responsible Officer of the Borrowers and of the Guarantors evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which any Borrower or any Guarantor (as applicable) is a party; and

(iii) such other documents and certifications as the Lender may reasonably require to evidence that each Borrower and each Guarantor is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its state of organization or formation, the state of its principal place of business and each other jurisdiction where its ownership, lease or operation of its properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

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(c) Approvals. The Lender shall have received (i) satisfactory evidence that each Borrower and each Guarantor has obtained all required consents and approvals of all Persons, including all requisite Governmental Authorities, with respect to their execution, delivery and performance of this Agreement and the other Loan Documents or (ii) an officer’s certificate, in form and substance reasonably satisfactory to the Lender, affirming that no such consents or approvals are required.

(d) Opinions of Counsel. The Lender shall have received favorable opinions of legal counsel (including maritime counsel) to the Borrowers and the Guarantors, addressed to the Lender, dated the Closing Date, and otherwise in form and substance satisfactory to the Lender.

(e) Payment of Fees. The Borrowers shall have paid all fees and expenses required to be paid by them to the Lender on the Closing Date, and shall have reimbursed the Lender for all of its out-of-pocket fees, costs and expenses incurred by the Lender as of the Closing Date.

(f) Due Diligence. The Lender shall have completed its business and legal due diligence with respect to the Borrowers and the Guarantors (including satisfactory review of all material contracts, Vessel Appraisals, collateral audits, any third party diligence conducted by the Borrowers and the Guarantors or any of their Affiliates in connection with the transactions contemplated by this Agreement, and all pending or threatened litigation or proceedings in any court or before any arbitrator or Governmental Authority and background checks on the Borrowers and each of their respective management, Subsidiaries and Affiliates) and the results thereof shall be satisfactory to the Lender in its sole discretion.

(g) MSP Operating Agreements. The Lender shall have received a certified true copy of each MSP Operating Agreement then in effect.

(h) Laws and Regulations. No law, regulation or ruling (including, without limitation, any trade sanction laws and regulations applicable to the Lender) shall prevent the Lender from entering into the transactions contemplated hereby or shall affect the ability of the Borrowers to perform any of their Obligations hereunder or under each of the other Loan Documents to which it is a party.

(i) No Material Adverse Change. Since August 6, 2021, there shall have occurred no fact, event, or circumstance which, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Change to any Borrower or any Guarantor.

(j) Attorney Costs. The Borrowers shall have paid to the Lender’s counsel all reasonable and documented out-of-pocket fees, costs and other expenses incurred by it in connection with the preparation and negotiation of the various Loan Documents and the parties’ entry into the various transactions contemplated hereby.

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(k) Representations and Warranties. All representations or warranties made by each Borrower herein or in each of the other Loan Documents shall be true or correct in all material respects as of the Closing Date, except to the extent that such representation or warranty expressly relates to an earlier date (in which event such representations and warranties shall be true or correct as of such earlier date).

(l) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing or could reasonably be expected to occur upon or after giving effect to the making of the Term Loan or consummation of the various transactions contemplated hereby.

(m) Solvency Certificate. The Lender shall have received (i) a Solvency Certificate (appropriately completed), dated the Closing Date and signed by the chief financial officer of the Borrowers, certifying that the Borrowers, on a consolidated basis, after giving effect to the making of the Term Loan, are Solvent, and (ii) a Solvency Certificate (appropriately completed), dated the Closing Date and signed by the chief financial officer of Holdings, certifying that Holdings and the Borrowers, on a consolidated basis, after giving effect to making of the Term Loan, are Solvent.

(n) Additional Information. The Lender shall have received such other certificates, documents, instruments and lien releases relating to the transactions contemplated by this Agreement as may have been reasonably requested by the Lender.

2.2 Conditions Subsequent.

(a) The Borrowers shall deliver, or cause to be delivered, to the Lender, as soon as available, but in no event more than thirty (30) days after the Closing Date, evidence, in form and substance reasonably satisfactory to the Lender, that any Borrower shall have established one or more deposit accounts solely owned by one or more of the Borrowers into which (i) the charter hire, earnings, and all other proceeds (including, without limitation, insurance proceeds) of all Vessels, (ii) the payments under all MSP Operating Agreements or TSP Operating Agreements, as applicable, and (iii) the proceeds of each Government Contract with respect to any Vessel shall be deposited, and in each such case the Borrowers shall direct and cause all of the foregoing amounts to be deposited into such deposit accounts.

(b) The Borrowers shall deliver, or cause to be delivered, to the Lender, as soon as available, but in no event more than thirty (30) days after the Closing Date, the Deposit Account Control Agreements and/or Securities Account Control Agreements, as applicable, in favor of the Lender, in each case in form and substance reasonably satisfactory to the Lender, as required by Section 4.26 below.

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(c) The Borrowers shall deliver, or cause to be delivered, to the Lender, as soon as available, but in no event more than sixty (60) days after the Closing Date, Assignments of Time Charters from the applicable Vessel Owners with respect to any Existing Charter that has a remaining term of more than twelve (12) months as of the Closing Date. In addition, the Borrowers shall use commercially reasonable efforts to deliver to the Lender, as soon as available, but in no event more than sixty (60) days after the Closing Date, the Consents and Agreements to be provided by the charterers in connection with such Assignments of Time Charters. Notwithstanding the foregoing, the Borrowers’ obligations to deliver any executed Assignment of Time Charter under this Section 2.2(c) shall be subject to the execution and delivery by the Lender, on or prior to the date that such Assignment of Time Charter is executed and delivered, of an executed quiet enjoyment agreement in favor of the applicable charterer, in form and substance reasonably satisfactory to such charterer and the Lender, to the extent that such quiet enjoyment agreement is expressly required in writing by the terms of such Existing Charter as in effect of the Closing Date as a condition to the foregoing assignment.

(d) Within thirty (30) days following the Closing Date, the Borrowers shall enter into (i) second preferred ship mortgages covering each of the Vessels in form and substance reasonably satisfactory to the Lender, (ii) limited recourse continuing guaranties in substantially the forms of the Guaranties entered into by the OSG 205 Vessel Owner and the OSG Courageous Vessel Owner, and (iii) such other documents, agreements and instrument as reasonably requested by the Lender in order to guarantee and cross-collateralize the indebtedness and other obligations of the OSG 205 Vessel Owner and the OSG Courageous Vessel Owner under the OSG 205 Credit Agreement and the other loan documents thereunder. In addition, the Borrowers shall cause OSG 205 Vessel Owner and the OSG Courageous Vessel Owner to enter into an amendment of the OSG 205 Credit Agreement in form and substance reasonably satisfactory to the Lender in order to effect such cross-collateralization and to make such conforming changes to the OSG 205 Credit Agreement and the other loan documents related thereto as the Lender deems reasonably necessary in connection therewith.

(e) As soon as available, but in any event within thirty (30) days following the Lender’s request, the Borrowers shall deliver, or cause the applicable Pledgors and/or Issuers under the Pledge Agreements (as such terms are defined therein) to deliver, such consents, certificates (including any original stock certificates and limited liability certificates), notices, documents, instruments, and agreements as may be required, or otherwise reasonably requested by the Lender, in order to carry out the intent of the Pledge Agreements and to perfect the Lender’s lien and security interest in the collateral granted thereunder.

(f) Within ten (10) days following the Lender’s request, the Borrowers shall enter into amendments of any Vessel Mortgages as may be requested by the Lender in connection with the Lender’s agreement to provide a right of quiet enjoyment under such Vessel Mortgage(s) to the charterers under the Existing Charters covering the Vessels subject to such Vessel Mortgage(s) to the extent such right of quiet enjoyment is an express condition to any such charterer’s agreement to subordinate it lien against any such Vessel or as a condition to the owner of any such Vessels encumbering or mortgaging such Vessel. In no event shall the Lender be obligated or required to enter into an amendment of any such Vessel Mortgage to provide any such right of quiet enjoyment.

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ARTICLE III.

REPRESENTATIONS AND WARRANTIES

Each Borrower, with the knowledge that the Lender is relying thereon in entering into this Agreement and making the Term Loan available to the Borrowers, hereby represents and warrants to the Lender, as of the date hereof and for the entire term of this Agreement, that:

3.1 Legal Existence and Power. It is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, and, except where failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, is duly qualified and authorized to transact business as a foreign limited liability company in good standing wherever necessary to carry on its present business. It has the requisite limited liability company power and authority to enter into and to perform its obligations under this Agreement and each of the other Loan Documents to which it is a party.

3.2 Authorization of Borrowing; No Conflict as to Law or Agreements. It has duly authorized by all requisite limited liability company action the execution, delivery and performance by it of each of the Loan Documents to which it is a party, and the execution, delivery and performance by it of such Loan Documents will not violate any provision of law, any Order of any court or other agency of government, its Organizational Documents, or any indenture, agreement or other instrument to which it is a party, or by which it or any of its property or assets is bound, or be in conflict with, result in a breach of, or constitute (with due notice or lapse of time, or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any Lien or other encumbrance of any nature whatsoever upon any of its property or assets, except as otherwise permitted, required or contemplated by the Loan Documents. The Loan Documents constitute its legal, valid and binding obligations, enforceable against it, in accordance with the terms thereof except where such enforceability may be affected by bankruptcy, insolvency, moratorium or other similar laws affecting creditor’s rights generally and by general principles of equity.

3.3 Financial Condition. Since the date of its formation, there has been no event or circumstance, which either individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

3.4 Labor Disputes; Acts of God. It is not the subject of (a) any material strike, work slowdown or stoppage, union organizing drive or other similar activity or (b) any material action, suit, investigation or other proceeding involving alleged employment discrimination, unfair termination, employee safety or similar matters that in either case would reasonably be expected to have a Material Adverse Effect nor, to its the best knowledge, is any such event imminent or likely to occur except those which, individually or in aggregate, could not reasonably be expected to have a Material Adverse Effect.

3.5 Litigation. There are no actions, suits or proceedings pending, or to its knowledge, threatened against it or any of its properties or rights by or before any court, arbitrator or Governmental Authority, domestic or foreign, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. It is not in default with respect to any Order of any court, arbitrator or Governmental Authority, domestic or foreign, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

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3.6 No Defaults on Outstanding Judgments or Orders. It has satisfied or has appealed all judgments entered against it, and it is not in default with respect to any judgment, writ, injunction, decree, rule, or regulation of any court, arbitrator, or federal, state, municipal, or other governmental authority, commission, board, bureau, agency, or instrumentality, domestic or foreign.

3.7 Compliance with Laws and Regulations. It is not in violation of any laws, ordinances, governmental rules or regulations applicable to it and its assets and properties, except where failure to comply could not reasonably be expected to have a Material Adverse Effect. It possesses all material franchises, certificates, licenses, development and other permits (including all Environmental Permits) and other authorizations from governmental political subdivisions or regulatory authorities and all material patents, trademarks, service marks, trade names, copyrights, licenses, easements, rights of way and other rights (collectively, “Material Rights”), free from burdensome restrictions, that are necessary, in its judgment, for the ownership, maintenance and operation of its business, properties and assets, including the ownership and operation of the Vessels. No event has occurred which permits, or after notice or lapse of time, or both, would permit, the revocation or termination of any such Material Rights.

3.8 Title to Properties. It has good, valid and marketable title to all its material properties and assets, including, without limitation, in the case of the Vessel Owners, each of the Vessels and all material property owned by them is free from any Liens (other than Permitted Maritime Liens).

3.9 Adverse Fact. No fact is known to it, which has had or might in the future have a Material Adverse Effect on it, any other Borrower or any Guarantor which has not been previously disclosed to the Lender.

3.10 Liens. The Collateral is not and will not be subject to any Lien or the terms of any security agreement or similar instrument during the term hereof, other than any Lien in favor of the Lender, and, in the case of the Vessels, other Permitted Maritime Liens.

3.11 Accuracy of Information. Neither this Agreement nor any other document, certificate or written statement furnished to the Lender in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, taken as a whole as of the date thereof, not misleading; provided, that, with respect to projected financial information, it represents only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at such time and information then available to it, it being understood that it is not under any obligation to update such projections or underlying information.

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3.12 Taxes. It has filed, or has caused to have been filed, all Federal and state tax returns which are required to be filed, and has paid, or caused to have been paid, all Taxes as shown on such returns or on any assessment received by it, to the extent that such Taxes are not delinquent, except for such Taxes and other governmental charges that are currently being contested in good faith by appropriate legal proceedings being diligently pursued and for which adequate reserves therefor have been established on its books and records as required under GAAP.

3.13 Other Agreements. It is not a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction which would reasonably be expected to have a Material Adverse Effect, or similarly affect its ability to carry out its obligations under the Loan Documents, including the Collateral Documents. It is not in default in any material respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business to which it is a party.

3.14 Required Consents. Neither the execution and delivery by it of this Agreement, the Term Loan Note and any of the other Loan Documents, nor the consummation by it of any of the transactions contemplated hereby or thereby, requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any Governmental Authority or agency thereof, domestic or foreign, other than if then a Vessel Owner the filing and recording of the Vessel Mortgage(s) with the NVDC on the Closing Date, and in all cases the filing of the UCC-1 financing statement with the Secretary of State of Delaware.

3.15 Principal Place of Business. Its principal place of business and chief executive office is at 302 Knights Run Avenue, Suite 1200, Tampa, Florida 33602. It does not conduct business under any trade, assumed or fictitious names.

3.16 Environmental Matters. It and all of its properties and facilities presently comply and, to its knowledge, have complied at all times and in all respects with all Environmental Laws, except where failure to so comply could not reasonably be expected to result in a Material Adverse Effect.

3.17 Stamp, Duty, Documentary and Withholding Taxes. No stamp, duty or documentary taxes or charges imposed by any government or any taxing authority are payable on or in connection with this Agreement, the Term Loan Note, or the other Loan Documents to which it is a party or any related documents. It has paid or shall pay when due all applicable deductions or withholdings for or on account of any Taxes, levies, duties, fees, deductions or withholding, restrictions or conditions of any nature imposed by or on behalf of any taxing authority whatsoever on the payments by it to the Lender.

3.18 No Exchange Approvals. There are no exchange approvals required to be obtained by it for its execution, delivery and performance of its obligations under the Agreement, the Term Loan Note, or the other Loan Documents to which it is a party and it will be permitted to purchase sufficient freely transferable United States dollars for the payment of all amounts due under such agreements and documents.

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3.19 No Sovereign Immunity. It is subject to private commercial law and to suit in connection with all matters relating to this Agreement, the Term Loan Note and the other Loan Documents, and neither it nor any of its property has any right to immunity from suit or attachment on the grounds of sovereignty or on any other grounds. The execution, delivery and performance by it of this Agreement, the Term Loan Note and the other Loan Documents to which it is a party constitute its commercial acts, which are related to its commercial activities.

3.20 Legal Effect. Except, in the case of the Vessel Owner, for the recordation of the Vessel Mortgages on the Closing Date and, in all other cases, the filing of the appurtenant UCC-1 Financing Statement in the appropriate records of the state of its organization, no Loan Document is required to be filed or recorded with any court or any other authority in any of any jurisdictions to ensure the validity and enforceability of its obligations under, or the admissibility into evidence of, the Loan Documents.

3.21 Beneficial Ownership Certification. The information in the Certification of Beneficial Owner(s) (“Certification of Beneficial Owners”) previously executed and delivered by it to the Lender on or prior to the date of this Agreement, as updated from time to time in accordance with this Agreement, is, and will continue to be, true, complete and correct in all material respects.

3.22 ERISA Compliance. No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability owing to the PBGC has been or is expected by it or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) administered by it, any Subsidiary or any ERISA Affiliate which is or would be materially adverse to its business, condition (financial or otherwise) or operations and that of its Subsidiaries taken as a whole. Neither it nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would reasonably be expected to have a Material Adverse Effect. The execution and delivery by it of this Agreement and the other Loan Documents and the making of the Term Loan hereunder will be exempt from, or did not and will not involve any transaction which is subject to the prohibitions of, section 406 of ERISA and did not and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. As of the Closing Date, it is not and will not (1) have an employee benefit plan subject to Title I of ERISA, (2) have a plan or account subject to Section 4975 of the Code; (3) be an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code; or (4) have a “governmental plan” within the meaning of ERISA.

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3.23 Use of Proceeds; Margin Regulations. None of the proceeds from the Term Loan will be used, directly or indirectly, by it or any other Borrower for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any indebtedness that was originally incurred to purchase or carry, any “margin stock” within the meaning of Regulation U (the “Margin Stock”), or for any other purpose that might make the transactions contemplated herein a “purpose credit” within the meaning of said Regulation U, or cause this Agreement to violate any other regulation of the Board of Governors of the Federal Reserve System or the Securities Exchange Act of 1934, as amended, or any rules or regulations promulgated under any of such statutes. No Borrower is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, or an “investment adviser” within the meaning of the Investment Advisers Act of 1904.

3.24 Solvency. It is Solvent and, after giving effect to the transactions contemplated hereby and by the other Loan Documents, it will not become insolvent as a result thereof. It believes that it is now and will be able to pay its debts as they become due, and has and will have sufficient capital to carry on its business.

3.25 Existing Charters. Other than the Existing Charters, none of the Vessels is subject to any bareboat charter, time charter, any other charter, or any master transportation services agreement (or any similar contract) for the employment thereof with a remaining term (including renewals) in excess of sixty (60) days.

3.26 Patriot Act. It and each of the other Credit Parties, each of their Subsidiaries and each of their Affiliates, are in compliance with (a) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department and any other enabling legislation or executive order relating thereto, (b) the Patriot Act and (c) other federal or state laws relating to “know your customer” and anti-money laundering rules and regulations. No part of the proceeds of the Term Loan will be used directly or indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.

3.27 Sanctions. Neither it or nor any of the other Borrowers nor, to its knowledge, any Related Person (a) is an individual or entity that is, or is owned or controlled by, an individual or entity that is, (i) an “enemy” or an “ally of an enemy” within the meaning of Section 2 of the Trading with the Enemy Act or any enabling legislation or executive order relating thereto, (ii) currently the subject or target of, or a blocked Person under, any Sanctions or engages in any dealings or transactions with any such blocked Person, (iii) included on OFAC’s List of Specially Designated Nationals, or any similar list enforced by any other relevant sanctions authority applicable to it or any of the other Borrowers, or (iv) located, organized or resident in a Designated Jurisdiction, (b) has been charged with, or convicted of bribery or any other anti-corruption related activity under any Anti-Corruption Law or any other anti-corruption related activity in a U.S. or any non-U.S. country or jurisdiction, and (c) to the knowledge of its senior management (including its Responsible Officers) is in material violation of any applicable Anti-Terrorism Laws or Sanctions, and its and each such Borrower has established and maintained procedures and controls which it reasonably believes are adequate to ensure compliance by it in all material respects with all applicable Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions.

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3.28 MSP Operating Agreements. The Mykonos MSP Operating Agreement constitutes the legal, valid and binding agreement of Mykonos Tanker, is enforceable by Mykonos Tanker in accordance with the terms thereof and is in full force and effect; no event of default, or event which, with the lapse of time or the giving of notice, or both, would constitute an event of default has occurred under any of the Mykonos MSP Operating Agreement. The Santorini MSP Operating Agreement constitutes the legal, valid and binding agreement of Santorini Tanker, is enforceable by Santorini Tanker in accordance with the terms thereof and is in full force and effect; no event of default, or event which, with the lapse of time or the giving of notice, or both, would constitute an event of default has occurred under any of the Santorini MSP Operating Agreement.

3.29 Rights to Payment under the MSP Operating Agreements. Mykonos Tanker is lawfully entitled to receive payment of all monies and other sums due under the Mykonos MSP Operating Agreement, free and clear of any and all liens, encumbrances and other adverse rights whatsoever (other than the lien of the Lender). Santorini Tanker is lawfully entitled to receive payment of all monies and other sums due under the Santorini MSP Operating Agreement, free and clear of any and all liens, encumbrances and other adverse rights whatsoever (other than the lien of the Lender).

3.30 Entire Agreement with MarAd. Certified true copies of each of the MSP Operating Agreements has previously been provided to the Lender, and are each complete in all respects and constitutes the entire agreement between Mykonos Tanker and Santorini Tanker, as applicable, and MarAd with respect to the subject matter thereof.

3.31 Citizenship. Each Vessel Owner that owns a Jones Act Vessel is a Section 2 Citizen and Vessel Owner that owns a Non-Jones Act Vessel is eligible to document such Non-Jones Act Vessel under the laws and flag of the United States pursuant to 46 U.S.C. §12103(b)(2).

3.32 Concerning Vessels. The record owner, name, official number, jurisdiction of registration and flag of each Vessel as of the Closing Date is set forth on Schedule 3.32. Each Vessel owned by a Vessel Owner has been and continues to be operated in compliance with all applicable Legal Requirements, except where the failure to so comply could not reasonably be expected to result in a Material Adverse Effect. As of the Closing Date, there is no pending or, to its knowledge, threatened condemnation, confiscation, requisition, purchase, seizure or forfeiture of, or any taking of title to, any Vessel.

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ARTICLE IV.

AFFIRMATIVE COVENANTS

Each Borrower hereby covenants and agrees that, so long as any of the Obligations (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted) remain unpaid or unsatisfied:

4.1 Financial Statements; Other Information. In the event that Holdings at any time is not required to file Forms 10-K and 10-Q with the Securities and Exchange Commission, the Borrowers shall deliver or make available to the Lender complete financial statements of Holdings, prepared in accordance with GAAP, consistently applied, certified by a recognized firm of certified public accountants within ninety (90) days of the close of each fiscal year of Holdings, and quarterly financial reports of Holdings certified by the chief financial officer of Holdings, within forty-five (45) days of the close of the first three fiscal quarters of each year of Holdings and within ninety (90) days of the close of the last fiscal quarter of Holdings in each fiscal year. Within forty-five (45) days of the close of the first three fiscal quarters of each year of Holdings and within ninety (90) days of the close of the last fiscal quarter of Holdings in each fiscal year, the Borrowers shall cause Holdings to deliver to the Lender a compliance certificate, in the form attached hereto as Exhibit 4.1, signed by the chief financial officer of Holdings, verifying Holdings’ compliance with each of the financial covenants contained herein.

In addition, the Borrowers shall deliver to the Lender, or cause to be delivered to the Lender:

(a) commencing on October 31, 2021 and continuing each moth thereafter, as soon as available and in any event no later than the last day of the immediately subsequent calendar month of each fiscal year of Holdings and its Subsidiaries, (i) the unaudited consolidated balance sheet of Holdings and its Subsidiaries as of the end of such calendar month and related consolidated statements of income, cash flows and stockholders equity for such calendar month and for the then elapsed portion of the fiscal year, accompanied by a certificate of the chief financial officer of Holdings stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of Holdings and its Subsidiaries as of the date and for the periods specified in accordance with GAAP consistently applied, and on a basis consistent with audited financial statements referred to in this Section 4.1, subject to normal year-end audit adjustments and the absence of footnotes, and (ii) a report of monthly operational data inclusive of key performance indicators, including, without limitation, vessel operating updates for days worked, spot activity and rates.

(b) promptly after a Responsible Officer has knowledge thereof, notice in writing of any labor controversy resulting in or threatening to result in any strike, work stoppage, boycott, shutdown or other labor disruption against or involving any Borrower or any Guarantor if the same could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;

(c) promptly after a Responsible Officer has knowledge thereof, notice in writing of the receipt or delivery by any Borrower of any notice or other correspondence from or to, as applicable, MarAd or the United States Coast Guard (“USCG”), with respect to matters relating to a Borrower’s compliance (or non-compliance) with 46 U.S.C. § 56101 or such Borrower’s status as a Section 2 Citizen;

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(d) promptly after a Responsible Officer has knowledge thereof, notice of an Event of Default or Default, describing such event in reasonable detail, with a statement of the Borrowers’ proposed action with respect thereto. In addition, the Borrowers shall, from time to time, provide the Lender with such other information as the Lender may reasonably request with respect to the Vessels, the condition or maintenance thereof, of all damage, if any, thereto and of all repairs made in connection therewith. The Borrowers shall give the Lender immediate notice and copies of all tax notices (other than customary periodic notices received in conjunction with the normal administration of each Borrower’s tax reporting process), reports or inquiries, claims of Liens (other than Permitted Maritime Liens), and of any damage, loss, seizure, attachment or judicial process which may affect the use, maintenance, operation, possession or ownership of any of the Vessels;

(e) promptly after a Responsible Officer has knowledge thereof, notice in writing of the commencement of any proceedings by or against any Borrower, under the applicable bankruptcy laws or other insolvency laws (as now or hereafter in effect), involving it as a debtor;

(f) promptly after a Responsible Officer has knowledge thereof, notice in writing of any event of default or default under any MSP Operating Agreement; and

(g) from time to time and promptly upon the reasonable request of the Lender (but in no event more than two (2) Business Days following such request, but solely to the extent such time frame is reasonable in light of the specific request), such data, certificates, reports, statements, financial forecasts, copies of presentations provided to other parties, evidence of the required cash liquidity required by Section 4.18(ii) hereof, documents or further information or assurances regarding (i) the Loan Documents, including any of the Collateral Documents to which any Borrower is a party, or (ii) the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrowers as the Lender may reasonably request, in each case in form and substance, and certified in a manner, satisfactory to the Lender.

4.2 Compliance with Laws and Regulations. It shall comply (or cause the Operators to comply, as applicable) with the requirements of all Applicable Laws of any Governmental Authority (including, without limitation, the USCG) having jurisdiction over it (or the Operators, as applicable) or any of the Vessels (including, but not limited to, the Anti-Corruption Laws, Anti-Terrorism Laws and, to the extent applicable, the ISM Code, ISPS Code, the MTSA, the Jones Act, and all rules and regulations promulgated pursuant thereto), except where failure to comply could not reasonably be expected to have a Material Adverse Effect. The Borrowers shall ensure that each Operator will immediately notify the Lender if there is any threatened or actual withdrawal of such Operator’s Document of Compliance or the ISSC or the SMC in respect of any Vessel.

4.3 Insurance. It shall obtain and maintain in full force and effect insurance on the Vessels in accordance with the requirements of the Loan Documents. A list of the required insurance coverages, the amounts of required coverage, and additional provisions related thereto are contained in Schedule 4.3. In addition, as to other business properties owned by it, it shall obtain and maintain insurance with insurers believed by it to be responsible and reputable and reasonably acceptable to the Lender, in such amounts and against such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which it operates or as may be required by any applicable laws, orders or regulations or as may reasonably be requested by the Lender. It shall promptly provide the Lender with evidence of such insurance coverage. Additionally, it shall provide, or cause to be provided, to the Lender, not less than thirty (30) days advance written notification in the event of cancellation or material change in the terms of such coverage.

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4.4 Preservation of Legal Existence. It shall preserve and maintain its legal existence; provided, however, that it shall obtain the Lender’s consent to any change in the status of its existence as a Delaware limited liability company (whether by merger, dissolution or otherwise). Furthermore, it shall preserve its other rights, privileges, licenses, patents and franchises unless (i) its governing authority shall determine that the preservation thereof is no longer desirable or necessary in the conduct of its current business, and (ii) the loss thereof is not disadvantageous in any material respect to the holder of the Term Loan Note.

4.5 Inspections, Logs and Records. At all times, upon not less than forty-eight (48) hours prior notice but not more than once during any fiscal year of the Borrowers (unless an Event of Default exists), it shall afford the Lender and its authorized representatives full and complete access to the Vessels owned and/or operated by it for the purpose of appraising and inspecting the same and inspecting their papers and, at the request of the Lender, it shall deliver to the Lender, upon request, for inspection by it copies of any and all contracts and documents relating to the operation and employment of such Vessels, whether on board or not. Unless an Event of Default has occurred and is continuing, the Lender shall use reasonable efforts to ensure that the operations of the Vessels are not adversely affected and that no Vessel’s schedule is disrupted, as a result of such inspections. However, if, upon such inspection, the Lender discovers that any Vessel is in a condition of disrepair, and such condition is confirmed by an independent, certified marine surveyor selected and agreed upon by the Lender and the Borrowers, Lender shall have the right to call for the repair and, if necessary, drydocking of such Vessel within a commercially reasonable period not to exceed ninety (90) days thereafter at the Borrowers’ sole cost and expense and to the satisfaction of the Lender.

4.6 Maintenance of Properties, Etc. It shall maintain and preserve the Collateral and all of its other properties necessary or useful in the proper conduct of its current business in good mechanical condition and running order, ordinary wear and tear alone excepted.

4.7 Maintenance of Records and Books of Account. It shall (i) keep and maintain accurate books and records, (ii) make entries on its books and records in form reasonably satisfactory to the Lender disclosing the Lender’s security interest in and lien on the Vessel(s) owned by it and their Insurances and Earnings, (iii) furnish to the Lender promptly upon reasonable request such information, reports, contracts, invoices (showing names, addresses and amount owing) and other data relating to all charters or other agreements entered into with respect to the employment of the Vessel(s) and to all payments by the charterer(s) or operator(s) thereunder, as applicable.

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4.8 Discharge of Indebtedness. It shall promptly pay and discharge any and all Indebtedness and lawful claims which, if unpaid, might become a lien or charge upon the Collateral, except such as may in good faith be contested or disputed or for which arrangements for deferred payment have been made, provided appropriate reserves are maintained, to the satisfaction of the Lender, for the eventual payment thereof.

4.9 Uninsured Loss. It shall give the Lender written notice of any uninsured loss suffered by it through fire, theft, liability or property damage in excess of an aggregate of $1,000,000.00 either individually for it or in the aggregate with any of the other Borrowers.

4.10 Litigation. It shall promptly inform the Lender in writing of any pending or threatened litigation involving it, where the amount claimed exceeds $1,000,000 either individually for it or in the aggregate with any of the other Borrowers and which amount, less a deductible amount not exceeding the maximum deductible permitted under this Agreement, is not covered by insurance or of any other event, condition or occurrence which could reasonably be expected to have a Material Adverse Effect.

4.11 Bonding and Compliance with ERISA. It shall maintain at all times such bonding as is required by ERISA. As soon as practicable and in any event within thirty (30) days after it knows or has reason to know that, with respect to any Plan or Multiemployer Plan, a “reportable event” has occurred, it shall deliver to the Lender a certificate signed by its chief financial officer setting forth the details of such “reportable event”.

4.12 Additional Vessel Covenants. With respect to each Vessel owned by it, it hereby covenants and agrees:

(i) to only use (or permit the use of) such Vessel (a) in the territorial waters of the United States of America and in the territorial waters of other nations which recognize the rights of vessels registered in the United States; (b) in locations where such Vessel’s operating specifications allow it to operate safely; (c) in lawful activities under the laws of the United States (including, without limitation, Anti-Corruption Laws, Anti-Terrorism Laws, Sanctions Laws, and Sanctions) and any Government Authority having jurisdiction over such Vessel; and (d) within such Vessel’s technical capacities and certification, manufacturer’s warranties, and within the limits of its insurance coverage;

(ii) to provide to the Lender forthwith copies of all material notices and information received by it in relation to such Vessel and her Insurances and operations, unless such notices or information state they have been provided directly to the Lender;

(iii) to keep such Vessel duly registered under the laws and flag of the United States and to do or suffer to be done nothing whereby such registration may be forfeited or canceled;

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(iv) to keep and to cause such Vessel to be kept free and clear of all Liens, other than Liens granted in favor of the Lender and other Permitted Maritime Liens, and not to pledge, charge, assign or otherwise encumber (in favor of any Person other than the Lender) the Earnings or Insurances of such Vessel, or to suffer the creation of any such pledge, charge, assignment or encumbrance as aforesaid to or in favor of any Person other than the Lender;

(v) not to sell such Vessel (unless the Vessel is sold to a third-party that is not an Affiliate of the Borrowers and the Lender shall have received or concurrently receives payment in full of all sums then outstanding in respect of such Vessel as provided for in Section 1.6(b) of this Agreement);

(vi) to comply with and satisfy all the requisites and formalities established by the laws of the United States to establish and maintain the Vessel Mortgage covering such Vessel as a legal, valid, binding and enforceable first preferred mortgage lien upon the whole of such Vessel and to furnish to the Lender from time to time such proofs as the Lender may reasonably request so that it may be satisfied with respect to the compliance by it with the provisions of this subsection;

(vii) neither it nor any permitted charterer shall make any material structural changes to such Vessel (each, a “Material Structural Modification”), other than for any Mandatory Equipment (as defined below) or as otherwise required by any Governmental Authority having jurisdiction over such Vessel or the Approved Classification Society, without the prior written consent of the Lender (which consent shall not be unreasonably withheld, conditioned or delayed). Any structural change made to such Vessel shall be deemed a Material Structural Modification if such change would: (1) convert the intended use of such Vessel from a use authorized in this Section; (2) impair the seaworthiness of such Vessel or invalidate any Certificate of Documentation, Load Line Certificate, or class certification issued with respect to such Vessel; or (3) diminish the fair market value, utility and remaining useful life of such Vessel below the fair market value, utility or remaining useful life thereof immediately prior to such change. Notwithstanding the foregoing, it may make any other alterations (including non-material structural changes), subtractions, upgrades and improvements (“Permitted Modifications”) to such Vessel; provided that any such Permitted Modification does not diminish the value, utility or remaining useful life of such Vessel and does not give rise to any Lien on such Vessel (other than Permitted Maritime Liens). Permitted Modifications and Material Structural Modifications are jointly referred to as “Modifications”. In addition, it shall make all Modifications required by any Applicable Law or required by any Governmental Authority or the Approved Classification Society. All Modifications shall be made at the sole cost and expense of the Borrowers. Each such Modification made to such Vessel shall be deemed to be a part thereof. Furthermore, it, at its own cost and expense, shall procure and install any items of machinery or equipment required by any Applicable Law, any Governmental Authority having jurisdiction over a Vessel or the Approved Classification Society (“Mandatory Equipment”);

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(viii) not to cause or permit such Vessel to be operated (x) in any manner contrary to Applicable Law, treaty or convention, or any rule or regulation duly issued thereunder as to which failure to comply could reasonably be expected to have a Material Adverse Effect, or (y) in violation of the terms of any policies of insurance procured by the Borrowers covering such Vessel, not to abandon such Vessel in a foreign port, not to change the Approved Managers of such Vessel without the Lender’s prior written consent and delivery to the Lender of all appropriate endorsements to the Borrowers’ Insurances evidencing that all such Insurances continue to remain in full force and effect notwithstanding such change of manager(s), not to engage in any unlawful trade or carry any cargo that will expose such Vessel to penalty, confiscation, forfeiture or capture, and not to do, or suffer or permit to be done, anything which could disqualify its registration under United States law. It shall at all times operate such Vessel or cause to be operated, as a responsible and prudent carrier in accordance with industry standards and in the same manner that it operates other vessels of comparable type that are owned or chartered in by it. It warrants that such Vessel will be used solely in the conduct of its business, and shall at all times (other than when such Vessel is in drydock, is out of service undergoing repairs or is bareboat chartered to a third party to the extent permitted pursuant to the express terms of this Agreement) be and remain in its exclusive possession and control. It further warrants that it will exercise due diligence to transport in such Vessel only lawful and suitable cargoes, subject to any and all limitations, conditions and restrictions set forth herein, in such Vessel’s Certificate of Documentation and/or Load Line Certificate and contained in any policy, contract or certificate of insurance procured pursuant to the Vessel Mortgage for such Vessel;

(ix) it shall not charter such Vessel on a bareboat or demise basis, to any Person, without the prior written consent of the Lender. Notwithstanding the foregoing, it may from time to time enter into time charters, voyage charters, contracts of affreightment other similar contracts (other than bareboat and demise charters) for the employment of such Vessel with both Affiliates of the Borrowers and to non-Affiliates in the ordinary course of their business; provided, however, that (i) any such time charter, voyage charter, contract of affreightment or other similar contract for the employment of such Vessel shall contain a provision placing the charterer thereof on notice of the Vessel Mortgage affecting such Vessel and subordinating any and all rights of such charterer to the rights of the Lender hereunder and thereunder; (ii) the term of any such time charter, voyage charter, contract of affreightment, or other similar contract for the employment of such Vessel, in each case including renewal options, shall not extend more than twelve (12) months beyond the Term Loan Maturity Date; and (iii) for any time charter, contract of affreightment or other similar contract for the employment of the Vessel having a duration of greater than one (1) year, it shall execute and deliver to the Lender, an assignment thereof, in form and substance reasonably satisfactory to the Lender and substantially in the form of Exhibit 10.1(c), collaterally assigning to the Lender, all of its rights, title and interests therein, along with a copy of the Consent and Agreement to be provided by the charterer in connection therewith;

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(x) if a libel shall be filed against such Vessel, or if such Vessel shall be seized, arrested, levied upon and taken into custody or detained in any proceeding in any court or tribunal or by any government or under color of authority, it shall forthwith give notice to the Lender of such arrest and taking or detention and (except in connection with any taking or requisition of the title or use of such Vessel by any Governmental Authority) cause such Vessel to be released therefrom within thirty (30) days from the date of such seizure, arrest or detainment, or within such lesser time as may be necessary to avoid prejudice to the interests of the Lender with respect to such Vessel. Without limiting its obligations under Section 8.6 of this Agreement, it hereby agrees, jointly and severally with each of the other Borrowers, to indemnify, defend and hold harmless, the Lender, each of its Related Persons, and such Vessel from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, judgments, costs and expenses, including Attorney Costs, of whatsoever kind and nature, imposed on, incurred by or claimed against the any such party or such Vessel, in any way relating to or arising out of the assertion of a Lien against such Vessel, including, without limitation, a Permitted Maritime Lien;

(xi) at all times and without cost or expense to the Lender, to maintain, service and preserve such Vessel, its parts and equipment, so as to keep it in every respect suitable for its intended use and in good operating condition and repair, consistent with prudent industry practice for vessels of the same type and age, and used in the same trade, as such Vessel but in no event less than the extent to which the it maintains other similar vessels and equipment in the prudent management of its assets and properties, and in all events in as good a condition as existed on the Closing Date, normal wear and tear from proper use alone excepted (except during such times when such Vessel or any of her equipment is out of service undergoing repairs in order to maintain such Vessel’s and such equipment’s compliance with the foregoing requirements). It shall at all times keep such Vessel in such condition that she complies with all Applicable Laws, treaties, conventions, rules, regulations and class certifications to which she is currently subject (except at such time when such Vessel is out of service undergoing repairs) and keep on board such Vessel, when required thereby, valid certificates showing compliance therewith. Records regarding the use, operation, maintenance and repair of such Vessel shall be maintained by it throughout the term of this Agreement consistent with prudent industry practice, the requirements of policies of insurance covering such Vessel, and Applicable Laws. To the extent applicable, it shall comply, or procure compliance, with the ISM Code and the ISPS Code, and shall furnish to the Lender on demand true and complete copies of such Vessel’s Document of Compliance, Safety Management Certificate and such other ISM Code documentation as the Lender may reasonably request in writing. In addition, to the extent applicable, it shall comply with, and cause such Vessel to comply, with all applicable USCG regulations and, to the extent necessary to operate such Vessel as intended, and such Vessel will, to the extent applicable, comply with 46 CFR Subchapter M and have all necessary certificates and certifications. Such Vessel shall, and it will, at all times comply with all applicable laws, treaties and conventions of the United States of America, and rules and regulations issued thereunder, and all applicable laws, treaties, conventions or regulations in effect in any foreign jurisdiction such Vessel may operate subject to the terms hereof. It will not make, or permit to be made, any changes to such Vessel which would (i) materially detract from its value; (ii) materially limit or reduce its utility; or (iii) materially alter its ability to participate in the trade for which it was designed, without the Lender’s prior written consent, which will not be unreasonably withheld;

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(xii) at all times and without cost or expense to the Lender, to maintain the classification status of such Vessel issued by the American Bureau of Shipping or other Approved Classification Society to which such Vessel may from time to time be subject. Upon the Lender’s request but not more than once during any six (6) month period (unless an Event of Default exists), it shall furnish the Lender hard copies of, or provide the Lender remote online access to copies of, all documents issued by USCG, all Load Line Certificates, if applicable, and all certificates issued by the Approved Classification Society promptly upon issuance. All class certificates and all maintenance histories of such Vessel shall be made available to the Lender electronically within such reasonable period following the Lender’s request therefor;

(xiii) to furnish the Lender promptly upon the Lender’s written request, copies of all charters, contracts of affreightment and other similar contracts of employment in respect of such Vessel having a duration (including all options) of twelve (12) months or more and the full details as to the parties, times of delivery and the like pertaining thereto; and

(xiv) not to transfer or change, or permit to be transferred or changed, the flag of such Vessel without the prior written consent of the Lender, and any such written consent to any one transfer or change of flag shall not be construed to be a waiver of this provision with respect to any subsequent proposed transfer or change of flag.

4.13 Use of Proceeds. It shall, and shall cause other Borrowers to, use the proceeds of the Term Loan solely to repay certain existing Indebtedness owed to the Prudential Life Insurance Company of America, Wintrust Commercial Finance, a division of Wintrust Asset Finance, Inc., Banc of America Leasing & Capital, LLC and certain other entities, and for general working capital purposes.

4.14 Further Assurances. It shall ensure that all written information, exhibits and reports furnished by it to the Lender do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein, taken as a whole, not misleading in light of the circumstances in which made, and shall promptly disclose to the Lender and correct any material defect or error that it may discover therein or in any Loan Document or in the execution, acknowledgement or recordation thereof.

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4.15 Environmental Matters. It further covenants that it will keep and maintain such Vessel in compliance in all material respects with all applicable Environmental Laws, except where failure to do so could not reasonably be expected to have a Material Adverse Effect. It hereby agrees, jointly and severally with the other Borrowers, to indemnify, defend and hold harmless the Lender and each of its Related Persons from and against any and all liabilities arising out of, relating to or resulting from, any Borrower’s breach of this covenant, and in the event of any disposal, discharge or release of any Hazardous Materials from any Vessel that results in the imposition of Class II civil penalties or higher, or upon the initiation of any proceeding, investigation or inquiry by any Governmental Authority alleging a violation of any Environmental Laws as a result of such disposal, discharge or release from any Vessel that could result in the imposition of such penalties, it shall notify the Lender in writing within ten (10) days of having knowledge thereof. As used herein, the term “Hazardous Materials” means Oil, other hazardous materials, hazardous wastes, hazardous materials, or any other pollutants, contaminants, chemicals, wastes, materials, compounds, constituents or substances, defined under, subject to regulation under, or which can give rise to liability or obligations under, any Environmental Laws, including polychlorinated biphenyls (“PCBs”); and the term “Oil” has the meaning assigned to it in the Oil Pollution Act of 1990, 33 U.S.C. §2701, et seq or any substance or compound containing PCBs, asbestos or any asbestos-containing materials in any form or condition, lead- based paint, urea formaldehyde, pesticides, radon or any other, radioactive materials including any source, special nuclear or by-product material, petroleum, petroleum products, petroleum-derived substances, crude oil or any fraction thereof, or any mold, microbial or fungal contamination that could pose a risk to human health or the Environment.

4.16 Financial Responsibility. It shall comply with and satisfy all of the provisions of any Applicable Law, regulation, proclamation or order concerning financial responsibility for liabilities imposed on it or such Vessel with respect to pollution, including, without limitation, the International Convention of Maritime Pollution of 1973, the International Convention for the Safety of Life at Sea of 1974, the U.S. Water Pollution Act, as amended by the Water Pollution Control Act Amendment of 1972, the U.S. Oil Pollution Act of 1990, as the same may be amended from time to time, and shall maintain all certificates or other evidence of financial responsibility as may be required by any such law, regulation, proclamation or order with respect to the trade in which such Vessel from time to time engages or the cargoes carried by it.

4.17 Certificate of Documentation, Etc. It shall, at its own cost and expense, renew such Vessel’s Certificate of Documentation annually.

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4.18 Financial Covenants.

(i) Commencing on September 30, 2021 and continuing each month thereafter, the Borrowers shall cause Holdings and its Subsidiaries, on a consolidated basis, to maintain minimum cash liquidity (including Cash Equivalents) of at least $30,000,000, tested on the last Business Day of each month.

(ii) Commencing on March 31, 2023, the Borrowers shall cause Holdings and its Subsidiaries, on a consolidated basis, to maintain at all times a Total Leverage Ratio for the four (4) quarters most recently ended of not more than the following:

5.0 to 1.0 at any time during fiscal year 2023, provided, however, with respect to the calculation for the quarter ending March 31, 2023 only, the Total Leverage Ratio shall be calculated on an annualized basis using only the three (3) fiscal quarters ending March 31, 2023; and

3.75 to 1.0 at any time during the first and second fiscal quarters of 2024; and

3.25 to 1.0 at any time during the third and fourth fiscal quarters of 2024 and all fiscal years thereafter.

(iii) Commencing on March 31, 2023, the Borrowers shall cause Holdings and its Subsidiaries, on a consolidated basis, to maintain at all times for the four (4) quarters most recently ended a Fixed Charge Coverage Ratio of not less than 1.20 to 1.00 at any time during fiscal year 2023 and all fiscal years thereafter, provided, however, with respect to the calculation for the quarter ending March 31, 2023 only, the Fixed Charge Coverage Ratio shall be calculated on an annualized basis using only three (3) fiscal quarters ending March 31, 2023.

4.19 Anti-Corruption Laws; Anti-Terrorism Laws, etc. It shall conduct its business in compliance in all material respects with all applicable Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions, as amended, and the regulations thereunder, and shall maintain in effect and enforce procedures, policies and controls which it reasonably believes are adequate to ensure compliance by it with all applicable Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions.

4.20 Most Favored Nations Provisions. In the event that any Credit Party shall enter into any new (or shall modify any existing) agreement, instrument or document creating, securing or evidencing Indebtedness in excess of $15,000,000 containing one or more additional financial covenants (including, without limitation, financial reporting covenant) or additional defaults related thereto not contained in this Agreement, or more favorable financial covenants (including, without limitation, financial reporting covenants) or events of default related thereto, the terms of this Agreement shall, without any further action on the part of the Credit Parties, or the Lender, be deemed to be amended automatically to include each such additional financial covenants and additional defaults related thereto or more favorable financial covenant or event of default related thereto contained in such agreement, instrument or document; provided, however, that if subsequent thereto, the parties to any such agreements, instruments or documents agree to remove, loosen or make less restrictive any such financial covenants or events of default, then the terms of this Agreement shall, without any further action on the part of the Credit Parties and the Lender and so long as such new terms are no less favorable to the Lender than those which exist on the date hereof, shall be deemed to be similarly amended. In the event that the lenders under any such agreements, instruments or documents receive any compensation for such removal, loosening or making less restrictive such additional financial covenants or events of default, the Lender shall be entitled to receive compensation (including, without limitation, an increase in any interest rate or the payment of any fees) in equivalent proportion thereto. The Credit Parties further covenant to use commercially reasonable efforts to deliver at the Credit Parties’ sole cost and expense (including the fees and expenses of the Lender’s counsel) an amendment to this Agreement in form and substance satisfactory to the Lender evidencing the amendment of this Agreement to include such additional financial covenants and additional defaults related thereto, or more favorable financial covenants or events of default related thereto, provided that the execution and delivery of such amendment shall not be a precondition to the effectiveness of such amendment as provided for in this Section 4.20, but shall merely be for the convenience of the parties hereto.

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4.21 Bank Secrecy Act, etc. (1) It has been advised by the Lender that the Patriot Act establishes minimum standards of account information to be collected and maintained by the Lender, and that to help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account; and specifically, this means that when any Borrower executes this Agreement, the Lender may ask for such Borrower’s name and address, the date of birth of the officers executing this Agreement, and other information that will allow the Lender to identify such Borrower; and that the Lender may also ask to see the driver’s license or other identifying documents of the officers of such Borrower executing this Agreement. (2) It and its Affiliates are today and shall remain in full compliance with all applicable laws including, without limitation, ensuring that (i) no Covered Entity: (w) is a Sanctioned Person; (x) has any of its assets in a Sanctioned Country or is in the possession, custody, or control of a Sanctioned Person; (y) does business in or with, or derives any of its operating income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any law, regulation, order, or directive enforced by any Compliance Authority; or (z) is located, organized, operating, or resident in any Sanctioned Country; (ii) none of the proceeds of the Term Loan will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Country or Sanctioned Person in violation of any law, regulation, order, or directive enforced by any Compliance Authority; (iii) the funds used to repay the Term Loan are not derived from any unlawful activity; and (iv) each Covered Entity is in compliance with, no Covered Entity engages in any dealings or transactions prohibited by, and no Covered Entity engages in any attempt to violate or engage in or conspire to engage in any dealings or transactions that evades or avoids (or has the purpose of evading or avoiding) any, laws of the United States, including, but not limited to, any Anti-Terrorism Laws. It hereby further covenants and agrees that it shall promptly notify the Lender in writing of the occurrence of a Reportable Compliance Event. It has heretofore responded (and will promptly respond) to all Lender requests regarding, and has provided (and will promptly provide) to the Lender all materials, information, and documents relating to, the Lender’s compliance with applicable laws and regulations, including, without limitation, the Customer Due Diligence Rule under 31 C.F.R. § 1010.230 (the “Beneficial Ownership Regulation”). If applicable, it hereby: (a) agrees to promptly notify the Lender in writing of any change to the information contained in the Certification of Beneficial Owner(s) or any similar form (the “Beneficial Owners Information”); and (b) certifies that, as of the Closing Date, unless indicated otherwise to the Lender in writing, that the Beneficial Owners Information previously provided remains true, complete and correct in all respects. Moreover, if any Borrower is a “legal entity customer” (as defined in 31 C.F.R. § 1010.230), such Borrower agrees to immediately notify the Lender in writing of any direct or indirect refund or payment received by it in connection with this Agreement or the Term Loan Note, and certifies as of the date of this Agreement and the Term Loan Note that (unless such Borrower indicates otherwise to the Lender in writing) such Borrower has not received and does not expect to receive any such refund or payment directly or indirectly. As used herein: “Anti-Terrorism Laws” means any laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering, or bribery, all as amended, supplemented, or replaced from time to time; “Compliance Authority” means each and all of the (A) U.S. Treasury Department / Office of Foreign Assets Control, (B) U.S. Treasury Department / Financial Crimes Enforcement Network, (C) U.S. State Department / Directorate of Defense Trade Controls, (D) U.S. Commerce Department / Bureau of Industry and Security, (E) U.S. Internal Revenue Service, (F) U.S. Justice Department, (G) U.S. Securities and Exchange Commission, and (H) any other applicable governmental authority; “Covered Entity” means, with respect to a Borrower, such Borrower, its affiliates and subsidiaries, all guarantors, pledgors of collateral, any person or other party who (directly or indirectly) owns an interest in or otherwise controls any of the foregoing, and all brokers or other agents of such Borrower or any guarantor acting in any capacity in connection with this Loan or the Term Loan Note; “Reportable Compliance Event” means that any Covered Entity becomes a Sanctioned Person, or is indicted, arraigned, investigated, or custodially detained, or receives an inquiry from regulatory or law enforcement officials, in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or self-discovers facts or circumstances implicating any aspect of its operations with the actual or possible violation of any Anti-Terrorism Law; “Sanctioned Country” means any country, territory, or foreign government that is the target or subject of any sanctions program maintained by any Compliance Authority; and “Sanctioned Person” means any individual person, group, regime, entity, or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned, or debarred person, entity, or thing, or subject of any limitations or prohibitions (including, but not limited to, the blocking of property or rejection of transactions), under any order or directive of any Compliance Authority or otherwise subject of, or specially designated under, any sanctions program maintained by any Compliance Authority.

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4.22 Government Contracts. It shall execute and deliver to the Lender specific assignments of payments due or to become due with respect to all Government Contracts to which it is then currently a party to the extent that the term of any such Government Contract exceeds 180 days (including renewals). In addition, it shall execute and deliver to the Lender any and all documents and take any and all steps necessary to provide the Lender with an assignment of such Government Contracts unless such assignment is expressly prohibited as a result of the Lender not having or maintaining any governmental security clearances necessary for such assignment. The separate assignment to the Lender of a right to payment under specific Government Contracts, as contemplated under this Section, shall not be deemed to limit the Lender’s security interest to payments under those particular Government Contracts, but rather the Lender’s security interest, as stated above, shall extend to payments under any and all Government Contracts and proceeds thereof, now or hereafter owned or acquired by the Borrowers. In connection therewith, it hereby acknowledges that the Lender will be irreparably harmed if it fails to assign payments due or to become due under any Government Contract when required by this Agreement, and that the Lender shall have no adequate remedy at law. Therefore, it agrees that the Lender shall be entitled, in addition to all other remedies allowed by law or under this Agreement, to injunctive or other equitable relief to compel its compliance with the provisions of this Agreement requiring it to assign payments due or to become due under any Government Contract.

4.23 Citizenship. To the extent it owns a Jones Act Vessel, it will remain a Section 2 Citizen qualified to own and operate such Jones Act Vessel in the foreign and coastwise trade of the United States and, to the extent it owns a Non-Jones Act Vessel, it will remain qualified to own and operate such Non-Jones Act Vessel in the foreign trade of the United States.

4.24 Vessel Endorsements. It shall, and shall cause all Vessel Owners to keep (i) each Jones Act Vessel duly documented under the laws and flag of the United States qualified to engage in the coastwise trade of the United States and to do or suffer to be done nothing whereby such documentation or qualification may be forfeited or canceled, and (ii) each Non-Jones Act Vessel duly documented under the laws and flag of the United States qualified to engage in the foreign trade of the United States.

4.25 Taxes. It shall pay and discharge, or cause to be paid and discharged, all Taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except that it shall not be required to pay any such Taxes, assessments, charges or levies, the payment of which is being contested in good faith and by appropriate legal proceedings being diligently pursued, so long as none of its assets (including any of the Vessels owned by it) have been attached or arrested or, if attached or arrested, such attachment or arrest has been fully bonded and fully lifted.

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4.26 Deposit Accounts; Securities Accounts. Subject to Section 2.2(a) hereof, the Borrowers shall at all times cause to have in effect one or more Deposit Account Control Agreements or Securities Account Control Agreements, as applicable, in favor of the Lender, with regard to any account owned or operated by any Borrower, including any account into which Vessel charter hire proceeds are or may be deposited, and no Borrower shall permit or suffer to exist any account over which no Deposit Account Control Agreement or Securities Account Control Agreement, as applicable, is in place, nor shall it permit (i) the charter hire, earnings, or other proceeds of any Vessel, (ii) the payments under any MSP Operating Agreement or TSP Operating Agreement, as applicable, or (iii) the proceeds of any Government Contract with respect to any Vessel to be deposited into any account over which no Deposit Account Control Agreement or Securities Account Control Agreement in favor of the Lender is in place (including, for purposes of clarification, the proceeds of any Vessel subject to any joint charter arrangement, regardless of whether such charter provides only for charter hire on an aggregate basis, and not specifically attributable to any Vessel).

ARTICLE V.

NEGATIVE COVENANTS

Each Borrower hereby covenants and agrees that, so long as any of Obligation (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted) remain unpaid or unsatisfied:

5.1 Sale, Transfer or other Disposition of Collateral. Without the prior written consent of the Lender (and then only subject to such terms as the Lender may impose), it shall not substitute, sell, lease, assign, transfer, charter or otherwise dispose (including any sale and leaseback transaction) any of the Vessels owned by it (unless all amounts payable under Section 1.6(b)(i) hereof shall be paid in full to the Lender, in which case no consent shall be required) or any of the other Collateral, (other than time charters, voyage charters, contracts of affreightment, other contracts for the employment thereof, and bareboat charters of the Vessels expressly permitted by the terms of this Agreement). No consent of the Lender shall be required hereunder to any sale, lease, transfer, charter or other disposition of the OSG 205 Vessel or the OSG Courageous Vessel to the extent such sale, lease, transfer, charter or other disposition is expressly permitted by the terms of the OSG 205 Credit Agreement and provided that no Event of Default shall have occurred and be continuing hereunder, the Lender will release the OSG 205 Vessel and/or the OSG Courageous Vessel, as applicable, that is the subject of such sale, lease, transfer, charter or other disposition from the lien of the applicable Second Preferred Vessel Mortgage and the Lender will also release the OSG 205 Vessel Owner and/or the OSG Courageous Vessel Owner, as applicable, from its respective Guaranty concurrently with the release of the applicable Second Preferred Vessel Mortgage(s). In addition, upon the payment in full of all Obligations (as defined therein) under the OSG 205 Credit Agreement and the other Loan Documents (as defined therein) related thereto, provided that no Event of Default shall have occurred and be continuing hereunder, the Lender will release the Second Preferred Vessel Mortgages covering the OSG 205 Vessel and the OSG Courageous Vessel and the Lender will also release the OSG 205 Vessel Owner and the OSG Courageous Vessel Owner from their Guaranties.

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5.2 Indebtedness. It shall not create, incur or assume or suffer to exist any Indebtedness other than (i) trade payables incurred in the ordinary course of business, including, without limitation, payables in respect of bunkers and drydocking and under service agreements relating to the Vessels owned by it, (ii) Indebtedness incurred under the Loan Documents, and (iii) Indebtedness incurred in the ordinary course of its business not to exceed $5,000,000 in the aggregate for all Borrowers at any one time outstanding.

5.3 Restrictions on Nature of Business, State of Formation. It shall not engage in any line of business materially different from that presently engaged in by it, without written permission of the Lender (such permission not to be unreasonably withheld). It shall not change its state of formation or the location of its principal place of business from that set forth in this Agreement, without giving the Lender at least twenty (20) days’ prior written notice thereof and setting forth in detail the new jurisdiction of formation or complete address of such new place of business (as the case may be). In furtherance thereof, it shall file, and hereby authorizes the Lender to file on its behalf, Uniform Commercial Code financing statements, amendments or continuation statements, in form and substance satisfactory to the Lender, in such jurisdiction or jurisdictions as the Lender shall request upon demand by the Lender.

5.4 Liens and Encumbrances. It shall not create, incur, assume or suffer to exist any Lien or other encumbrance upon any Vessel (other than Permitted Maritime Liens) owned by it or the other Collateral, other than Liens created under or expressly permitted by the Loan Documents.

5.5 Assignments. It shall not assign to any Person (other than the Lender) any of the Earnings, Insurances or Requisition Compensation of any Vessels owned by it.

5.6 Maintenance of Single Purpose Entity Status. It shall not:

(i) engage in any business other than as contemplated hereunder and under the other Loan Documents or any activity other than as contemplated by, or otherwise necessary to perform its obligations under, this Agreement and the other Loan Documents;

(ii) acquire, own or lease any material assets other than (A) the property related to its ownership and operation of the Vessel(s) owned by it, and (B) that needed to maintain its existence or operations in order to comply with, or as otherwise permitted by, the Loan Documents;

(iii) merge with or into, amalgamate, or consolidate with or into, any Person other than another Borrower, or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure (including, in each case, pursuant to a Delaware LLC Division or any similar division under the laws of any other state);

(iv) amend, modify, terminate or fail to comply with the provisions of its Organizational Documents, as same may be further amended or supplemented, if such amendment, modification, termination or failure to comply could adversely affect its status as a single purpose entity or its ability to perform its obligations hereunder, or under the Term Loan Note and the other Loan Documents;

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(v) own any Subsidiary nor make any Investment in any Person other than its Affiliates;

(vi) pledge, grant a security interest (other than Permitted Maritime Liens and other Liens in favor of the Lender) in or transfer any of its assets to any other Person;

(vii) declare or make any Restricted Payments to any Person other than to its Affiliates; provided, however, it shall not make any Restricted Payments so long as an Event of Default shall have occurred and be continuing;

(viii) fail to maintain its records, books of account separate and apart from those of its Affiliates or any other Person;

(ix) enter into any contract or agreement with any of its Affiliates or any other Person, except for those agreements which otherwise are incurred in the ordinary course of business upon terms and conditions that would be available on an arms-length basis;

(x) seek its dissolution or winding up in whole or in part;

(xi) maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any of its Affiliates;

(xii) hold itself out to be responsible for the debts of another Person or pay another Person’s liabilities out of its own funds;

(xiii) make any loans or advances to any third party;

(xiv) fail to prepare and file its own tax returns, if such tax returns are required to be filed under Applicable Law;

(xv) fail either to hold itself out to the public as a legal Person separate and distinct from any other Person or to conduct its business solely in its own name, in order not to mislead others as to the identity with which such other party is transacting business, or to suggest that it is responsible for the debts of any third party;

(xvi) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; or

(xvii) enter into or effect a Delaware LLC Division or any similar division under the laws of any other state.

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5.7 Fiscal Periods. It shall not change its fiscal year-end to a date other than December 31, or its fiscal quarter-end to a date other than March 31, June 30, September 30 and December 31.

5.8 Financing Statements. It shall not file any amendments, corrective statements, or termination statements concerning the Collateral without the prior written consent of the Lender.

5.9 Sanctions. It shall not directly or knowingly indirectly use or permit the proceeds of the Term Loan to be used (a) in connection with any investment in, or any transaction or dealings with, any Person that, at the time of such funding, is the subject of Sanctions in a manner that will result in a violation of Sanctions, or (b) in any other manner in violation of Sanctions.

5.10 Anti-Corruption Laws; Anti-Terrorism Laws. It shall not directly, or knowingly indirectly, use the proceeds of the Loan for any purpose which would breach any Anti-Corruption Laws or any Anti-Terrorism Laws.

5.11 Vessel Management. It shall cause any Vessel owned by it to be managed by Holdings or an Affiliate of Holdings or any third-party manager reasonably acceptable to the Lender who is a Section 2 Citizen. It shall notify the Vessel’s insurers of and the Lender in writing and it shall procure a manager’s letter of undertaking from any new or replacement manager of any Vessel, which manager’s letter of undertaking shall be in form and substance reasonably satisfactory to the Lender, in each case prior to any change in the manager of any Vessel owned by it.

5.12 Vessels Delivered under the Charter. It shall not deliver any Vessel owned by it to any charterer (including, without limitation, any time charterer) for use under any charter (other than the Existing Charters) (including, without limitation, any time charter) until after the Vessel Mortgage covering such Vessel has been filed with NVDC.

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5.13 MSP Operating Agreements. Mykonos Tanker shall not cancel, modify or otherwise amend or consent to any amendment (in each case, in a manner adverse to the rights of the Lender) the terms of the Mykonos MSP Operating Agreement without the prior written consent of the Lender, and will provide the Lender with copies of any notice of an event of default or default and other related documentation received or sent in connection therewith. Santorini Tanker shall not cancel, modify or otherwise amend or consent to any amendment (in each case, in a manner adverse to the rights of the Lender) the terms of the Santorini MSP Operating Agreement without the prior written consent of the Lender, and will provide the Lender with copies of any notice of an event of default or default and other related documentation received or sent in connection therewith. In the event that MarAd unilaterally reduces the amount of the payments payable under any of the MSP Operating Agreements or if, pursuant to the mandate of the relevant Governmental Authority, any other modification or amendment to any of the MSP Operating Agreements is made, or any of the MSP Operating Agreements is terminated, in any such case it shall not be a violation of this Section. Neither Mykonos Tanker nor Santorini Tanker shall assign or pledge any of its rights, title or interests, in the whole or in part, in any MSP Operating Agreement or in any of the moneys payable thereunder or claims it may have arising under any MSP Operating Agreement to anyone, and neither Mykonos Tanker nor Santorini Tanker shall take or omit to take any action, the taking or omission of which might result in an alteration or impairment of their respective rights under any MSP Operating Agreement. Notwithstanding the foregoing or anything contained in this Agreement to the contrary, each of Mykonos Tanker and Santorini Tanker may (i) agree to terminate its respective MSP Operating Agreement and enter a tanker security program operating agreement with MarAd (each a “TSP Operating Agreement”) pursuant to which it will participate, and its Vessel will be employed, in the Tanker Security Program to be established under the U.S. National Defense Authorization Act and/or (ii) enter into a voluntary tanker agreement with MarAd under the voluntary agreement authority of the U.S. Defense Production Act of 1950, to provide the U.S. Transportation Command with assured access to its respective Vessel to meet national defense needs, in each case so long as such action is not adverse to the interests of the Lender. Should Mykonos Tanker and/or Santorini Tanker determine, in any other event, that it is in its best interest to terminate its MSP Operating Agreement, it may terminate such MSP Operating Agreement with the prior written consent of the Lender, such consent not to be unreasonably withheld, delayed or conditioned.

5.14 Termination or Assignment of Existing Charters. Without the prior written consent of the Lender (such consent not to be unreasonably withheld), it shall not (i) assign (or suffer the assignment of) any Existing Charter to any Affiliate other than another Credit Party or (ii) terminate or cancel (or suffer to exist any termination or cancellation of) any Existing Charter prior to its scheduled expiration (not including renewal options) and within ninety (90) days following such termination or cancellation enter into (nor shall any of its Affiliates within such period following such termination or cancellation enter into) a new or replacement charter with the charterer (or any of such charterer’s Affiliates) under such terminated or canceled Existing Charter for the charter of any vessel other than one of the Vessels.

5.15 Embargoed Person. It shall not cause or permit (a) any of the funds or properties of any Credit Party that are used to repay the Term Loan to constitute property of, or be beneficially owned directly or indirectly by, any person (individual or entity) with whom dealings are restricted or prohibited under United States law (“Embargoed Person” or “Embargoed Persons”) that is identified on the “List of Specially Designated Nationals and Blocked Persons” maintained by OFAC and/or any other similar list maintained by any Sanctions Authority, or 50% or greater owned by any such designated individual or entity that would result in a violation of Sanctions Laws, or (b) any Embargoed Person to have any direct or indirect interest, of any nature whatsoever in any Credit Party, with the result that the investment in any Credit Party (whether directly or indirectly) is prohibited by applicable Legal Requirements or the making of the Term Loan by the Lender is in violation of applicable Legal Requirements.

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ARTICLE VI.

EVENTS OF DEFAULT

6.1 Events of Default. Time is of the essence under this Agreement and the Borrowers shall be deemed to be in default of their obligations hereunder upon the occurrence of any of the following events (each, an “Event of Default”):

(a) the Borrowers fail (i) to make any principal and interest payment as and when due under the Term Loan Note, which failure continues unremedied for a period of three (3) days thereafter, or (ii) to pay when due any other sum otherwise payable hereunder or under any other Loan Document, which failure continues unremedied for a period of five (5) days thereafter; or

(b) any Borrower sells (other than in connection with such Borrower’s satisfaction of its obligations under Section 1.6(b) hereof), or mortgages or encumbers (other than for Permitted Maritime Liens) any Vessel owned by it, or if any Lien (other than a Permitted Maritime Lien) is filed against or otherwise attaches to any Vessel, which has not been released, bonded or otherwise secured as provided in Section 4.12(x) hereof; or

(c) any representation or warranty made by any Borrower hereunder or by any Borrower or any other Credit Party in any of the other Loan Documents shall prove to have been materially false or misleading when made; or

(d) (1) any Credit Party, as applicable, fails to comply with any of the provisions of Section 2.2, Section 4.4, the first sentence of Section 4.11, Section 4.12(ii), Section 4.12(v), Section 4.12(x), Section 4.12(xii), Section 4.13, Section 4.23, Section 4.24 or Article V, or (2) any Borrower fails to comply with any of the provisions of Section 4.12(i) and such failure continues unremedied for a period of fifteen (15) days following the earlier of the date that a Responsible Officer of such Borrower has knowledge thereof or the date that the Lender provides notice of such failure to such Borrower, or (3) any Borrower or any Guarantor, as applicable, fails to observe or perform any covenant or agreement contained in Section 4.18; or

(e) any Borrower breaches any of the other agreements or covenants contained herein (and not otherwise addressed in this Section 6.1) and such breach continues unremedied for a period of thirty (30) days following the earlier of the date that a Responsible Officer of such Borrower is obligated to report such breach to the Lender under subsection 4.1(d) hereof or the date that the Lender provides notice of such breach to such Borrower; or

(f) any notice shall have been issued by the United States Coast Guard Registry to the effect that any Vessel is subject to deletion from documentation or the Certificate of Documentation for any Vessel or the endorsement noted thereon is subject to revocation or cancellation, for any reason whatsoever and such matter is not remedied or such notice is not revoked within ten (10) Business Days of any Borrower’s receipt thereof; or

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(g) (i) for any reason, any Vessel Mortgage ceases to be a duly recorded, first preferred mortgage over the whole of the Vessel(s) covered thereby or (ii) for any reason, any Second Preferred Vessel Mortgage ceases to be a duly recorded second preferred mortgage over the whole of the Vessel(s) covered by such Second Preferred Vessel Mortgage; or

(h) should this Agreement, the Term Loan Note, the Guaranty or any other Loan Document at any time after their execution and delivery, for any reason (other than satisfaction in full of all Obligations) cease to be valid and binding on, or enforceable against, any Credit Party, or any Credit Party shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or this Agreement or any other Loan Document shall, at any time after their execution and delivery, for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby in the case of any Vessel Mortgage or Second Preferred Vessel Mortgage or such instrument shall for any reason (other than pursuant to the terms hereof) cease to be a perfected preferred mortgage lien on the Vessels covered thereby, subject only to Permitted Maritime Liens; or

(i) an event of default (other than those described elsewhere in this Section 6.1) shall have occurred and be continuing under any Vessel Mortgage or any other Loan Document and such breach continues unremedied for a period of thirty (30) days following the earlier of the date that a Responsible Officer of any Credit Party has knowledge of such breach or the date that the Lender provides notice of such breach to the Borrower owning the Vessel(s) affected thereby; or

(j) should any Vessel Owner that owns a Jones Act Vessel cease to qualify as a Section 2 Citizen and such failure, if curable, remains uncured for a period of ten (10) days thereafter, or should any Vessel Owner that owns a Non-Jones Act Vessel cease to qualify under 46 U.S.C. §12103(b)(2), to document any such Non-Jones Act Vessel under the flag of the United States, and such failure, if curable, remains uncured for a period of ten (10) days thereafter; or

(k) should any Credit Party (i) make an assignment for the benefit of its creditors, (ii) fail to generally pay its debts as they become due, (iii) commence a voluntary case under any applicable bankruptcy, insolvency or other similar law, (iv) file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future statute, laws or regulation relating to creditors’ rights, (v) have entered against it a decree or order for relief in an involuntary case under any applicable bankruptcy, insolvency or other similar law and such decree or order remains unstayed or is not vacated within thirty (30) days thereafter, (vi) file an answer admitting or not contesting the material allegations of a petition filed against it in any such involuntary proceeding, (vii) seek or consent to or acquiesce in the entry of an order for relief or the appointment of, or the taking possession by, any trustee, receiver, assignee, custodian, sequestrator or liquidator of it or all or any substantial part of its properties; or

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(l) should any Vessel be seized or levied upon under any legal or governmental process and the Borrowers shall fail either (i) to cause the release of such Vessel from such seizure or levy within thirty (30) days or such lesser time as may be necessary to avoid prejudice to the Lender’s interest therein, or (ii) to pay to the Lender an amount equal to the then outstanding principal balance of the Term Loan, plus all accrued but unpaid interest due thereon, and all other sums then due hereunder; or

(m) should any Credit Party fail to make any payment of principal of, premium, if any, and/or interest on, any third party Indebtedness or fail to make any payment of rent or hire due under any charter or lease or otherwise fail to perform or observe any other agreement or any term or condition contained in any agreement relating to any third party Indebtedness, lease or charter beyond any grace period provided with respect thereto and the effect of such default or failure is (i) to permit or cause, or to permit the holder or holders of such third party Indebtedness (or a trustee on behalf of such holder or holders) to cause, such third party Indebtedness to become due (or to be purchased by such Credit Party) prior to any stated maturity date, or (ii) in the case of a lease or charter, to permit or cause the lessor or owner under such lease or charter to terminate such lease or charter, in each case where the amount of such third party Indebtedness or the payments remaining due under such lease or charter exceeds in the case of any Credit Party (other than Holdings) $1,000,000 and in the case of Holdings $10,000,000; or

(n) should any Credit Party fail to pay for more than sixty (60) days after it is due or during such period to vacate, obtain a stay pending appeal or post bond against, any final, non-appealable judgment entered against it by any court having jurisdiction over it or its property for the payment of money aggregating, in the case of any Credit Party (other than Holdings) in excess of $1,000,000 and in the case of Holdings in excess of $25,000,000, over the amount covered by insurance then in effect (so long as the insurer thereof has not denied liability for the payment thereof); or

(o) should there occur a Change in Control;

(p) any Borrower shall be debarred and/or suspended by any federal government agency and such debarment or suspension has an adverse effect on any of the MSP Operating Agreements or any Borrowers’ ability to perform thereunder or either of the Non-Jones Act Vessels is no longer operating under (or eligible to operate under) the applicable MSP Operating Agreement (other than as permitted by Section 5.13 hereof or in connection with a sale of a Non-Jones Act Vessel or the substitution of another vessel financed by the Lender (which substitution is at the Lender’s sole discretion));

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(q) should any Credit Party fail to make any payment of principal of, premium, if any, and/or interest on, any Indebtedness owing to the Lender or any of its Affiliates or fail to make any payment of rent or hire due under any charter or lease or otherwise fail to perform or observe any other agreement or any term or condition contained in any agreement relating to any Indebtedness owing to the Lender or any of its Affiliates or any lease or charter with the Lender or any of its Affiliates beyond any grace period provided with respect thereto and the effect of such default or failure is (x) to permit or cause, or to permit the Lender or any such Affiliate to cause, such Indebtedness to become due (or to be purchased by such Credit Party) prior to any stated maturity date, or (y) in the case of a lease or charter, to permit or cause the Lender or any such Affiliate under such lease or charter to terminate such lease or charter; or

(r) should there occur an “Event of Default” (as defined therein) under the OSG 205 Credit Agreement; or

(s) failure of any Borrower to maintain any insurance required under this Agreement or any other Loan Document; or

(t) there occurs any attempt by any Credit Party to repudiate, revoke, rescind, withdraw or cancel, any guaranty or agreement securing the payment of any Obligations or the performance of any undertakings of any Borrower under the Loan Documents; or

(u) one or more ERISA Events shall have occurred that, when taken together with all other such ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; or

(v) (i) (A) the termination or cancellation by Alaska Tanker Company, LLC of the Alaskan Legend Time Charter prior to its scheduled expiration as in effect on the Closing Date (not including any renewal options) without the prior written consent of the Lender, or (B) the termination or cancellation of the Alaskan Legend Time Charter resulting from any breach by, any action taken by, or the failure to take any action by, Alaska Tanker Company, LLC under (or any termination or cancellation of the Alaskan Legend Time Charter resulting from any allegation or claim regarding any breach by, any action taken by, or the failure to take any action by, Alaska Tanker Company, LLC under) the Alaskan Legend Time Charter and the failure by Alaska Tanker Company, LLC to enter a new charter of similar value in respect of the Alaskan Legend within fifteen (15) days following such termination or cancellation referred to in this subclause (B); or (ii) a breach by Alaska Tanker Company, LLC of any of the agreements or covenants contained in the Alaska Tanker Assignment of Earnings and such breach continues unremedied for a period of fifteen (15) days following the earlier of the date that a Responsible Officer of any Borrower is obligated to report such breach to the Lender under subsection 4.1(d) hereof or the date that the Lender provides notice of such breach to the Borrowers; or

(u) there occurs a Material Adverse Effect.

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6.2 Rights and Remedies Upon Event of Default. Upon the occurrence of an Event of Default or at any time thereafter until such Event of Default is cured to the satisfaction of the Lender, the Lender may exercise any or all of the following rights and remedies:

(a) The Lender may declare the entire unpaid principal amount of the Term Loan Note, all interest accrued and unpaid thereon, and all other amounts payable to the Lender under this Agreement (including, but not limited to, any Prepayment Fee payable under Section 1.7 hereof) to be forthwith due and payable, whereupon the Term Loan Note, all such accrued interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers; provided, however, that upon the occurrence of an Event of Default under subsection 6.1(k), the Obligations shall become immediately due and payable, without any declaration or other action by the Lender.

(b) The Lender may proceed to protect and enforce the terms of this Agreement and the Term Loan Note by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement herein contained or in execution or aid of any power herein granted or for the recovery of judgment for the indebtedness hereby owed, or for the enforcement of any other proper legal or equitable remedy available under applicable law; and

(c) The Lender may (A) cancel, terminate, renegotiate, amend, modify, compromise, enforce or settle and/or adjudicate any existing construction, architectural or engineering contracts or agreements in connection therewith, subject to the terms thereof; (B) engage the services of additional or substitute shipbuilders, contractors, subcontractors, architects or engineers of the Lender’s selection; and (C) perform such other actions as the Lender may deem to be necessary and proper to protect the security interest and rights of the Lender with regard to the Collateral as provided herein. To the further extent permitted under applicable law, the Borrowers agree and consent to all such actions on the part of the Lender following any Event of Default hereunder, with the Borrowers further releasing the Lender and each of its Related Persons from any and all liability to the Borrowers, as well as to each Borrower’s officers, directors, managers, members, and shareholders, in connection therewith. Each Borrower further agrees not to interfere with the exercise of such rights and remedies, and to provide the Lender with such assistance, documentation and information as the Lender may request.

(d) The Lender may exercise any other rights and remedies available to it by law or under the other Loan Documents, including any of the Collateral Documents. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

(e) Each Borrower hereby irrevocably appoints the Lender as its attorney-in-fact (which power shall be deemed irrevocable and coupled with an interest) to, following the occurrence and during the continuance of an Event of Default, execute, endorse and deliver any deed, conveyance, assignment or other instrument in writing as may be required to vest in the Lender any right, title or power which, by the terms hereof, are expressed to be conveyed to or conferred upon the Lender, including any documents and checks or drafts relating to or received in payment for any loss or damage under the policies of insurance required by the provisions of the Loan Documents, but only to the extent that the same relates to the Collateral.

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6.3 Status Quo. In case the Lender shall have proceeded to enforce any right under this Agreement or any Loan Document, including any Collateral Document, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Lender, then, and in every such case, each Borrower and the Lender shall be restored to their former positions and rights hereunder and thereunder, as applicable.

ARTICLE VII.

7.1 Reserved.

ARTICLE VIII.

MISCELLANEOUS

8.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Credit Party therefrom, shall be effective unless the same shall be in writing and signed by the Lender and each of the Borrowers, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given.

8.2 Notices.

(a) Addresses. All notices and other communications required or expressly authorized to be made by this Agreement shall be given in writing, unless otherwise expressly specified herein, and addressed to such party as its address set forth on the applicable signature page hereto.

(b) Effectiveness. All communications described in clause (a) above and all other notices, demands, requests and other communications made in connection with this Agreement shall be effective and be deemed to have been received (i) if delivered by hand, upon personal delivery, (ii) if delivered by overnight courier service, one (1) Business Day after delivery to such courier service, (iii) if delivered by mail, three (3) Business Days after deposit in the U.S. mail, and (iv) if delivered by electronic mail, upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgment).

8.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. No course of dealing between any Credit Party or any Affiliate of any Credit Party, and the Lender shall be effective to amend, modify or discharge any provision of this Agreement or any of the other Loan Documents.

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8.4 Costs and Expenses. Any action taken by any Credit Party under or with respect to any Loan Document, even if required under any Loan Document or at the request of the Lender, shall be at the expense of such Credit Party, and the Lender shall not be required under any Loan Document to reimburse any Credit Party or any Subsidiary of any Credit Party therefor except as expressly provided therein. In addition, the Borrowers hereby agree, jointly and severally, to pay or reimburse upon demand (a) the Lender for all reasonable and documented out-of-pocket fees, costs and expenses incurred by it or any of its Related Persons, in connection with the investigation, development, preparation, negotiation, syndication, execution, interpretation or administration of, any modification of any term of or termination of, any Loan Document, any commitment or proposal letter therefor, any other document prepared in connection therewith or the consummation and administration of any transaction contemplated therein, in each case including Attorney Costs of the Lender, the cost of environmental audits, Collateral audits and appraisals, background checks and similar expenses (including in connection with any Vessel Appraisal), (b) subject to Section 4.5, the Lender for all costs and expenses incurred by it or any of its Related Persons in connection with internal audit reviews, field examinations (including reasonable and documented out-of-pocket fees, costs and expenses of such examiners), and Vessel Appraisals, and (c) the Lender and its Related Persons for all documented costs and expenses incurred in connection with (i) any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out”, (ii) the enforcement or preservation of any right or remedy under any Loan Document, any Obligation, with respect to the Collateral or any other related right or remedy or (iii) the commencement, defense, conduct of, intervention in, or the taking of any other action (including preparation for and/or response to any subpoena or request for document production relating thereto) with respect to, any proceeding (including any bankruptcy or insolvency proceeding) related to any Credit Party, any Subsidiary of any Credit Party, Loan Document, or Obligation, including Attorney Cost.

8.5 Indemnity.

(a) The Borrowers further agree, jointly and severally, to indemnify, defend and hold harmless the Lender and each of its Related Persons (each such Person being an “Indemnitee”) from and against all Liabilities (including brokerage commissions, fees and other compensation) that may be imposed on, incurred by or asserted against any such Indemnitee (whether brought by any Borrower, an Affiliate of any Borrower, any other Credit Party or any other Person) in any matter relating to or arising out of, in connection with or as a result of (i) any Loan Document, any Obligation (or the repayment thereof), the use or intended use of the proceeds of the Term Loan or any securities filing of, or with respect to, the Borrowers, (ii) any commitment letter, proposal letter or term sheet with any Person or any Contractual Obligation, arrangement or understanding with any broker, finder or consultant, in each case entered into by or on behalf of any Borrower or any Affiliate of any Borrower or any other Credit Party in connection with any of the foregoing and any Contractual Obligation entered into in connection with any Electronic Transmissions, (iii) any actual or prospective investigation, litigation or other proceeding relating to (A) any of the Loan Documents, (B) any of the transactions contemplated by this Agreement or any of the other Loan Documents, and/or (C) any of the Collateral, whether or not brought by any such Indemnitee or any of its Related Persons, any holders of securities or creditors (and including Attorney Costs in any case), whether or not any such Indemnitee, Related Person, holder or creditor is a party thereto, and whether or not based on any securities or commercial law or regulation or any other Requirement of Law or theory thereof, including common law, equity, contract, tort or otherwise or (iv) any other act, event or transaction related, contemplated in or attendant to any of the foregoing (collectively, the “Indemnified Matters”); provided, however, that neither the Borrowers nor any other Credit Party shall have any liability under this Section 8.5 to any Indemnitee with respect to any Indemnified Matter, and no Indemnitee shall have any liability with respect to any Indemnified Matter other than (to the extent otherwise liable), to the extent such liability has resulted primarily from the gross negligence or willful misconduct of such Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order. Furthermore, each Borrower waives and agrees not to assert against any Indemnitee, and shall cause each other Credit Party to waive and not assert against any Indemnitee, any right of contribution with respect to any Liabilities that may be imposed on, incurred by or asserted against any Related Person.

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(b) Without limiting the foregoing, “Indemnified Matters” includes all Environmental Liabilities, including those arising from, or otherwise involving, any Property of any Credit Party or any Related Person of any Credit Party or any actual, alleged or prospective damage to Property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such Property or natural resource or any Property on or contiguous to any real estate of any Credit Party or any Related Person of any Credit Party, whether or not, with respect to any such Environmental Liabilities, any Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor-in-interest to any Credit Party or any Related Person of any Credit Party or the owner, lessee or operator of any Property of any Related Person through any foreclosure action, in each case except to the extent such Environmental Liabilities (i) are incurred solely following foreclosure by the Lender having become the successor-in-interest to any Credit Party or any Related Person of any Credit Party and (ii) are attributable solely to acts of such Indemnitee.

8.6 Marshaling; Payments Set Aside. The Lender shall not be under any obligation to marshal any Property in favor of any Credit Party or any other Person or against or in payment of any Obligation. To the extent that the Lender receives a payment from the Borrowers, from any other Credit Party, from the proceeds of the Collateral, from the exercise of its rights of setoff, any enforcement action or otherwise, and such payment is subsequently, in whole or in part, invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not occurred.

8.7 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Lender.

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8.8 Binding Effect; Assignment and Participations.

(a) Binding Effect. This Agreement shall become effective when it shall have been executed by each Borrower and the Lender. Thereafter, it shall be binding upon and inure to the benefit of, but only to the benefit of, the Borrowers, the Lender and, in each case, their respective successors and permitted assigns. Except as expressly provided in any Loan Document, neither of the Borrowers nor any other Credit Party have the right to assign or transfer any rights or obligations hereunder or any interest herein.

(b) Right to Assign. The Lender may sell, transfer, negotiate or assign (a “Sale”) all or a portion of its rights and obligations hereunder to any Affiliate of the Lender or any other Person; provided, that unless an Event of Default has occurred (whether or not such Event of Default is subsequently cured by the Borrowers or waived by the Lenders), any such Sale (1) shall not be to a Disqualified Institution and (2) shall require the Borrowers’ prior written consent (such consent not to be unreasonably withheld, delayed or conditioned); provided, however, no such consent of the Borrowers shall be required in connection with any Sale to an Affiliate of the Lender whether or not an Event of Default has occurred.

(c) Grant of Security Interests. In addition to the other rights provided in this Section 8.8, the Lender may grant a security interest in, or otherwise assign as collateral, any of its rights under this Agreement and/or any of the other Loan Documents, whether now owned or hereafter acquired (including rights to payments of principal and/or interest due on payment of the Term Loan), to any Person other than a Disqualified Institution.

(d) Participants. In addition to the other rights provided in this Section 8.8, the Lender may, without notice to or consent from the Borrowers or any Guarantor, sell participations to one or more Persons other than a Disqualified Institution in or to all or a portion of its rights and obligations under the Loan Documents (including all its rights and obligations with respect to the Term Loan); provided, however, that, whether as a result of any term of any Loan Document or of such grant or participation, (i) the Lender’s rights and obligations, and the rights and obligations of the Borrowers towards the Lender, under any Loan Document shall remain unchanged and each other party hereto shall continue to deal solely with the Lender, which shall remain the holder of the Obligations, except that each such participant shall be entitled to the benefit of Article IX, but, with respect to Section 9.1, only to the extent such participant delivers the Tax forms the Lender is required to collect pursuant to subsection 9.1(f) and then only to the extent of any amount to which the Lender would be entitled in the absence of any such grant or participation.

(e) Matters Pertaining to Disqualified Institutions. Should the Lender assign all or any portion of its rights and obligations under this Agreement or sell a participation interest hereunder, the Lender shall be entitled to rely conclusively on the representation of such assignee or participant in the relevant assignment agreement or participation agreement, as applicable, that it is not a Disqualified Institution, unless such assignee or purchaser is (i) a person that has been identified by the Borrowers to the Lender in writing as a Disqualified Institution or (ii) an Affiliate of such a Disqualified Institution that is clearly identifiable as an Affiliate of a Disqualified Institution on the basis of such Affiliate’s name.

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8.9 Non-Public Information; Confidentiality.

(a) Non-Public Information. The Lender hereby acknowledges and agrees that it may receive material non-public information (“MNPI”) hereunder concerning one or more of the Credit Parties and their respective Affiliates and agrees to use such information only in compliance with all relevant policies, procedures and applicable Requirements of Laws (including United States Federal and state securities laws and regulations).

(b) Confidential Information. The Lender further agrees to use all reasonable efforts to maintain, in accordance with its customary practices and procedures, the confidentiality of all information obtained by it pursuant to any Loan Document which by any Credit Party designates in writing as confidential, except that such information may be disclosed (i) with the Borrowers’ consent, (ii) to Related Persons of the Lender, as the case may be, that are advised of the confidential nature of such information and are instructed to keep such information confidential in accordance with the terms hereof, (iii) to the extent such information presently is or hereafter becomes (A) publicly available other than as a result of a breach of this Section 8.9 or (B) available to the Lender or any of its Related Persons, as the case may be, from a source (other than any Credit Party) not known by them to be subject to disclosure restrictions, (iv) to the extent disclosure is required by applicable Requirements of Law or other legal process or requested or demanded by any Governmental Authority, (v) (A) to any nationally recognized rating agency, or (B) otherwise to the extent consisting of general portfolio information that does not identify the Credit Parties, (vi) to current or prospective lenders, assignees, or participants, and to their respective Related Persons, in each case to the extent such assignees, investors, participants, counterparties or Related Persons agree to be bound by provisions substantially similar to the provisions of this Section 8.9 (and such Person may disclose information to their respective Related Persons in accordance with clause (ii) above), (vii) to any other party hereto, and (viii) in connection with the exercise or enforcement of any right or remedy under any Loan Document, in connection with any litigation or other proceeding to which the Lender or any of its Related Persons is a party or bound, or to the extent necessary to respond to public statements or disclosures by Credit Parties or their Related Persons referring to the Lender or any of its Related Persons. In the event of any conflict between the terms of this Section 8.9 and those of any other Contractual Obligation entered into with any Credit Party (whether or not a Loan Document), the terms of this Section 8.9 shall govern.

(c) Press Releases by the Lender. The Borrowers hereby consent to the publication by the Lender of any press releases, advertising or other promotional materials relating to the financing transaction contemplated by this Agreement using the Borrowers’ names, product photographs, logos or trademarks. The Lender shall provide a draft of any such press release, advertising or other material to the Borrowers for review and comment prior to the publication thereof.

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(d) Press Release and Related Matters by the Credit Parties. No Credit Party shall, and no Credit Party shall permit any of its Affiliates to, issue any press release or other public disclosure (other than any document filed with any Governmental Authority relating to a public offering of securities of any Credit Party) using the name, logo or otherwise referring to the Lender or any of its Affiliates, the Loan Documents or any transaction contemplated herein or therein to which the Lender or any of its Affiliates is party without the prior written consent of the Lender or such Affiliate, except to the extent required to do so under applicable Requirements of Law and then, only after consulting with the Lender or such Affiliate.

(e) Reserved.

(f) Material Non-Public Information. The Borrowers hereby further agree that if either they, any parent company or any Subsidiary of the Credit Parties has publicly traded equity or debt securities in the U.S., they shall (and shall cause such parent company or Subsidiary, as the case may be, to) (i) identify in writing, and (ii) to the extent reasonably practicable, clearly and conspicuously mark such Borrower Materials that contain only information that is publicly available or that is not material for purposes of U.S. federal and state securities laws as “PUBLIC”. The Credit Parties agree that by identifying such Borrower Materials as “PUBLIC” or publicly filing such Borrower Materials with the Securities and Exchange Commission, then the Lender shall be entitled to treat such Borrower Materials as not containing any MNPI for purposes of U.S. federal and state securities laws. The Credit Parties further represent, warrant, acknowledge and agree that the following documents and materials shall be deemed to be PUBLIC, whether or not so marked, and do not contain any MNPI: (A) the Loan Documents, including the schedules and exhibits attached thereto, and (B) administrative materials of a customary nature prepared by the Credit Parties or the Lender. Before distribution of any Borrower Materials, the Credit Parties agree to execute and deliver to the Lender a letter authorizing distribution of the evaluation materials to prospective Lenders and participants and their employees willing to receive MNPI, and a separate letter authorizing distribution of evaluation materials that do not contain MNPI and represent that no MNPI is contained therein.

8.10 Set-off; Sharing of Payments. Right of Setoff. The Lender and each Affiliate of the Lender is hereby authorized, without notice or demand (each of which is hereby waived by the Borrowers), at any time and from time to time during the continuance of any Event of Default and to the fullest extent permitted by applicable Requirements of Law, to set off and apply any and all deposits (whether general or special, time or demand, provisional or final) at any time held and other Indebtedness, claims or other obligations at any time owing by the Lender or any of its Affiliates to or for the credit or the account of any Borrower against any Obligation of the Borrowers now or hereafter existing, whether or not any demand was made under any Loan Document with respect to such Obligation and even though such Obligation may be unmatured. The Lender agrees promptly to notify the Borrowers after any such setoff and application made by the Lender or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights under this Section 8.10 are in addition to any other rights and remedies (including other rights of setoff) that the Lender and its Affiliates may have.

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8.11 Counterparts; Facsimile Signature. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof. This Agreement and any other Loan Document containing a signature, a reproduction of a signature or an E-Signature shall, for all intents and purposes, have the same effect and weight as a signed paper original.

8.12 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

8.13 Captions. The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

8.14 Independence of Provisions. The parties hereto acknowledge that this Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, and that such limitations, tests and measurements are cumulative and must each be performed, except as expressly stated to the contrary in this Agreement.

8.15 Interpretation. This Agreement is the result of negotiations among and has been reviewed by counsel to the Credit Parties and the Lender and is the product of all parties hereto. Accordingly, this Agreement and the other Loan Documents shall not be construed against the Lender merely because of the Lender’s involvement in the preparation of such documents and agreements. Without limiting the generality of the foregoing, each of the parties hereto has had the advice of counsel with respect to inter alia, Sections 8.17 and 8.18.

8.16 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Borrowers and the Lender and their respective permitted successors and permitted assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. The Lender shall not have any obligation to any Person not a party to this Agreement or the other Loan Documents.

8.17 Governing Law and Jurisdiction.

(a) Governing Law. THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE, EXCEPT AS TO THE EFFECT OF TITLE 14, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) SHALL GOVERN ALL MATTERS ARISING OUT OF, IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, INCLUDING ITS VALIDITY, INTERPRETATION, CONSTRUCTION, PERFORMANCE AND ENFORCEMENT (INCLUDING ANY CLAIMS SOUNDING IN CONTRACT OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST).

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(b) Submission to Jurisdiction. Any legal action or proceeding with respect to any Loan Document may be brought in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, each Borrower hereby accepts for itself and in respect of its Property, generally and unconditionally, the jurisdiction of the aforesaid courts; provided that nothing in this Agreement shall limit the right of the Lender to commence any proceeding in the federal or state courts of any other jurisdiction to the extent the Lender determines that such action is necessary to exercise its rights or remedies under the Loan Documents. The parties hereto (and, to the extent set forth in any other Loan Document, each other Credit Party) hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.

(c) Service of Process. Each Credit Party hereby irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States of America with respect to or otherwise arising out of or in connection with any Loan Document by any means permitted by applicable Requirements of Law, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address of the Borrowers specified herein (and shall be effective when such mailing shall be effective, as provided therein). Each Credit Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(d) Non-Exclusive Jurisdiction. Nothing contained in this Section 8.17 shall affect the right of the Lender to serve process in any other manner permitted by applicable Requirements of Law or commence legal proceedings or otherwise proceed against any Credit Party in any other jurisdiction where it is necessary for the Lender to enforce its rights and remedies hereunder or under any of the other Loan Documents.

8.18 Waiver of Jury Trial. THE PARTIES HERETO, TO THE EXTENT PERMITTED BY LAW, WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ANY OTHER TRANSACTION CONTEMPLATED HEREBY AND THEREBY. THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.

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8.19 Entire Agreement; Release; Survival.

(a) THE LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT OF THE PARTIES AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS RELATING TO THE SUBJECT MATTER THEREOF AND ANY PRIOR LETTER OF INTEREST, COMMITMENT LETTER, CONFIDENTIALITY AND SIMILAR AGREEMENTS INVOLVING ANY CREDIT PARTY AND THE LENDER OR ANY OF THEIR RESPECTIVE AFFILIATES RELATING TO A FINANCING OF SUBSTANTIALLY SIMILAR FORM, PURPOSE OR EFFECT. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THIS AGREEMENT AND ANY OTHER LOAN DOCUMENT, THE TERMS OF THIS AGREEMENT SHALL GOVERN (UNLESS OTHERWISE EXPRESSLY STATED IN SUCH OTHER LOAN DOCUMENT OR SUCH TERMS OF SUCH OTHER LOAN DOCUMENT ARE NECESSARY TO COMPLY WITH APPLICABLE REQUIREMENTS OF LAW, IN WHICH CASE SUCH TERMS SHALL GOVERN TO THE EXTENT NECESSARY TO COMPLY THEREWITH).

(b) Execution of this Agreement by the Credit Parties constitutes a full, complete and irrevocable release of any and all claims which each Credit Party may have at law or in equity in respect of all prior discussions and understandings, oral or written, relating to the subject matter of this Agreement and the other Loan Documents. In no event shall any Indemnitee be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings). Each Borrower hereby waives, releases and agrees (and shall cause each other Credit Party to waive, release and agree) not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(c) Any indemnification or other protection provided to any Indemnitee pursuant to this Section 8.19, Sections 8.5 (Costs and Expenses) and 8.6 (Indemnity) and Article IX (Taxes), in each case, shall (x) survive the payment in full of all other Obligations and (y), inure to the benefit of any Person that at any time held a right thereunder (as an Indemnitee or otherwise) and, thereafter, its successors and permitted assigns.

(d) All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Lender, regardless of any investigation made by the Lender or on its behalf, and shall continue in full force and effect as long as the Term Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

8.20 Patriot Act. To the extent applicable, the Lender hereby notifies the Borrowers that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies them, which information includes the name and address of the Borrowers and the Guarantors and such other information that will allow the Lender to identify the Borrowers and the Guarantors in accordance with the Patriot Act.

8.21 Reserved.

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8.22 Creditor-Debtor Relationship. The relationship between the Lender, on the one hand, and the Credit Parties, on the other hand, is solely that of creditor and debtor. The Lender does not have any fiduciary relationship or duty to any Credit Party arising out of or in connection with, and there is no agency, tenancy or joint venture relationship between the Lender and the Credit Parties by virtue of, any Loan Document or any transaction contemplated therein.

8.23 Reserved.

8.24 Grant of Security Interest by the Borrowers. In order to secure the full and punctual payment of the Obligations in accordance with the terms thereof, and to secure the performance of this Agreement, the Term Loan Note and the other Loan Documents, each Borrower hereby pledges and assigns to the Lender, and grants to the Lender a continuing lien and security interest in and to all of such Borrower’s right, title and interest in:

(a) the Vessels;

(b) all present and future options to sell the Vessels (or any of them) or any interest therein; any and all of such Borrower’s rights under any present and future books, records, construction, architectural and engineering contracts or agreements with regard to the construction, operation or repair of the Vessels owned by it, including, without limitation, the rights of such Borrower and its remedies to enforce, and/or to receive payments or damages under, any such construction, engineering or architectural contracts and surety bonds, letters of credits and/or guaranties, as provided therein, or as otherwise provided under applicable law; any and all of such Borrower’s present and future contract rights, instruments and documents necessary for use or useful in connection with the ownership, operation or repair of such Vessels, and all liens, security interests, guaranties, remedies, privileges and other rights pertaining thereto, and all other rights and remedies of any kind forming the subject matter thereof;

(c) any and all present and future contract rights, instruments, permits, and documents necessary for use or useful in connection with the ownership or operation of its Vessels;

(d) any and all present and future parts, accessories, attachments, additions, accessions, substitutions and replacements to and for any of the foregoing collateral;

(e) any and all general intangibles in any way related to the Vessels;

(f) all Earnings, Insurances and Requisition Compensation; and

(g) all proceeds of any of the foregoing.

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8.25 Borrowers’ Guaranty of the Obligations. Each Borrower hereby acknowledges that it is jointly and severally liable for all of the Obligations and, as a result thereof, unconditionally guarantees the full and prompt payment when due, whether at maturity or earlier, by reason of acceleration or otherwise, and at all times thereafter, of all of the Obligations of every kind and nature of the other Borrowers to the Lender under the Loan Documents, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, joint or several, now or hereafter existing, or due or to become due, and howsoever owned, held or acquired. Each Borrower agrees that if this guaranty, or any liens securing this guaranty, would, but for the application of this sentence, be unenforceable under applicable law, this guaranty and each such lien shall be valid and enforceable to the maximum extent that would not cause this guaranty or such lien to be unenforceable under applicable law, and this guaranty and such lien shall automatically be deemed to have been amended accordingly at all relevant times.

ARTICLE IX.
TAXES

9.1 Taxes.

(a) Except as otherwise provided in this Section 9.1, each payment made by the Borrowers under the Loan Documents shall be free and clear of all Taxes (excluding Excluded Taxes).

(b) If any Taxes shall be required by any Requirements of Law to be deducted from or in respect of any amount payable under any Loan Document to the Lender (i) such amount shall be increased as necessary to ensure that, after all required deductions for Taxes are made (including deductions applicable to any increases to any amount under this Section 9.1), the Lender receives the amount it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions, (iii) the Borrowers shall timely pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable Requirements of Law, and (iv) within thirty (30) days after such payment is made, the Borrowers shall deliver to the Lender an original or certified copy of a receipt evidencing such payment or other evidence of payment reasonably satisfactory to the Lender.

(c) In addition, each Borrower agrees to pay, and hereby authorizes the Lender to pay in its name, any stamp, documentary, excise or property tax, charges or similar levies imposed by any applicable Requirements of Law or Governmental Authority and all Liabilities with respect thereto (including by reason of any delay in payment thereof), in each case arising from the execution, delivery or registration of, or otherwise with respect to, any Loan Document or any transaction contemplated therein (collectively, “Other Taxes”). Within thirty (30) days after the date of any payment of Other Taxes by any Borrower, such Borrower shall furnish to the Lender, at its address referred to in Section 8.2, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment reasonably satisfactory to the Lender.

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(d) The Borrowers shall, jointly and severally, reimburse and indemnify, within thirty (30) days after receipt of a written demand therefor accompanied by the certificate described below, the Lender for all Taxes and Other Taxes (including any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 9.1) paid by the Lender and any Liabilities arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. A reasonably detailed certificate of the Lender claiming any compensation under this clause (d), setting forth the amounts to be paid thereunder and delivered to the Borrowers shall be conclusive, binding and final for all purposes, absent manifest error. In determining such amount, the Lender may use any reasonable averaging and attribution methods.

(e) If the Lender claims any additional amounts payable pursuant to this Section 9.1, it shall use its commercially reasonable efforts (consistent with its internal policies and Requirements of Law) to change the jurisdiction of its Lending Office if such a change would reduce any such additional amounts (or any similar amount that may thereafter accrue) and would not, in the sole determination of the Lender, be otherwise disadvantageous to the Lender.

(f) If the Lender sells a participation interest in any of its Obligations and if requested by the Borrowers, the Lender shall collect from such participant a completed original copy of Form W-9 (certifying that such participant is entitled to an exemption from U.S. backup withholding tax)or any successor form.

(g) If the Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 9.1 (including by the payment of additional amounts pursuant to subsection 9.1(b)), it shall pay to the Borrowers an amount equal to such refund (but only to the extent of indemnity payments made under this Section 9.1 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of the Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). The Borrowers, upon the request of the Lender, shall repay to the Lender the amount paid over pursuant to this subsection 9.1(g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that the Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection 9.1(g), in no event shall the Lender be required to pay any amount to the Borrowers (or any of them) pursuant to this subsection 9.1(g) the payment of which would place the Lender in a less favorable net after-Tax position than the Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection 9.1(g) shall not be construed to require the Lender to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrowers or any other Person.

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ARTICLE X.
DEFINITIONS

10.1 Defined Terms. The following terms are defined in the Sections or subsections referenced opposite such terms:

“Agreement”	Preamble
“Alaska Legend Assignment of Bareboat Charter”	2.1(a)
“Alaska Tanker Assignment of Earnings”	Section 2.1(a)
“Alaskan Legend Bareboat Charter”	Schedule 10.1(c)
“Alaskan Legend Time Charter”	Schedule 10.1(c)
“Borrower” and “Borrowers”	Preamble
“Borrower Materials”	8.10(e)
“Closing Date”	Preamble
“Event of Default”	6.1
“Hazardous Materials”	4.15
“Indemnified Matters”	8.6
“Indemnitees”	8.6
“Lender”	Preamble
“Mandatory Equipment”	4.12(vii)
“Material Rights”	3.7
“Material Structural Modifications”	4.12(vii)
“Maximum Lawful Rate”	1.3(d)
“MNPI”	8.10(a)
“OSG Endurance Assignment of Bareboat Charter”	2.1(a)
“Other Taxes”	9.1(c)
“Second Preferred Vessel Mortgages”	2.1(ix)
“Term Loan”	1.1(a)
“TSP Operating Agreement”	5.13

In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings:

“ACH” means automated clearinghouse.

“Acquisition” means, as to any Person, any transaction or series of related transactions for the direct or indirect (a) acquisition of all or substantially all of the property of any other Person, or of any business or division of any other Person, (b) acquisition of all of the Equity Interests of any other Person, and otherwise causing such other Person to become a Subsidiary of such acquiring Person, or (c) merger or consolidation or any other combination with any other Person.

“Affiliate” means, as to any Person, any other Person (i) that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) of a Person means the possession, directly or indirectly, of the power to vote 10% or more of the Equity Interests having ordinary voting power for the election of directors/managers of such Person or the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Equity Interests, by contract, or otherwise.

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“Allocated Percentage Value(s)” means, as to any Vessel, the allocated percentage value allocated to such Vessel as set forth in Schedule 10.1(a) hereto.

“Allocated Vessel Amount” means, with respect to the OSG ENDURANCE, the amount allocated to such Vessel as set forth in Schedule 10.1(b) hereto.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrowers from time to time concerning or relating to bribery or corruption, including, but not limited to, the United States Foreign Corrupt Practices Act of 1977, as amended, and all regulations issued pursuant thereto.

“Anti-Terrorism Laws” means all laws applicable to the Borrowers relating to terrorism or money laundering, including, but not limited to, the Patriot Act, and all regulations issued pursuant thereto.

“Applicable Law” means all applicable Federal, state, local and foreign laws (including common law, maritime law and civil law), treatises, code, ordinances, judgments, decrees, injunctions, writs, rules, regulations, Orders, licenses and permits of any Governmental Authority.

“Appraised Value” means, at any time, the fair market value of the Vessels as set forth in the most recent Vessel Appraisal commissioned and/or accepted by the Lender.

“Approved Appraiser” means North American Marine Consultants, LLC, Karatzas Marine Advisors & Co., or such other marine appraiser reasonably satisfactory to the Lender.

“Approved Classification Society” means the American Bureau of Shipping or other classification society that is a member of the International Association of Class Societies.

“Approved Manager” means OSG Ship Management, Inc. or any other company which the Lender may, acting reasonably, approve from time to time as the commercial, technical and/or crewing manager(s) of the Vessels.

“Asset Sales” means, in respect of any Person, (a) any disposition of any property by such Person, or (b) any issuance or sale of any Equity Interests of such Person.

“Assignment of Earnings” means the Assignment of Earnings and Charter Hire to be entered into by each Vessel Owner in favor of the Lender, substantially in the form of Exhibit 10.1(a), as the any of the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

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“Assignment of Insurances” means the Assignment of Insurances to be entered into by each Vessel Owner in favor of the Lender, substantially in the form of Exhibit 10.1(b), as the any of the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Assignment of Time Charters” means the Assignment of Time Charter to be entered into by each Vessel Owner from time to time as required by the terms of this Agreement, substantially in the form of Exhibit 10.1(c), as any of the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“ATB Unit” means the barge OSG 350 and the tug OSG Vision and the barge OSG 351 and the tug OSG Horizon (regardless of which combination such Vessels may be connected at any point in time and whether or not any such Vessels are physically connected at any time), which act as articulated tug/barge units.

“Attorney Costs” means and includes all documented fees and disbursements of any law firm or other external counsel.

“Attributable Indebtedness” means, when used with respect to any Sale and Leaseback Transaction, as at the time of determination, the present value (discounted at a rate equivalent to such Borrower’s then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments (and substantially similar payments) during the remaining term of the lease included in any such Sale and Leaseback Transaction.

“Bank Product” means transactions under Hedging Agreements extended to the Holdings or any of its Subsidiaries by a Bank Product Provider.

“Bank Product Agreements” means those agreements entered into from time to time by Holdings or any of its Subsidiaries with a Bank Product Provider in connection with the obtaining of any of the Bank Products.

“Bank Product Obligations” means (a) all Hedging Obligations pursuant to Hedging Agreements entered into with one or more of the Bank Product Providers, and (b) all amounts that any lender of Holdings or any of its Subsidiaries is obligated to pay to a Bank Product Provider as a result of such lender purchasing participations from, or executing guarantees or indemnities or reimbursement obligations to, a Bank Product Provider with respect to the Bank Products provided by such Bank Product Provider to Holdings or any of its Subsidiaries; provided that, in order for any item described in clause (a) or (b) above, as applicable, to constitute “Bank Product Obligations,” the applicable Bank Product must have been provided on or after the Closing Date and such lender shall have received a Bank Product Provider letter agreement from the applicable Bank Product Provider (and acknowledged by Holdings or such Subsidiary, as applicable) within thirty (30) days after the date of the provision of the applicable Bank Product to Holdings or such Subsidiary.

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“Bank Product Provider” means any lender of Holdings or any of its Subsidiaries or any Affiliates of such lender (or any Person, who at the time the respective Bank Product Agreement was entered into by Holdings or its Subsidiary, was a lender of Holdings or such Subsidiary or was an Affiliate of such lender); provided, however, that no such Person shall constitute a Bank Product Provider with respect to a Bank Product (x) unless and until such lender or Affiliate of such lender shall have received a Bank Product Provider letter agreement from such Person with respect to the applicable Bank Product (and acknowledged by Holdings or such Subsidiary, as applicable) within thirty (30) days after the provision of such Bank Product to Holdings or the applicable Subsidiary of Holdings.

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978, as amended from time to time.

“Benefit Plan” means any employee benefit plan as defined in Section 3(3) of ERISA (whether governed by the laws of the United States or otherwise) to which any Credit Party incurs or otherwise has any obligation or liability, contingent or otherwise.

“Business Day” means any day that is not a Saturday, Sunday or a day on which banks are required or authorized to close in New York City, New York.

“Capital Expenditures” means, as to any Person without duplication, (a) any expenditure for any purchase or other acquisition of any asset, including capitalized leasehold improvements, which would be classified as a fixed or capital asset on a balance sheet of such Person prepared in accordance with GAAP (excluding any expenditure of borrowed funds in connection with a vessel acquisition), and (b) Capital Lease Obligations and Synthetic Lease Obligations, but excluding (i) expenditures made in connection with the replacement, substitution or restoration of property to the extent made with the Net Cash Proceeds from Asset Sales or Casualty Events, (ii) the purchase price of equipment that is purchased substantially contemporaneously with the trade-in of existing equipment to the extent of the gross amount of such purchase price that is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time, (iii) Acquisitions and (iv) the purchase price for the acquisition or construction of any vessel, but only to the extent that such purchase price is also excluded from the definition of “Capital Expenditures” (or any equivalent of such definition) as such term is used in the financial covenants of all other credit agreements and/or other agreements and instruments of Holdings and any of its Subsidiaries evidencing Indebtedness in excess of $7,500,000.

“Capital Lease” means, with respect to any Person, any lease of, or other arrangement conveying the right to use, any property by such Person as lessee that has been or should be accounted for as a capital lease on a balance sheet of such Person, prepared in accordance with GAAP.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any Capital Lease, any lease entered into as part of any Sale and Leaseback Transaction or any Synthetic Lease, or a combination thereof, which obligations are (or would be, if such Synthetic Lease or other lease were accounted for as a Capital Lease) required to be classified and accounted for as a Capital Lease on a balance sheet of such Person in accordance with GAAP, and the amount of such obligations shall be the capitalized amount thereof (or the amount that would be capitalized if such Synthetic Lease or other lease were accounted for as a Capital Lease) determined in accordance with GAAP as in effect on the Closing Date; provided that any obligations of Holdings or any of its Subsidiaries in respect of that certain Bareboat Charter Agreement dated as of January 2, 2019 between Overseas Key West LLC and Banc of America Leasing & Capital, LLC shall not be Capital Lease Obligations.

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“Cash Equivalents” means, as of any date of determination and as to any Person, any of the following (a) marketable securities issued, or directly, unconditionally and fully guaranteed or insured, by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one (1) year from the date of acquisition by such Person, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than one (1) year from the date of acquisition by such Person and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s, (c) time deposits and certificates of deposit of the Lender or any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia having, capital and surplus aggregating in excess of $500,000,000 and a rating of “A” (or such other similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) with maturities of not more than one (1) year from the date of acquisition by such Person, (d) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (a) above entered into with any Person meeting the qualifications specified in clause (c) above, which repurchase obligations are secured by a valid perfected security interest in the underlying securities, (e) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s, and in each case maturing not more than one (1) year after the date of acquisition by such Person, (f) investments in money market funds at least 95% of whose assets are comprised of securities of the types described in clauses (a) through (e) above, and (g) investments in prime money market funds reasonably acceptable to the Lender.

“Casualty Event” means, in respect of any Person, any loss or damage to, or destruction of, or condemnation or other taking by any Governmental Authority of, any Property of such Person.

“Change in Control” or “Change of Control” means the occurrence of any of the following:

(a) Holdings at any time ceases to own directly or indirectly 100% of the Equity Interests of any Borrower, OSG Financial Corp., OSG Alaska LLC, OSG Bulk Ships, Inc., OSG Champa Bay, OSG 205 Vessel Owner, or OSG Courageous Vessel Owner or ceases to have the power to vote, or direct the voting of, any such Equity Interests;

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(b) OSG Financial Corp. sells, transfers, or suffers to exist any Lien on, all or any portion of the Equity Interests of Mykonos Tanker or Santorini Tanker (other than a sale or transfer to OSG Champa Bay so long as (i) OSG Champa Bay is a Guarantor, (ii) OSG Champa Bay has entered into pledge agreements in favor of the Lender, in substantially the forms of the Mykonos Tanker Pledge Agreement and the Santorini Tanker Pledge Agreement, as applicable, contemporaneously with such sale or transfer, and (iii) Holdings has entered into a pledge agreement in favor of the Lender, in form and substance satisfactory to the Lender, pursuant to which Holding pledges all of its interests in OSG Champa Bay);

(c) OSG Alaska LLC sells, transfers or suffers to exist any Lien on, all or any portion of the Equity Interests of Tagalak Island, LLC (other than a sale or transfer to OSG Champa Bay so long as (i) OSG Champa Bay is a Guarantor, (ii) OSG Champa Bay has entered into a pledge agreement in favor of the Lender, in substantially the form of the Tagalak Island Pledge Agreement, contemporaneously with such sale or transfer, and (iii) Holdings has entered into a pledge agreement in favor of the Lender, in form and substance satisfactory to the Lender, pursuant to which Holdings pledges all of its interests in OSG Champa Bay);

(d) OSG America Operating Company LLC sells, transfer or suffers to exist any Lien on, all or any portion of the Equity Interests of OSG Endurance LLC (other than a sale or transfer to OSG Champa Bay so long as (i) OSG Champa Bay is a Guarantor, (ii) OSG Champa Bay has entered into a pledge agreement in favor of the Lender, in substantially the form of the OSG Endurance Pledge Agreement, contemporaneously with such sale or transfer, and (iii) Holdings has entered into a pledge agreement in favor of the Lender, in form and substance satisfactory to the Lender, pursuant to which Holdings pledges all of its interests in OSG Champa Bay);

(e) OSG Bulk Ships, Inc. sells, transfers, or suffers to exist any Lien on, all or any portion of the Equity Interests of OSG DBL (other than a sale or transfer to OSG Champa Bay so long as (i) OSG Champa Bay is a Guarantor, (ii) OSG Champa Bay has entered into a pledge agreement in favor of the Lender, in substantially the form of the OSG DBL Pledge Agreement, contemporaneously with such sale or transfer, and (iii) Holdings has entered into a pledge agreement in favor of the Lender, in form and substance satisfactory to the Lender, pursuant to which Holdings pledges all of its interests in OSG Champa Bay);

(f) OSG Product Tankers AVTC LLC LLC sells, transfers or suffers to exist any Lien on, all or any portion of the Equity Interests of OSTH (other than a sale or transfer to OSG Champa Bay so long as (i) OSG Champa Bay is a Guarantor, (ii) OSG Champa Bay has entered into a pledge agreement in favor of the Lender, in substantially the form of the OSTH Pledge Agreement, contemporaneously with such sale or transfer, and (iii) Holdings has entered into a pledge agreement in favor of the Lender, in form and substance satisfactory to the Lender, pursuant to which Holdings pledges all of its interests in OSG Champa Bay);

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(g) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or group or its respective subsidiaries, and any person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that, for purposes of this clause, such person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of either (x) Voting Equity Interests of Holdings representing 50% or more of the voting power of the total outstanding Voting Equity Interests of Holdings or (y) 50% or more of the total economic interests of the Equity Interests of Holdings (in either case, taking into account in the numerator all such securities that such person or group has the right to acquire (whether pursuant to an option right or otherwise) and taking into account in the denominator all securities that any person has the right to acquire (whether pursuant to an option right or otherwise)); or

(h) during any period of twelve (12) consecutive months, a majority of the members of the Board of Directors of Holdings cease to be composed of individuals (i) who were members of that Board of Directors at the commencement of such period, (ii) whose election or nomination to that Board of Directors was approved by individuals referred to in preceding clause (i) constituting at the time of such election or nomination at least a majority of that Board of Directors or (iii) whose election or nomination to that Board of Directors was approved by individuals referred to in preceding clauses (i) and (ii) constituting at the time of such election or nomination at least a majority of that Board of Directors; provided, however, that for purposes hereof, the following directors shall be disregarded: (1) the replacement of any director which is appointed by a shareholder other than pursuant to a proxy solicitation, and such director seat is either left vacant or filled by a separate appointee by such shareholder, and (2) any resignation of a director by his or her own volition, and not upon request or requirement by vote of the shareholders or otherwise, or as part of a preplacement of conditional resignation notice;

provided, however, it shall not be a Change in Control in the event that (A) Saltchuk Resources, Inc. or any of its Affiliates or (B) any other Person that is a Section 2 Citizen, that is primarily engaged in the business of marine transportation services under the Jones Act and that has a net worth of at least $500,000,000 shall acquire, either directly or indirectly, in conjunction with Holdings’ current strategic alternative process, as described in its Form 8-K filed with the Securities and Exchange Commission on September 7, 2021 (i) 100% of the Equity Interests of any Borrower or (ii) either (x) Voting Equity Interests of Holdings representing 50% or more of the voting power of the total outstanding Voting Equity Interests of Holdings or (y) 50% or more of the total economic interests of the Equity Interests of Holdings.

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“Change in Law” means (i) the adoption of any applicable law, rule or regulation after the date of this Agreement, (ii) any change in any applicable law, rule or regulation, or any change in the interpretation, implementation or application thereof, by any Governmental Authority after the date of this Agreement (including without limitation changes resulting from implementation of standards under Basel III or the Dodd Frank Act), or (iii) compliance by the Lender (or its applicable Lending Office) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that for purposes of this Agreement, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means, with respect to any Borrower, all Property and interests in Property and proceeds thereof now owned or hereafter acquired by such Borrower who has granted a Lien to the Lender, whether under this Agreement or any other Loan Documents, to secure the Borrowers’ Obligations.

“Collateral Documents” means, collectively, the Guaranty, the Vessel Mortgages, the Second Preferred Vessel Mortgages, the Assignments of Earnings, the Assignments of Insurances, the Pledge Agreements, the Security Agreement, the Perfection Certificate, the Alaska Legend Assignment of Bareboat Charter, the OSG Endurance Assignment of Bareboat Charter, the Alaska Tanker Assignment of Earnings, and all other security agreements, pledge agreements, charter assignments, guaranties and other similar agreements, and all amendments, restatements, modifications or supplements thereof or thereto, by or between the Borrowers (or any of them) or any other Person pledging or granting a lien on the Collateral or any other collateral, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Consolidated Amortization Expense” means, for any period, the amortization expense of Holdings and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Depreciation Expense” means, for any period, the depreciation expense of Holdings and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

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“Consolidated EBITDA” means, for any period, the Consolidated Net Income of Holdings and its Subsidiaries for such period, adjusted by (i) adding thereto, without duplication, in each case only to the extent (and in the same proportion) deducted in determining such Consolidated Net Income:

(a) the Consolidated Interest Expense for such period;

(b) the Consolidated Amortization Expense for such period;

(c) the Consolidated Depreciation Expense for such period;

(d) the Consolidated Tax Expense for such period;

(e) all non-recurring transaction costs and expenses (including legal, accounting, tax and appraisal and collateral field exam costs and expenses) incurred, prior to, or within one hundred thirty-five (135) days following, the Closing Date, in connection with the transactions contemplated hereby or other credit transactions of Holdings and its Subsidiaries, in each case during such period;

(f) all extraordinary (as determined by reference to GAAP immediately prior to giving effect to FASB’s Accounting Standards Update No. 2015-01) losses or charges for such period;

(g) the aggregate amount of all other non-cash charges reducing Consolidated Net Income during such period (including (x) any write-down, write-off or impairment of assets (other than current assets) and (y) non-cash stock based compensation expense, but excluding the amortization of a prepaid cash item that was paid in a prior period);

(h) all non-recurring fees and expenses incurred during such period in connection with any Acquisition or incurrence or issuance of Indebtedness (other than intercompany Indebtedness);

(i) all non-recurring cash charges incurred during any twelve (12) month period in respect of restructurings, business process optimizations, headcount reductions or other similar actions, including severance charges in respect of employee terminations and related employee replacement costs;

(j) to the extent actually reimbursed or reasonably expected to be reimbursed in cash to Holdings and/or its Subsidiaries within six (6) months thereof, all expenses incurred during such period to the extent covered by indemnification provisions in any agreement in connection with an Acquisition;

(k) to the extent covered by insurance and actually reimbursed or reasonably expected to be reimbursed in cash to Holdings and/or its Subsidiaries within six (6) months thereof, all expenses incurred during such period with respect to liability or Casualty Events or business interruption;

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(l) the other non-recurring charges incurred during such period reasonably acceptable to the Lender in an aggregate amount not to exceed $5,000,000;

(m) for any vessel acquired during such period that is subject to a time charter of three hundred sixty-five (365) days or greater, an amount equal to the EBITDA (the “Estimated EBITDA”) expected to be attributable to such vessel by virtue of such time charter from such date of determination through the date that is three hundred sixty-five (365) days after the date of acquisition of such vessel, as demonstrated by delivery to the Lender of a monthly financial projection model with regard to such vessel for the initial twelve (12) months of operation thereof, detailing any assumptions made with regard thereto (and, for purposes of clarification, after giving effect to any costs or expenses associated with operating such vessel, including operating rents), together with, if requested by the Lender, a copy of such time charter, and any such other information as the Lender may reasonably request; provided that the Estimated EBITDA attributable to any such vessel shall be recalculated for each period, taking into account the EBITDA actually attributable to such vessel since acquisition. For the avoidance of doubt, should the actual EBITDA performance of the acquired vessel be less than the initial projection with regard to such vessel delivered to the Lender, then the Estimated EBITDA for any remaining projected periods shall be adjusted accordingly; provided, that no adjustment shall be made to the extent such adjustments, in the Lender’s reasonable discretion, were attributable to one-time charges or events; and

(ii) subtracting therefrom, without duplication,

(a) the aggregate amount of all non-cash income increasing Consolidated Net Income (other than the accrual of revenue or recording of receivables in the ordinary course of business) for such period;

(b) any unusual, non-recurring or extraordinary income or gains for such period to the extent such unusual, non-recurring or extraordinary gains during such period exceed $5,000,000 in the aggregate;

(c) any gains on extinguishment of debt; and

(d) the aggregate amount of any cash payments or cash charges during such period on account of any non-cash charges that were added back to Consolidated EBITDA in a prior period pursuant to clause (i)(g) above.

“Consolidated Fixed Charges” means, for any period, an amount equal to the sum of, without duplication (i) the Consolidated Interest Expense of Holdings and its Subsidiaries for such period, (ii) all scheduled principal amortization on all Indebtedness (including scheduled principal payments made on all loans), determined on a consolidated basis in accordance with GAAP, and (iii) the pro forma interest and schedule principal amortization for item (m) in the definition of Consolidated EBITDA.

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“Consolidated Indebtedness” means, as of any date, an amount equal to the sum of, without duplication, (i) the aggregate principal amount of all Indebtedness of Holdings and its Subsidiaries on such date (to the extent such Indebtedness would be included on a balance sheet prepared in accordance with GAAP) consisting only of Indebtedness for borrowed money and obligations in respect of Capital Lease Obligations, (ii) the aggregate principal amount of all debt obligations of Holdings and its Subsidiaries evidenced by bonds, debentures, notes, loan agreements or similar instruments (other than performance, surety or similar bonds to the extent not otherwise included in clause (i) above), (iii) the aggregate amount of unreimbursed drawings in respect of letters of credit (or similar facilities) issued for the account of Holdings and its Subsidiaries, and (iv) the aggregate amount of all Contingent Obligations of Holdings and its Subsidiaries in respect of Indebtedness of third persons of the type described in preceding clauses (i) through (iii), in each case calculated on a consolidated basis for Holdings and its Subsidiaries.

“Consolidated Interest Expense” means, for any period, the total consolidated interest expense of Holdings and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP plus, without duplication:

(a) all imputed interest on Capital Lease Obligations and Attributable Indebtedness of Holdings and its Subsidiaries for such period;

(b) all commissions, discounts and other fees and charges owed by Holdings and its Subsidiaries with respect to letters of credit securing financial obligations, bankers’ acceptance financing, receivables financings and similar credit transactions for such period;

(c) the amortization of debt issuance costs, debt discount or premium and other financing fees and expenses incurred by Holdings and its Subsidiaries for such period;

(d) all cash contributions to any employee stock ownership plan or similar trust made by Holdings and its Subsidiaries to the extent such contributions are used by such plan or trust to pay interest or fees to any Person in connection with Indebtedness incurred by such plan or trust for such period;

(e) all interest paid or payable with respect to discontinued operations of Holdings and its Subsidiaries for such period;

(f) the interest portion of any payment obligations of Holdings and its Subsidiaries for such period deferred for payment at any future time, whether or not such future payment is subject to the occurrence of any contingency, and includes any and all payments representing the purchase price and any assumptions of Indebtedness and/or Contingent Obligations, “earn-outs” and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any Person or business; and

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(g) all interest on any Indebtedness of Holdings and its Subsidiaries of the type described in clause (e) or (j) of the definition of “Indebtedness” contained herein for such period;

provided that Consolidated Interest Expense shall be calculated after giving effect to Hedging Agreements (including associated costs) intended to protect against fluctuations in interest rates, but excluding unrealized gains and losses with respect to any such Hedging Agreements.

“Consolidated Net Income” means, for any period, the consolidated net income (or loss) of Holdings and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (after deduction for minority interests).

“Consolidated Tax Expense” means, for any period, the sum of, without duplication, (i) the tax expense (including Federal, state, local and foreign income taxes) of Holdings and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, and (ii) the aggregate amount of all Permitted Tax Distributions made during such period.

“Consolidated Total Assets” means, as of any date of determination, the net book value of all assets of Holdings and its Subsidiaries determined on a consolidated basis in accordance with GAAP on such date.

“Contingent Obligation” means, as to any Person, any obligation, agreement, understanding or arrangement of such Person guaranteeing any Indebtedness, leases or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation agreement, understanding or arrangement of such Person, whether or not contingent: (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor; (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth, net equity, liquidity, level of income, cash flow or solvency of the primary obligor; (c) to purchase or lease property, securities or services primarily for the purpose of assuring the primary obligor of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; (d) with respect to bankers’ acceptances, letters of credit and similar credit arrangements, until a reimbursement or equivalent obligation arises (which reimbursement obligation shall constitute a primary obligation); or (e) otherwise to assure or hold harmless the primary obligor of any such primary obligation against the payment of such primary obligation; provided, however, that the term “Contingent Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or any product warranties given in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation, or portion thereof, in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable, whether singly or jointly, pursuant to the terms of the instrument, agreements or other documents or, if applicable, unwritten enforceable agreement, evidencing such Contingent Obligation) or, if not stated or determinable, the amount that can reasonably be expected to become an actual or matured liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

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“Contractual Obligations” means, as to any Person, any provision of any security (whether in the nature of Stock, Stock Equivalents or otherwise) issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement (other than a Loan Document) to which such Person is a party or by which it or any of its Property is bound or to which any of its Property is subject.

“Credit Parties” means each Borrower, each Guarantor, each other Person which executes a guaranty of the Obligations, and each other Person which pledges any collateral to secure the Obligations.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or circumstance that, with the passing of time or the giving of notice, or both, would (if not cured or otherwise remedied during such time) become an Event of Default.

“Delaware Divided LLC” means any Delaware LLC which has been formed upon the consummation of a Delaware LLC Division.

“Delaware LLC” means any limited liability company organized or formed under the laws of the State of Delaware.

“Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.

“Deposit Account Control Agreement” has the meaning set forth in the Security Agreement.

“Disposition” means the sale, lease (other than a time charter, voyage charter, contract of affreightment, other similar contract for the employment of a Vessel or bareboat charter permitted by Section 5.1 of this Agreement), conveyance or other disposition of Property, including any disposition of Property to a Delaware Divided LLC pursuant to a Delaware LLC Division or any sale and leaseback transaction.

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“Disqualified Institutions” means those entities (including any such entities’ Affiliates that are clearly identifiable on the basis of such Affiliates’ names) identified by the Borrowers to the Lender in writing from time to time to the extent such entity is identified by name and is directly engaged in substantially similar business operations as the Borrowers (in each case, other than a bona fide debt fund or an investment vehicle that is engaged in the making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course), which designations shall not apply retroactively to disqualify any persons that have previously acquired an assignment or participation interest in the Term Loan.

“Document of Compliance” means a document of compliance issued to an Operator in accordance with rule 13 of the ISM Code.

“Dollars”, “dollars” and “$” each mean lawful money of the United States of America.

“Earnings” means, with respect to a Vessel, (i) any charter, whether bareboat, time or voyage charter, contract of affreightment or other contract of employment entered into by a Borrower for the use or employment or in respect of such Vessel; (ii) all earnings of such Vessel, including, but not limited to, all moneys and claims for moneys due and to become due thereto, whether as charter hire, freights, subfreights, passage moneys, or otherwise, under, and all claims for damages arising out of any breach of (or payment for variation or termination), any charter, whether bareboat, time or voyage charter, contract of affreightment or other contract for the use or employment of such Vessel and operations of every kind whatsoever of such Vessel, (iii) all remuneration for salvage and towage services, demurrage and detention moneys and any other earnings whatsoever due or to become due to a Borrower arising from the use or employment of such Vessel, (iv) all moneys or other compensation payable by reason of requisition for title or for hire or other compulsory acquisition of such Vessel and all claims for damages in respect of the actual or constructive total loss of such Vessel and (v) all proceeds of all of the foregoing.

“Electronic Transmission” means each document, instruction, authorization, file, information and any other communication transmitted, posted or otherwise made or communicated by e-mail or E-Fax, or similar electronic means.

“Environmental Laws” means any and all applicable current and future Legal Requirements relating to the Environment, the Release or threatened Release of Hazardous Material, exposure to Hazardous Material, natural resource damages, or occupational safety or health, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601 et seq., the Hazardous Materials Transportation Act, 42 U.S.C. § 1901 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901 et seq., the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq., the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq., the Clean Air Act, 42 U.S.C. § 7401 et seq., the Clean Water Act, 33 U.S.C. § 1251 et seq., the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq., the Hazardous Materials Transportation Safety and Security Reauthorization Act of 2005, 49 U.S.C. §5101 et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001 et seq., as such laws, regulations, and ordinances may be amended or supplemented from time to time.

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“Environmental Liabilities” means all Liabilities (including costs of Remedial Actions, natural resource damages and costs and expenses of investigation and feasibility studies, including the cost of environmental consultants and the cost of attorney’s fees) that may be imposed on, incurred by or asserted against any Credit Party or any Subsidiary of any Credit Party as a result of, or related to, any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law or otherwise, arising under any Environmental Law or in connection with any environmental, health or safety condition or with any Release or threatened Release whether on, at, in, under, from or about or in the vicinity of any real or personal property or any of the Vessels, and resulting from the ownership, lease, sublease or other operation or occupation of property by any Credit Party or any Subsidiary of any Credit Party, whether on, prior or after the date hereof.

“Environmental Permit” means any permit, license, approval, consent, registration, notification, exemption or other authorization required by or from a Governmental Authority under any Environmental Law.

“Equity Interest” means, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents (however designated, whether voting or non-voting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited), or if such Person is a limited liability company, membership interests, and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, such partnership or limited liability company, whether outstanding on the date hereof or issued on or after the Closing Date, but excluding debt securities convertible or exchangeable into such equity.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means, with respect to any person, any trade or business (whether or not incorporated) that, together with such person, is treated as a single employer under Section 414(b) or (c) of the Code (and, for purposes of Section 302 of ERISA and each “applicable section” under Section 414(t)(2) of the Code, under Section 414(b), (c), (m) or (o) of the Code), or under Section 4001 of ERISA.

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“ERISA Event” means: (a) the occurrence of a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan for which the requirement to provide notice to the PBGC has not been waived; (b) the failure to meet the minimum funding standard of Section 412 or 430 of the Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Code) or the failure to make by its due date a required installment under Section 430 of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (c) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (d) the withdrawal by any Credit Party or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan, in any case, resulting in liability to any Credit Party or any of its ERISA Affiliates pursuant to Section 4063 or 4064 of ERISA; (e) the institution by the PBGC of proceedings to terminate any Pension Plan under Section 4042 of ERISA, or the occurrence of any event or condition which would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (f) the imposition of liability on any Credit Party or any of its ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (g) the withdrawal of any Credit Party or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan which withdrawal would reasonably be expected to result in liability to any Credit Party or any of its ERISA Affiliates, or the receipt by any Credit Party or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (h) the imposition of a Lien pursuant to Section 430(k) of the Code or pursuant to ERISA with respect to any Pension Plan or a violation of Section 436 of the Code; or (l) the occurrence of a non-exempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which would reasonably be expected to result in liability to any Credit Party or any of its ERISA Affiliates.

“Estimated EBITDA” has the meaning set forth in the definition of “Consolidated EBITDA”.

“Excluded Rate Contract Obligation” means, with respect to a Guarantor, any guarantee of any Swap Obligations under a Secured Rate Contract if, and only to the extent that and for so long as, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation under a Secured Rate Contract (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation under a Secured Rate Contract; provided, however, that if such Guarantor that was not an “eligible contract participant” at the time any such guarantee of a Swap Obligation under a Secured Rate Contract was entered into thereafter becomes an “eligible contract participant”, such Guarantor shall, by virtue of its Guaranty or joinder thereto and without any further action by any Person, be deemed to have guaranteed the Swap Obligations under Secured Rate Contracts and granted a security interest to secure such Swap Obligations under Secured Rate Contracts, and such Swap Obligations under Secured Rate Contracts shall no longer constitute Excluded Rate Contract Obligations with respect to such Guarantor. If a Swap Obligation under a Secured Rate Contract arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation under a Secured Rate Contract that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

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“Excluded Tax” means with respect to the Lender taxes measured by net income, however denominated, (including branch profit taxes) and franchise taxes imposed in lieu of net income taxes, in each case imposed on the Lender as a result of a present or former connection between the Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than such connection arising solely from the Lender having executed, delivered or performed its obligations or received a payment under, or enforced, any Loan Document); and (b) taxes that are directly attributable to the failure (other than as a result of a change in any Requirements of Law) by the Lender to deliver the documentation required to be obtained pursuant to subsection 9.1(f).

“E-Fax” means any system used to receive or transmit faxes electronically.

“Existing Charters” means the charters and other contracts listed on Schedule 10.1(c) hereto.

“E-Signature” means the process of attaching to or logically associating with an Electronic Transmission an electronic symbol, encryption, digital signature or process (including the name or an abbreviation of the name of the party transmitting the Electronic Transmission) with the intent to sign, authenticate or accept such Electronic Transmission.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

“Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (i) Consolidated EBITDA of Holdings and its Subsidiaries for the Test Period less cash Capital Expenditures and cash taxes paid during the Test Period to (ii) Consolidated Fixed Charges of Holdings and its Subsidiaries for the Test Period then most recently ended, determined on a consolidated basis in accordance with GAAP.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time, set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, in the statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions and comparable stature and authority within the accounting profession) that are applicable to the circumstances as of the date of determination. Subject to Section 10.3, all references to “GAAP” shall be to GAAP applied consistently with the principles used in the preparation of the financial statements described in subsection 4.1(a).

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“Government Contract” means (i) any contract entered into by any Borrower with the United States government (excluding the MSP Operating Agreements and the TSP Operating Agreements) or any state or local government or any division, department, or instrumentality thereof and (ii) any contract entered into between any Borrower and any “prime” contractor providing goods and services to the United States government or any state or local government or any division, department, or instrumentality thereof.

“Governmental Authority” means any nation, sovereign or government, any state or other political subdivision thereof, any agency, authority or instrumentality thereof and any entity or authority exercising executive, legislative, taxing, judicial, regulatory or administrative functions of or pertaining to government, including any central bank, stock exchange, regulatory body, arbitrator, public sector entity, supra-national entity (including the European Union and the European Central Bank) and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Guarantors” means Holdings, OSG Champa Bay, OSG 205 Vessel Owner, and OSG Courageous Vessel Owner, and their respective successors and permitted assigns and “Guarantor” means any one of them.

“Guaranties” means the Guaranties dated as of the Closing Date, substantially in the form attached hereto as Exhibit 10.1(d-1) (in the case of Holdings) and Exhibit 10.1(d-2) (in the case of the other Guarantors) pursuant to which the Guarantors shall absolutely, unconditionally and irrevocably guarantee all of the Borrowers’ obligations to the Lender under the Loan Documents, as the any of the same may be amended, amended and restated, supplemented or otherwise modified from time to time and any other guaranties entered into from time to time by any Credit Party.

“Hedging Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, currency swap transactions, cross-currency rate swap transactions, currency options, cap transactions, floor transactions, collar transactions, spot contracts, futures contracts or other liabilities for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract or any other similar transactions or any combination of any of the foregoing (including any options or warrants to enter into any of the foregoing), whether or not any such transaction is governed by, or otherwise subject to, any master agreement or any netting agreement, and (b) any and all transactions or arrangements of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement (or similar documentation) published from time to time by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such agreement or documentation, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

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“Hedging Obligations” means obligations under or with respect to Hedging Agreements.

“Hedging Termination Value” means, in respect of any one or more Hedging Agreements, after taking into account the effect of any netting agreements relating to such Hedging Agreements (to the extent, and only to the extent, such netting agreements are legally enforceable in Insolvency Proceedings against the applicable counterparty obligor thereunder), (i) for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (ii) for any date prior to the date referenced in preceding clause (i), the amount(s) determined as the mark-to-market value(s) for such Hedging Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Agreements (which may include any lender of Holdings or any of its Subsidiaries or any Affiliates of such lender).

“Holdings” means Overseas Shipholding Group, Inc., a Delaware corporation.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or similar instruments; (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (d) all obligations of such Person issued or assumed as part of the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business on normal trade terms and not overdue by more than ninety (90) days); (e) all indebtedness secured by any Lien on property owned or acquired by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not the obligations secured thereby have been assumed, but limited to the lower of (i) the fair market value of such property and (ii) the amount of the Indebtedness secured; (f) all Capital Lease Obligations, other Purchase Money Obligations and Synthetic Lease Obligations of such Person; (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Equity Interests of such Person, valued, in the case of a redeemable preferred Equity Interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (h) all Bank Product Obligations under Hedging Agreements valued at the Hedging Termination Value thereof; (i) all obligations of such Person for the reimbursement of any obligor in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions; and (j) all Contingent Obligations of such Person in respect of Indebtedness or obligations of others of the kinds referred to in clauses (a) through (i) above; provided that the term “Indebtedness” shall not include (i) preferred or prepaid revenues, (ii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the seller of such asset, and (iii) any obligations constituting the exercise of appraisal rights and settlements of any claim of actions (whether actual, contingent or potential) with respect thereto. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent that terms of such Indebtedness expressly provide that such Person is not liable therefor.

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“Insolvency Laws” means the Bankruptcy Code, and all other insolvency, bankruptcy, receivership, liquidation, conservatorship, assignment for the benefit of creditors, moratorium, rearrangement, reorganization, or similar Legal Requirements of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Insolvency Proceeding” means (i) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (ii) any general assignment for the benefit of creditors, formal or informal moratorium, composition, marshaling of assets for creditors or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each case, undertaken under United States federal or state or non-United States Legal Requirements, including the Bankruptcy Code.

“ISSC” means the International Ship Security Certificate issued pursuant to the ISPS Code.

“Insurances” means, with respect to a Vessel, (i) all policies and contracts of insurances (including, without limitation, all insurances with respect to marine hull and machinery, marine war risk, protection and indemnify, pollution, requisition of title or otherwise) in respect of such Vessel, her hull, machinery, freights, subfreights, disbursements, profits or otherwise, and all entries of such Vessel in a protection and indemnity or war risk association club, whether heretofore, now or hereafter effected, and all renewals and replacements for the same, (ii) all monies and claims for monies due and to become due to the applicable Borrower under said insurances with respect to an actual, constructive, agreed, arranged or compromised total loss or any other loss or damage to such Vessel, (iii) all returns of premiums, (iv) all other rights, benefits and privileges of the applicable Borrower under or in respect of said insurances, and (v) all moneys and claims for moneys in connection therewith and all proceeds of all of the foregoing.

“Investment” means the lending of money or credit (by way of guarantee, assumption of debt or otherwise) to any Person, or the purchase or acquisition of Equity Interests, bonds, notes, debentures or other obligations or securities of, or any other interest in, or the making of any capital contribution to, any Person, or the purchase of a future contract or the purchase or sale of currency or commodities at a future date in the nature of the futures contract.

“IRS” means the Internal Revenue Service of the United States and any successor thereto.

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“ISM Code” means, in relation to its application, if applicable, to the Borrowers, the Vessels and their operations, the International Safety Management Code for the Safe Operation of Ships and for Pollution Prevention (including the guidelines on its implementation), adopted by the International Maritime Organization as Resolution A.741(18) and Resolution A.913(22), as the same may be amended, supplemented or replaced from time to time as implemented and administered in the United States by the U.S. Coast Guard pursuant to 46 U.S.C. Chapter 32 and the regulations promulgated thereunder, and the terms “safe management system”, “Safety Management Certificate” and “Document of Compliance” having the meanings specified in the ISM Code.

“ISPS Code” means, in relation to its application, if applicable, to the Borrowers, the Vessels and their operations, the International Ship and Port Facility Security Code adopted by the International Maritime Organization on December 13, 2002 and now set out in Chapter X1-2 of the Safety of Life Sea Convention (SOLAS) 1974 (as amended).

“Jones Act” means 46 U.S.C. sec. 50501 (a), (b), and (d), Chapters 121 and 551 of Title 46, United States Code entitled “Documentation of Vessels” and “Coastwise Trade,” respectively, and the laws pertaining to citizenship and related matters codified elsewhere in Title 46.

“Jones Act Vessel” shall mean each Vessel identified as a Jones Act Vessel on Schedule 3.32 and any other vessel that is eligible (or that the applicable Vessel Owner represents is eligible) to be documented under the laws of the United States with a coastwise endorsement and which is a replacement of, or a substituted for, a Vessel hereunder at the sole discretion of the Lender.

“Legal Requirements” means, as to any person, any treaty, law (including the common law, maritime law and civil law), statute, ordinance, code, rule, regulation, guidelines, license, permit requirement, judgment, decree, verdict, order, consent order, consent decree, writ, declaration or injunction, policies and procedures, Order or determination of an arbitrator or a court or other Governmental Authority, and the interpretation or administration thereof, in each case applicable to or binding upon such person or any of its property or to which such person or any of its property is subject.

“Lending Office” means, with respect to the Lender, the office or offices of the Lender specified as its “Lending Office” beneath its name on its signature page hereto, or such other office or offices of the Lender as it may from time to time notify the Borrowers.

“Liabilities” means all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, taxes, commissions, charges, disbursements and expenses (including those incurred upon any appeal or in connection with the preparation for and/or response to any subpoena or request for document production relating thereto), in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.

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“Lien” means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangements, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement), any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement, mortgage lien or similar document under the Uniform Commercial Code or the Ship Mortgage Act (46 U.S.C. §31301 et seq.) or any comparable law of any jurisdiction to evidence any of the foregoing.

“Loan Documents” means this Agreement, the Term Loan Note, the Collateral Documents, and all documents delivered to the Lender in connection with any of the foregoing, as the any of the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“MarAd” means the Maritime Administration of the Department of Transportation of the United States of America.

“Margin Stock” has the meaning given to such term in Regulation T, U or X of the Federal Reserve Board.

“Material Adverse Change” means, with respect to any Person, a material adverse change in the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of such Person, taken as a whole.

“Material Adverse Effect” means a materially adverse effect on the business, assets, operations, or financial condition of Holdings and its Subsidiaries taken as a whole.

“Material Environmental Liabilities” means Environmental Liabilities exceeding $250,000 in the aggregate.

“Materials” means, as it relates to any Vessel, the inventory, equipment, engines, outfitting, raw material, metal, supplies and other goods installed or to be installed on such Vessel and/or that are incorporated into such Vessel, including any components that are fabricated at the place of assembly or otherwise for installation on such Vessel. Materials include, without limitation, any accessions installed or to be installed on such Vessel, and any items incorporated into or to be incorporated into such Vessel in such a manner as to lose their identity as a separate item of property.

“MSP Operating Agreements” mean collectively, the Mykonos MSP Operating Agreement and the Santorini MSP Operating Agreement.

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“MTSA” means the Maritime & Transportation Security Act, 2002, as amended, inter alia, by Public Law 107-295.

“Multiemployer Plan” means a multiemployer plan within the meaning of Section 4001(a)(3) or Section 3(37) of ERISA and subject to Title IV of ERISA to which any Credit Party or any of its ERISA Affiliates is making or obligated to make contributions or during the preceding five plan years, has made or been obligated to make contributions.

“Mykonos MSP Operating Agreement” means that certain Amended and Restated Maritime Security Program Operating Agreement effective as of October 1, 2016, between MarAd and Mykonos Tanker LLC (designated Agreement No. MA/MSP-101), as the same may be amended or supplemented from time to time.

“Mykonos Tanker Pledge Agreement” means that certain Pledge Agreement dated the Closing Date from OSG Financial Corp. in favor of the Lender pursuant to which OSG Financial Corp. pledged to the Lender, among other things, all of the equity interests of OSG Financial Corp. in Mykonos Tanker as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Net Cash Proceeds” means: (a) with respect to any Asset Sale (other than any issuance or sale of Equity Interests), the proceeds thereof in the form of cash, Cash Equivalents and marketable securities (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable, or by the sale, transfer or other disposition of any non-cash consideration received in connection therewith or otherwise, but only as and when received) received by Holdings or any of its Subsidiaries (including cash proceeds subsequently received (as and when received by Holdings or any of its Subsidiaries) in respect of non-cash consideration initially received) net of (i) reasonable and customary selling expenses (including reasonable brokers’ fees or commissions, legal, accounting and other professional and transactional fees, survey costs, title insurance premiums, related search and recording charges, mortgage recording taxes and transfer and similar taxes and Holdings’ or such Subsidiary’s good faith estimate of income taxes paid or payable in connection with such sale (after taking into account any available tax credits or deductions and any tax sharing arrangements)), (ii) amounts provided as a reserve, in accordance with GAAP, against (x) any liabilities under any indemnification obligations associated with such Asset Sale or (y) any other liabilities retained by Holdings or any of its Subsidiaries associated with the properties sold in such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds), and (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money that is secured by a Lien on the properties sold in such Asset Sale (so long as such Lien was permitted to encumber such properties under the Loan Documents at the time of such sale) and which is repaid with such proceeds (other than (x) any such Indebtedness assumed by the purchaser of such properties, (y) the obligations owed to Holdings and its Subsidiaries’ secured lenders and (z) the obligations under the Loan Documents); (b) with respect to any debt issuance, or issuance or sale of Equity Interests by Holdings or any of its Subsidiaries, the cash proceeds thereof received by Holdings or any of its Subsidiaries, net of reasonable and customary fees, commissions, costs and other expenses incurred in connection therewith; and (c) with respect to any Casualty Event, the cash insurance proceeds, condemnation awards and other compensation received by Holdings or any of its Subsidiaries in respect thereof, net of all reasonable costs and expenses incurred in connection with the collection of such proceeds, awards or other compensation in respect of such Casualty Event.

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“Non-Jones Act Vessels” mean, collectively, the Overseas Mykonos and the Overseas Santorini and “Non-Jones Act Vessel” means any one of them.

“NVDC” means the National Vessel Documentation Center, U.S. Coast Guard, located in Falling Waters, West Virginia.

“Obligations” means all Loans, and other Indebtedness, advances, debts, liabilities, obligations, covenants and duties owing by any Credit Party to the Lender, or any other Person required to be indemnified, that arises under any Loan Document, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired; provided, that Obligations of the Guarantors shall not include any Excluded Rate Contract Obligations solely of the Guarantors.

“Operator(s)” means, with respect to any Vessel, the Person who is concerned with the operation of such Vessel and falls within the definition of “Company” set out in rule 1.1.2 of the ISM Code.

“Order” means any judgment, decree, verdict, order, consent order, consent decree, writ, declaration or injunction.

“Organizational Documents” means, (a) for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation and any shareholder rights agreement, (b) for any partnership, the partnership agreement and, if applicable, certificate of limited partnership, (c) for any limited liability company, the operating agreement and articles or certificate of formation or (d) any other document setting forth the manner of election or duties of the officers, directors, managers or other similar persons, or the designation, amount or relative rights, limitations and preference of the Stock of a Person.

“OSG 205 Credit Agreement” means that certain Credit Agreement dated as of November 18, 2020, by and among OSG 205 LLC, OSG Courageous II LLC, as borrowers, and the Lender, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“OSG 205 Vessel” means the vessel named “OSG 205”, Official Number 1308553.

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“OSG 205 Vessel Mortgage” means that certain second preferred ship mortgage dated the Closing Date from OSG 205 LLC in favor of the Lender over the OSG 205 Vessel, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“OSG 205 Vessel Owner” means OSG 205 LLC, a Delaware limited liability company.

“OSG Alaska Pledge Agreement” means that certain Pledge Agreement dated the Closing Date from Holdings in favor of the Lender pursuant to which Holdings pledged to the Lender, among other things, all of the equity interests of Holdings in OSG Alaska LLC, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“OSG Bulk Ships Pledge Agreement” means that certain Pledge Agreement dated the Closing Date from Holdings in favor of the Lender pursuant to which Holdings pledged to the Lender, among other things, all of the equity interests of Holdings in OSG Bulk Ships, Inc., as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“OSG Champa Bay” means OSG Champa Bay Shipholding LLC, a Delaware limited liability company.

“OSG Courageous Vessel” means the vessel named “OSG Courageous”, Official Number 1231405.

“OSG Courageous Vessel Mortgage” means that certain second preferred ship mortgage from OSG Courageous II, LLC in favor of the Lender over the OSG Courageous Vessel, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“OSG Courageous Vessel Owner” means OSG Courageous II, LLC, a Delaware limited liability company.

“OSG DBL Pledge Agreement” means that certain Pledge Agreement dated the Closing Date from OSG Bulk Ships, Inc. in favor of the Lender pursuant to which OSG Bulk Ships, Inc. pledged to the Lender, among other things, all of the equity interests of OSG Bulk Ships, Inc. in OSG DBL, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“OSG Endurance Pledge Agreement” means that certain Pledge Agreement dated the Closing Date from OSG America Operating Company, LLC in favor of the Lender pursuant to which OSG America Operating Company, LLC pledged to the Lender, among other things, all of the equity interests of OSG America Operating Company, LLC in OSG Endurance, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

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“OSG Endurance Refinance Event” means the refinancing by the Borrowers of the tug named “OSG ENDURANCE”.

“OSG Financial Pledge Agreement” means that certain Pledge Agreement dated the Closing Date from Holdings in favor of the Lender pursuant to which Holdings pledged to the Lender, among other things, all of the equity interests of Holdings in OSG Financial Corp., as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“OSTH Pledge Agreement” means that certain Pledge Agreement dated the Closing Date from OSG Product Tankers AVTC LLC in favor of the Lender pursuant to which OSG Product Tankers AVTC LLC pledged to the Lender, among other things, all of the equity interests of OSG Product Tankers AVTC LLC in OSTH, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, P.L. 107-56.

“PBGC” means the United States Pension Benefit Guaranty Corporation any successor thereto.

“Perfection Certificate” means a perfection certificate in the form of 10.1(e) or any other form reasonably acceptable to the Lender.

“Pension Plan” means any Employee Benefit Plan subject to the provisions of Title IV of ERISA or Section 412 or 430 of the Code or Section 302 or 303 of ERISA which is maintained or contributed to by any Loan Party or any of its ERISA Affiliates or to which any Credit Party or any of its ERISA Affiliates has an obligation to contribute.

“Permits” means, with respect to any Person, any permit, approval, authorization, license, registration, certificate, concession, grant, franchise, variance or permission from, and any other Contractual Obligations with, any Governmental Authority, in each case whether or not having the force of law and applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

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“Permitted Maritime Liens” means with respect to the Vessels, (1) Liens in favor of the Lender, (2) Liens for damage arising out of maritime torts, (3) Liens for wages of the crew and for wages of stevedores when employed directly by a Borrower or the master of a Vessel which wages are not yet due and payable or which are being contested by such Borrower in good faith by appropriate legal proceedings being diligently pursued, (4) Liens for general average and for salvage (including contract salvage), (5) Liens fully covered (less permitted deductibles) by valid policies of insurance held by or otherwise in favor of the Borrowers and the Lender and meeting or exceeding the maximum limits specified in the Vessel Mortgage so long as in each case there is no risk of the Lender incurring any civil or criminal liability, (6) Liens in favor of TVPX Aircraft Solutions Inc., not in its individual capacity, but solely as Trustee of the TVPX SWAWCW Business Trust, (7) liens arising by operation of law and fully covered (in excess of permitted deductibles) by the insurance required pursuant to Section 4.3 hereof, such coverage to be confirmed upon the request of the Lender by the marine insurance broker placing the applicable insurance, (8) liens arising pursuant to (i) any time charter, voyage charter, contract of affreightment, and other similar contracts for the employment of a Vessel which is permitted by, and which complies with, Section 4.12(ix) hereof, (ii) liens arising pursuant to any Existing Charter, and (iii) liens arising pursuant to any bareboat or demise charter entered into after the Closing Date in accordance with Section 5.1 hereof and which contains a provision placing the charterer thereof on notice of the Vessel Mortgage affecting such Vessel and subordinating any and all rights of such charterer to the rights of the Lender hereunder and thereunder, and (9) maritime liens which attach to the Vessel by operation of law without further action by the claimant but only to the extent that such Liens are incurred and paid in the ordinary course of business without delay or default; provided, however, that no Liens described in clauses (2) through (8) of this definition shall be a Permitted Maritime Lien which is no longer inchoate, is otherwise due and payable or is not fully secured by an appropriate bond or cash deposit.

“Permitted Tax Distributions” means payments, dividends or distributions by the each Borrower to Holdings to enable Holdings to pay its consolidated or combined Federal, state or local taxes then due and payable for the respective period, which payments made by such Borrower to Holdings are not in excess of the lesser of (x) the tax liabilities that would have been payable by such Borrower on a stand-alone basis for the respective period (calculated, for the avoidance of doubt, without regard to any investment credits, foreign tax credits, net operating losses, capital losses or other tax attributes to the extent Holdings previously reimbursed such Borrower for utilizing such tax attribute in calculating Holdings’ consolidated or combined Federal, state or local tax liability) and (y) the actual tax liabilities then due and payable by Holdings for the respective period.

“Person” means any individual, partnership, corporation (including a business trust and a public benefit corporation), joint stock company, estate, association, firm, enterprise, trust, limited liability company, unincorporated association, joint venture and any other entity or Governmental Authority.

“Plan” means any “employee pension benefit plan” (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by any Borrower or any ERISA Affiliate.

“Pledge Agreements” mean, collectively, the Mykonos Tanker Pledge Agreement, the OSG Alaska Pledge Agreement, the OSG Bulk Ships Pledge Agreement, the OSG DBL Pledge Agreement, the OSG Endurance Pledge Agreement, the OSG Financial Pledge Agreement, the OSTH Pledge Agreement, the Santorini Tanker Pledge Agreement, the Tagalak Island Pledge Agreement and any other pledge agreements entered into by any other Person in favor of Lender from time to time.

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“Prepayment Fee” means, as to any prepayment made, a fee equal to (a) two and three quarters percent (2.75%) of the principal amount being prepaid assuming such prepayment occurs after the Closing Date but on or prior to the second anniversary thereof, (b) two and one quarter percent (2.25%) of the principal amount being prepaid assuming such prepayment occurs after the second anniversary of the Closing Date but on or prior to the third anniversary thereof, (c) two percent (2%) of the principal amount being prepaid assuming such prepayment occurs after the third anniversary of the Closing Date but on or prior to the fourth anniversary thereof, (d) one percent (1%) of the principal amount being prepaid assuming such prepayment occurs after the fourth anniversary of the Closing Date but on or prior to the fifth anniversary thereof, (e) three-quarter percent (0.75%) of the principal amount being prepaid assuming such prepayment occurs after the fifth anniversary of the Closing Date but on or prior to the sixth anniversary thereof, and (f) zero percent (0.0%) of the principal amount being prepaid assuming such prepayment occurs after the sixth anniversary of the Closing Date.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

“Purchase Money Obligation” means, for any Person, the obligations of such person in respect of Indebtedness (including Capital Lease Obligations) incurred for the purpose of financing all or any part of the purchase price of any fixed or capital assets or the cost of installation, construction or improvement of any fixed or capital assets; provided, however, that (i) such Indebtedness is incurred within one hundred twenty (120) days after such acquisition, installation, construction or improvement of such fixed or capital assets by such person and (ii) the amount of such Indebtedness (x) does not exceed the lesser of 100% of the fair market value of such fixed or capital asset or the cost of the acquisition, installation, construction or improvement thereof, as the case may be, and (y) equals at least 50% of the lesser of the two amounts referred to in preceding clause (x).

“Rate Contracts” means swap agreements (as such term is defined in Section 101 of the Bankruptcy Code) and any other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates.

“Related Persons” means, with respect to any Person, such Person’s Affiliates, participants, members, managers, directors, officers, employees, agents, administrators, advisors and representatives, together with their respective successors and assigns (including those retained in connection with the satisfaction or attempted satisfaction of any condition set forth in Article II) and other consultants and agents of or to such Person or any of its Affiliates.

“Releases” means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material into or through the environment.

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“Requirements of Law” means, with respect to any Person, the common law and any federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Regulation U” means (12 C.F.R. Part 221) of the Board of Governors of the Federal Reserve System, as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Remedial Action” means all actions required to (a) clean up, remove, treat or in any other way address any Hazardous Material in the indoor or outdoor environment, (b) prevent or minimize any Release so that a Hazardous Material does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre remedial studies and investigations and post-remedial monitoring and care with respect to any Hazardous Material.

“Requisition Compensation” means all monies or other compensation payable by reason of requisition of title or other compulsory acquisition of the Vessel during the term of this Agreement other than by requisition for hire.

“Responsible Officer” means, with respect to any Borrower, the chief executive officer, president, chief financial officer, treasurer or controller of such Borrower, but in any event, with respect to financial matters, the chief financial officer, treasurer, assistant treasurer or controller of such Borrower.

“Restricted Payment” means, with respect to any Person, that such Person has declared or paid a dividend or returned any equity capital to the holders of its Equity Interests or authorized or made any other distribution, payment or delivery of property or cash to the holders of its Equity Interests as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for consideration any of its Equity Interests outstanding (or any options or warrants issued by such Person with respect to its Equity Interests), or set aside or otherwise reserved, directly or indirectly, any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for consideration any of the outstanding Equity Interests of such Person (or any options or warrants issued by such Person with respect to its Equity Interests). Without limiting the foregoing, “Restricted Payment” with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of or otherwise reserving any funds for the foregoing purposes.

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“Sale and Leaseback Transaction” means any transaction, directly or indirectly, whereby any Person shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by OFAC and the U.S. Department of State, or other relevant sanctions authority applicable to any Borrower.

“Sanctions Authority” means the respective governmental institutions and agencies of the United States, European Union, United Kingdom and the United Nations, including the U.S. Treasury Department, the U.S. Commerce Department, the U.S. State Department, the United Nations Security Council, or other relevant sanctions authority of the United States, European Union, United Kingdom or the United Nations.

“Sanctions Laws” means the economic or financial sanctions laws and/or regulations, trade embargoes, prohibitions, restrictive measures, decisions, executive orders or notices from regulators implemented, adapted, imposed, administered, enacted and/or enforced by any Sanctions Authority.

“Santorini MSP Operating Agreement” means that certain Amended and Restated Maritime Security Program Operating Agreement effective as of October 1, 2016, between MarAd and Santorini Tanker LLC (designated Agreement No. MA/MSP-99), as the same may be amended or supplemented from time to time.

“Santorini Tanker Pledge Agreement” means that certain Pledge Agreement dated the Closing Date from OSG Financial Corp. in favor of the Lender pursuant to which OSG Financial Corp. pledged to the Lender, among other things, all of the equity interests of OSG Financial Corp. in Santorini Tanker as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Section 2 Citizen” means a “citizen of the United States” within the meaning of 46 U.S.C. §50501(a), (b) and (d) qualified to own and operate vessels in the coastwise trade of the United States.

“Secured Rate Contract” means any Rate Contract between the Borrowers and the counterparty thereto, which (i) has been provided or arranged by the Lender or an Affiliate of the Lender, or (ii) the Lender has acknowledged in writing constitutes a “Secured Rate Contract” hereunder.

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“Securities Account Control Agreement” has the meaning set forth in the Security Agreement.

“Security Agreement” means a Security Agreement substantially in the form of Exhibit 10.1(f) among the Borrowers and the Lender, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“SMC” means, with respect to any Vessel, the safety management certificate issued in respect of such Vessel in accordance with rule 13 of the ISM Code.

“Solvency Certificate” means a solvency certificate in substantially the form attached hereto as Exhibit 10.1(g).

“Solvent” means, with respect to any Person, that, as of the date of determination, (a) the fair value of the properties of such Person will exceed its debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of such Person will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) such Person generally will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (d) such Person will not have unreasonably small capital with which to conduct its business in which it is engaged as such business is now conducted and is proposed, contemplated or about to be conducted following the Closing Date, and (e) such Person is not “insolvent” as such term is defined under any bankruptcy, insolvency or similar laws of any jurisdiction in which any Person is organized. For the purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time represents the amount that can be reasonably expected to become an actual or matured liability.

“Stock” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

“Stock Equivalents” means all securities convertible into or exchangeable for Stock or any other Stock Equivalent and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.

“Subordinated Indebtedness” means the Indebtedness of the Borrowers (or any of them) which is subordinated to the Obligations as to right and time of payment and as to other rights and remedies thereunder and having such other terms as are, in each case, reasonably satisfactory to the Lender.

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“Subsidiary” means, with respect to any Person, any company, whether operating as a corporation, joint venture, partnership, limited liability company or other entity, which is consolidated with such Person in accordance with GAAP.

“Synthetic Lease Obligations” means, as to any Person, an amount equal to the capitalized amount of the remaining lease payments under any Synthetic Lease that would appear on a balance sheet of such Person in accordance with GAAP if such obligations were accounted for as Capital Lease Obligations.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Tagalak Island Pledge Agreement” means that certain Pledge Agreement dated the Closing Date from OSG Alaska LLC in favor of the Lender pursuant to which OSG Alaska LLC pledged to the Lender, among other things, all of the equity interests of OSG Alaska LLC in Tagalak Island, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Taxes” means all sales, use, rental and personal property taxes, ad valorem taxes, registration and license fees and all other taxes and assessments as well as all penalties and/or interest due in connection therewith, now or hereafter levied on any of the Borrowers, the Lender or the Vessels, or any part thereof, by any Governmental Authority or upon the delivery, ownership, possession, use, lease, charter, sub-charter, operation, control, maintenance, or repair of the Vessel or upon any payment made by any Credit Party to the Lender.

“Term Loan Drawdown Notice” means the Drawdown Notice in substantially the form of Exhibit 10.1(h).

“Term Loan Maturity Date” means the earlier of (i) the Stated Maturity Date set forth in the Term Loan Note, and (ii) the date that the Term Loan shall become due and payable in full hereunder, whether by acceleration or otherwise.

“Term Loan Note” means the promissory note of the Borrowers and made payable to the Lender, in substantially the form of Exhibit 10.1(i) hereto, evidencing the Indebtedness of the Borrowers to the Lender resulting from the Term Loan by the Lender or its predecessor(s) to the Borrowers, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Test Period” means each period of four (4) consecutive fiscal quarters of Holdings then last ended (in each case taken as one accounting period) except as otherwise expressly set forth in the respective financial covenants.

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“Total Leverage Ratio” means, at any date of determination, the ratio of (i) Consolidated Indebtedness of Holdings and its Subsidiaries on such date to (ii) Consolidated EBITDA of Holdings and its Subsidiaries on such date, for the Test Period then most recently ended.

“Total Loss” in respect of any Vessel, means the occurrence of: (i) the actual or constructive total loss, or compromised, agreed or arranged total loss, of such Vessel under the policies of hull and machinery insurance and related coverages that the applicable Borrower is required to procure and maintain pursuant to Section 27 of the Vessel Mortgage for such Vessel; or (ii) the loss, theft, hijacking, disappearance or destruction of such Vessel or damage thereto to such extent as shall make repair thereof uneconomical or shall render such Vessel permanently unfit for normal use for any reason whatsoever; or (iii) the requisition of title to or other compulsory acquisition of such Vessel (otherwise than by requisition for hire which does not extend beyond the term of the Term Loan); or (iv) the condemnation, capture, seizure, forfeiture, arrest, detention, confiscation or other taking of title of such Vessel by any Person or Governmental Authority, or by Persons acting or purporting to act on behalf of any government, unless such Vessel shall be released from such capture, seizure, arrest or detention within thirty (30) days after such occurrence, but in all events prior to the expiration or earlier cancellation or termination of the term of the Term Loan. An actual Total Loss shall be deemed to have occurred on the actual date on which such Vessel was lost, or if the date of loss is unknown, the date that such Vessel was last heard from. A constructive Total Loss shall be deemed to have occurred on the earliest of (1) the date that a claim for Total Loss is allowed by the underwriters, (2) if the underwriters do not allow a claim for Total Loss, on the date that a Total Loss is subsequently finally adjudged by a court of competent jurisdiction or an arbitration panel to have occurred, or (3) upon receipt by the Lender of a report prepared by an independent, certified marine surveyor selected by the Lender (and reasonably acceptable to the Borrowers) concluding that salvage, repair and associated costs to restore such Vessel to the condition required in Section 4.12 hereof would exceed the fair market value of such Vessel in sound condition. An agreed or arranged Total Loss shall be deemed to have occurred at the effective time of any agreement by the underwriters or other appropriate Person with respect thereto, and any Total Loss resulting from condemnation, seizure, forfeiture, arrest or similar actions shall be deemed to have occurred upon entry of a final order with respect thereto by the applicable Governmental Authority.

“UCC” means the Uniform Commercial Code of any applicable jurisdiction and, if the applicable jurisdiction shall not have any Uniform Commercial Code, the Uniform Commercial Code as in effect from time to time in the State of New York.

“United States” and “U.S.” each means the United States of America.

“Vessel Appraisal” means an appraisal of the Collateral consisting of the Vessels, to be conducted by an Approved Appraiser, at the sole cost and expense of the Borrowers.

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“Vessel Mortgage” means the first preferred ship mortgage to be executed by each Borrower in favor of the Mortgagee, substantially the form attached hereto as Exhibit 10.1(j), and any other preferred mortgage executed by any other Person to secure the Obligations from time to time, including, without limitation, the OSG 205 Vessel Mortgage and the OSG Courageous Vessel Mortgage, as the any of the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Vessel Owners” means, collectively, OSTH, OSG Endurance, OSG DBL, Tagalak Island, Mykonos Tanker, Santorini Tanker, OSG 205 Vessel Owner, OSG Courageous Vessel Owner, and any other Borrower or any other Guarantor that may own a Vessel subject to a Vessel Mortgage in favor of the Lender.

“Vessels” means the vessels described in Schedule 3.32 to this Agreement (and any substitutions or replacements for such vessels), including their engines, boilers, cranes, machinery, cables, chains, masts, riggings, tackle, fittings, tools, pumps and pumping equipment, boats, anchors, apparel, spare and replacement parts, gear, furniture, capstans, outfit, gears, furnishings, appliances and all other equipment and appurtenances thereunto now or at any time hereinafter, appertaining and belonging, whether now owned or hereafter acquired, whether on board or ashore, and all additions, improvements and replacements hereafter made in or to said Vessel or any part or appurtenance or equipment thereof. The term “Vessel” shall mean any of them. In addition, the term “Vessel” shall include, without limitation, all on board equipment, machinery and supplies.

“Voting Equity Interests” means, with respect to any Person, any class or classes of Equity Interests pursuant to which the holders thereof have the power under ordinary circumstances to vote for persons to serve on the board of directors/managers of such Person.

10.2 Other Interpretive Provisions.

(a) Defined Terms. Unless otherwise specified herein or therein, all terms defined in this Agreement or in any other Loan Document shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto. The meanings of defined terms shall be equally applicable to the singular and plural forms of the defined terms. Terms (including uncapitalized terms) not otherwise defined herein and that are defined in the UCC shall have the meanings therein described.

(b) The Agreement. The words “hereof”, “herein”, “hereunder” and words of similar import when used in this Agreement or any other Loan Document shall refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document; and subsection, section, schedule and exhibit references are to this Agreement or such other Loan Documents unless otherwise specified.

(c) Certain Common Terms. The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced. The term “including” is not limiting and means “including without limitation.”

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(d) Performance; Time. Whenever any performance obligation hereunder or under any other Loan Document (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. For the avoidance of doubt, the initial payments of interest and fees relating to the Obligations (other than amounts due on the Closing Date) shall be due and paid on the first day of the first month or quarter, as applicable, following the entry of the Obligations onto the operations systems of the Lender, but in no event later than the first day of the second month or quarter, as applicable, following the Closing Date. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.” If any provision of this Agreement or any other Loan Document refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

(e) Contracts. Unless otherwise expressly provided herein or in any other Loan Document, references to agreements and other contractual instruments, including this Agreement and the other Loan Documents, shall be deemed to include all subsequent amendments, thereto, restatements and substitutions thereof and other modifications and supplements thereto which are in effect from time to time, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

(f) Laws. References to any statute or regulation may be made by using either the common or public name thereof or a specific cite reference and are to be construed as including all statutory and regulatory provisions related thereto or consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

10.3 Accounting Terms and Principles. All accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in accordance with GAAP. No change in the accounting principles used in the preparation of any financial statement hereafter adopted by the Borrowers or the Guarantors shall be given effect for purposes of measuring compliance with any provision of Article V unless the Borrowers and the Lender agree to modify such provisions to reflect such changes in GAAP and, unless such provisions are modified, all financial statements, Compliance Certificates and similar documents provided hereunder shall be provided together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to such change in GAAP. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the audited financial statements for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to in Article V shall be made, without giving effect to any election under Accounting Standards Codification 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Borrower or any Subsidiary of such Borrower at “fair value.” For purposes hereof, Indebtedness shall not include any leases on the balance sheet defined as Operating Lease Liabilities under FASB ASU 2016-02.

[Remainder of page intentionally blank; signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWERS:

OVERSEAS ST HOLDING LLC
OSG ENDURANCE LLC
OSG DELAWARE BAY LIGHTERING LLC
TAGALAK ISLAND LLC
MYKONOS TANKER LLC
SANTORINI TANKER LLC

By:
Name:	Richard Trueblood
Title:	Authorized Person

Address for notices:

Two Harbour Place
302 Knights Run Avenue, Suite 1200
Tampa, FL 33602
Attn: Richard Trueblood, CFO
E-mail: dtrueblood@osg.com
Copy to: Susan Allan, General Counsel
Email:	sallan@osg.com
legaldepartment@osg.com

[Signatures Continue on Next Page]

STONEBRIAR COMMERCIAL FINANCE LLC,
as Lender

By:
Name:
Title:

Address for Notices:

Stonebriar Commercial Finance LLC
5601 Granite Parkway, Suite 1350
Plano, Texas 75024
Attn: General Counsel

Address for payments:

ABA No.: ________________
Account Number: __________
Bank Name: _______________
Address: __________________
__________________
Account Name: _____________
Reference: _________________

Schedule 3.32

Vessels

Vessel Owner	Vessel Name	Official Number	Registration/Flag	Jones Act Vessel (Yes/No)
Tagalak Island	Alaskan Legend	1184822	United States	Yes
OSG DBL	OSG 350	1223554	United States	Yes
OSG DBL	OSG 351	1229615	United States	Yes
OSG Endurance	OSG Endurance	1231406	United States	Yes
OSG DBL	OSG Horizon	1229614	United States	Yes
OSG DBL	OSG Vision	1216365	United States	Yes
OSTH	Overseas Cascade	1221232	United States	Yes
OSTH	Overseas Chinook	1226143	United States	Yes
Mykonos Tanker	Overseas Mykonos	1243475	United States	No
Santorini Tanker	Overseas Santorini	1243820	United States	No

Schedule 4.3

Insurance Requirements

See Attached

Schedule 10.1(a)

Allocated Percentage Amounts

Vessel Name	Official Number	Percentages
Alaskan Legend	1184822	32.31%
OSG 350	1223554	5.92%
OSG 351	1229615	6.74%
OSG Endurance	1231406	3.20%
OSG Horizon	1229614	3.46%
OSG Vision	1216365	3.69%
Overseas Cascade	1221232	18.52%
Overseas Chinook	1226143	19.45%
Overseas Mykonos	1243475	3.35%
Overseas Santorini	1243820	3.35%

Schedule 10.1(b)

Allocated Vessel Amount

Vessel Name	Official Number	Amount
OSG Endurance	1231406	$10,400,000

Schedule 10.1(c)

Existing Charters

1.	Tanker Voyage Charter Party dated June 5, 2012 between OSG Ship Management, Inc. as agent for Santorini Tanker LLC and Mykonos Tanker LLC and the Government of Israel, Ministry of Defense, Mission of the USA, with respect to the OVERSEAS SANTORINI and OVERSEAS MYKONOS, as amended, amended and restated, supplemented, renewed, or otherwise modified from time to time.

2.	Time Charter Party “SHELLTIME 4” dated June 17, 2013 between Shell Trading (U.S. Company and Overseas ST Holding LLC (successor by assignment to Overseas Tampa LLC), with respect to the OVERSEAS CHINOOK, as amended, amended and restated, supplemented, renewed, or otherwise modified from time to time.

3.	BP/ATC BPTIME3.1 Time Charterparty dated December 23, 2019 between Hilcorp North Slope LLC, as successor in interest to BP Exploration (Alaska) Inc., as Charterer and Alaska Tanker Company, LLC, via assignment from OSG Alaska LLC, as Owner, with respect to the ALASKAN LEGEND (as amended, amended and restated, supplemented, renewed, or otherwise modified from time to time, the “Alaskan Legend Time Charter”).

4.	Requirements Contract/Contract of Affreightment for Lightering Operations at Delaware Bay effective as of July 1, 2021, between PBF Holding Company LLC and OSG Delaware Bay Lightering LLC, with respect to the OSG 350, OSG VISION, OSG 351 and OSG HORIZON, as amended, amended and restated, supplemented, renewed, or otherwise modified from time to time.

5.	Requirements Contract/Contract of Affreightment for Lightering Operations at Delaware Bay effective as of July 1, 2021, between Monroe Energy LLC and OSG Delaware Bay Lightering LLC, with respect to the OSG 350, OSG VISION, OSG 351 and OSG HORIZON, as amended, amended and restated, supplemented, renewed, or otherwise modified from time to time.

6.	Time Charter Party dated March 2, 2020 between MP Gulf of Mexico, LLC, Charterer, and OSG ST Holding LLC, Owner, with respect to the OVERSEAS CASCADE, as amended, amended and restated, supplemented, renewed, or otherwise modified from time to time.

7.	Bareboat Charter dated July 2020, between OSG Endurance LLC, as Owner, and OSG 204 LLC, as Charterer, with respect to the OSG ENDURANCE, as amended, amended and restated, supplemented, renewed, or otherwise modified from time to time. Through this Bareboat Charter, the vessel OSG ENDURANCE is paired with OSG 204, and this ATB unit is chartered under the Time Charter dated March 5, 2021, between OSG 204 LLC and BP Products North America, Inc., as amended, amended and restated, supplemented, renewed, or otherwise modified from time to time.

8.	Bareboat Charter dated March 12, 2020 between Tagalak Island LLC, as Owner, and Alaska Tanker Company, LLC, as Charterer, with respect to the ALASKAN LEGEND (as amended, amended and restated, supplemented, renewed, or otherwise modified from time to time, the “Alaskan Legend Bareboat Charter”).

9.	Maritime Security Program Operating Agreement No. MA/MSP-101 between Mykonos Tanker LLC, Contractor, and the United States of America, represented by the Secretary of Transportation acting by and through the Maritime Administrator, with respect to the OVERSEAS MYKONOS, as amended, amended and restated, supplemented, renewed, or otherwise modified from time to time.

10.	Maritime Security Program Operating Agreement No. MA/MSP-99 between Santorini Tanker LLC, Contractor, and the United States of America, represented by the Secretary of Transportation acting by and through the Maritime Administrator, with respect to the OVERSEAS SANTORINI, as amended, amended and restated, supplemented, renewed, or otherwise modified from time to time.

Exhibit 4.1

Form of Compliance Certificate

Compliance Certificate

See Attached

Exhibit 10.1(a)

Form of Assignment of Earnings

See Attached

Exhibit 10.1(b)

Form of Assignment of Insurances

See Attached

Exhibit 10.1(c)

Form of Assignment of Time Charter

See Attached

Exhibit 10.1(d-1)

Form of Guaranty

See Attached

Exhibit 10.1(d-2)

Form of Guaranty

See Attached

Exhibit 10.1(e)

Form of Perfection Certificate

See Attached

Exhibit 10.1(f)

Form of Security Agreement

See Attached

Exhibit 10.1(g)

Form of Solvency Certificate

See Attached

Exhibit 10.1(h)

Form of Term Loan Drawdown Notice

See Attached

Exhibit 10.1(i)

Form of Term Loan Note

See Attached

Exhibit 10.1(j)

Form of First Preferred Ship Mortgage

See Attached